                                                                    EXHIBIT 10.7

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

                                     among

                          WIRELESS FACILITIES, INC.,

                                VARIOUS BANKS,

                         CREDIT SUISSE FIRST BOSTON,
       as Sole Lead Arranger, Administrative Agent and Collateral Agent,

                           BANK ONE ARIZONA, N.A.,
                             as Syndication Agent

                            BANK OF AMERICA, N.A.,
                            as Documentation Agent

                                      and

                                 IMPERIAL BANK
                              as Managing Agent

                         Dated as of February 9, 2001

                        ------------------------------

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
SECTION 1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.........................................            2
        1.1      Defined Terms......................................................................            2
        1.2      Principles of Construction.........................................................           24
SECTION 2.       AMOUNT AND TERMS OF CREDIT.........................................................           26
        2.1      The Revolving Credit Advances......................................................           26
        2.1A     Letters of Credit..................................................................           26
        2.2      Minimum Amount of Each Borrowing...................................................           30
        2.3      Notice of Borrowing................................................................           30
        2.4      Disbursement of Funds..............................................................           31
        2.5      Notes..............................................................................           31
        2.6      Conversions and Continuations......................................................           32
        2.7      Pro Rata Borrowings................................................................           33
        2.8      Interest...........................................................................           33
        2.9      Interest Periods...................................................................           34
        2.10     Increased Costs, Illegality, etc...................................................           34
        2.11     Compensation.......................................................................           36

SECTION 3.  FEES AND PAYMENT........................................................................           36
        3.1      Fees...............................................................................           36
        3.2      Reduction of Commitments; Voluntary Prepayments....................................           37
        3.3      Mandatory Prepayments and Reduction of Commitments.................................           38
        3.4      Principal Repayment................................................................           39
        3.5      Method and Place of Payment........................................................           39
        3.6      Net Payments.......................................................................           39

SECTION 4.  CONDITIONS PRECEDENT....................................................................           40
        4.1      Conditions to Existing Loans.......................................................           40
        4.2      Conditions to Effectiveness of this Agreement......................................           40
        4.3      All Credit Events..................................................................           43

SECTION 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS..............................................           44
        5.1      Status.............................................................................           44
        5.2      Corporate Power Execution and Delivery; Enforceability.............................           44
        5.3      No Violation.......................................................................           45
        5.4      Approvals..........................................................................           45
        5.5      Financial Statements; Financial Condition;
                 Undisclosed Liabilities; etc.......................................................           45
        5.6      Litigation.........................................................................           46
        5.7      True and Complete Disclosure.......................................................           46
        5.8      Use of Proceeds; Margin Regulations; Letters of Credit.............................           46
        5.9      Tax Returns and Payments...........................................................           46

        5.10     Compliance with ERISA..............................................................           46
        5.11     Capitalization.....................................................................           47
        5.12     Scheduled Information..............................................................           47
        5.13     Compliance with Statutes, etc......................................................           47
        5.14     Labor Relations....................................................................           48
        5.15     Patents, Licenses, Franchises and Formulas.........................................           48
        5.16     Subsidiaries.......................................................................           48
        5.17     Investment Company Act.............................................................           48
        5.18     Public Utility Holding Company Act.................................................           48
SECTION 6.       AFFIRMATIVE COVENANTS..............................................................           48
        6.1      Information Covenants..............................................................           49
        6.2      Books, Records and Inspections.....................................................           50
        6.3      Maintenance of Property, Insurance.................................................           50
        6.4      Corporate Franchises...............................................................           50
        6.5      Compliance with Statutes, etc......................................................           50
        6.6      ERISA..............................................................................           51
        6.7      End of Fiscal Years; Fiscal Quarters...............................................           51
        6.8      Performance of Obligations.........................................................           51
        6.9      Use of Proceeds: Margin Regulations................................................           51
        6.10     Control............................................................................           51
        6.11     Landlord Personal Property Collateral Access Agreement.............................           52
        6.12     Subsidiaries.......................................................................           52
        6.13     Material Real Estate Assets........................................................           52

SECTION 7.       NEGATIVE COVENANTS.................................................................           53
        7.1      Liens..............................................................................           53
        7.2      Consolidation, Merger, Acquisitions, Sale of Assets, etc...........................           55
        7.3      Dividends..........................................................................           58
        7.4      Indebtedness.......................................................................           58
        7.5      Advances, Investments and Loans....................................................           59
        7.6      Transactions with Affiliates.......................................................           59
        7.7      Capital Expenditures...............................................................           59
        7.8      Quick Ratio........................................................................           59
        7.9      Maximum Senior Debt to EBITDA......................................................           60
        7.10     Minimum Fixed Charge Coverage Ratio................................................           60
        7.11     Limitation on Voluntary Payments and Modifications of
                 Indebtedness; Modifications of Certificate of Incorporation,
                 Bylaws and Certain Other Agreements; etc...........................................           60
        7.12     Business...........................................................................           60
        7.13     Disposal of Subsidiary Interests...................................................           61
        7.14     Hedging Agreements.................................................................           61

SECTION 8.       EVENTS OF DEFAULT..................................................................           61
        8.1      Payments...........................................................................           61
        8.2      Representations, etc...............................................................           61
        8.3      Covenants..........................................................................           61
        8.4      Cross Default; Cross Acceleration..................................................           62
        8.5      Bankruptcy, etc....................................................................           62
        8.6      ERISA..............................................................................           62
        8.7      Security Documents.................................................................           63
        8.8      Judgments..........................................................................           63

SECTION 9.       AGENTS.............................................................................           63
        9.1      Appointment of Agents..............................................................           63
        9.2      Powers and Duties..................................................................           64
        9.3      General Immunity...................................................................           64
        9.4      Agents Entitled to Act as Bank.....................................................           65
        9.5      Banks' Representations, Warranties and Acknowledgment..............................           65
        9.6      Right to Indemnity.................................................................           66
        9.7      Successor Administrative Agent.....................................................           66
        9.8      Collateral Documents and Guaranty..................................................           67

SECTION 10.      MISCELLANEOUS......................................................................           67
        10.1     Payment of Expenses, Indemnification, etc..........................................           67
        10.2     Right of Set-off...................................................................           69
        10.3     Notices............................................................................           70
        10.4     Successors and Assigns.............................................................           71
        10.5     Assignments, Participations, Etc...................................................           71
        10.6     Special Purpose Funding Vehicle....................................................           73
        10.7     No Waiver; Remedies Cumulative.....................................................           74
        10.8     Payments Pro Rata..................................................................           74
        10.9     Calculations; Computations.........................................................           75
        10.10    Governing Law; Submission to Jurisdiction; Venue; Waiver...........................           75
        10.11    Obligation to Make Payments in Dollars.............................................           76
        10.12    Counterparts; Faxed Signature......................................................           77
        10.13    Amendment to Waiver................................................................           77
        10.14    Severability.......................................................................           77
        10.15    Survival...........................................................................           77
        10.16    Domicile of Loans..................................................................           77
        10.17    Usury Savings Clause...............................................................           77
        10.18    Effectiveness......................................................................           78


                                             SCHEDULES

SCHEDULE 1       Commitments/Loans on Effective Date
SCHEDULE 2       Applicable Lending Offices
SCHEDULE 3       Security Documents
SCHEDULE 4       Investments
SCHEDULE 5       Securities Convertible Into or Exchangeable for Capital Stock
SCHEDULE 6       Indebtedness
SCHEDULE 7       Liens
SCHEDULE 8       Insurance
SCHEDULE 9       Real Property Addresses
SCHEDULE 10      Subsidiaries
SCHEDULE 11      Organizational/Capital Structure; Ownership
SCHEDULE 12      Existing Commitments/Existing Loans
SCHEDULE 13      Existing Letters of Credit



                                   EXHIBITS


EXHIBIT A        Notice of Borrowing
EXHIBIT B        Note
EXHIBIT C        Notice of Conversion
EXHIBIT D        Notice of Continuation
EXHIBIT E        Notice to Request Letter of Credit
EXHIBIT F        Officers' Certificate of the Borrower
EXHIBIT G        Officer's Certificate of Guarantor
EXHIBIT H        Landlord Personal Property Collateral Access Agreement
EXHIBIT I        Compliance Certificate
EXHIBIT J        Assignment and Acceptance
EXHIBIT K        Domestic Subsidiary Guarantee
EXHIBIT L        Foreign Subsidiary Guarantee
EXHIBIT M        Legal Opinions


                                    ANNEXES


ANNEX A          Reaffirmation of Guaranty
ANNEX B          Amended and Restated Security Agreement

          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 9, 2001 and entered into by and among Wireless Facilities, Inc. (the "Borrower"), a
                                                                   --------
corporation organized and existing under the laws of Delaware, the financial institutions from time to time listed in Schedule 1 (together with permitted assignees and any Incremental Banks and their permitted assignees, each a "Bank"
                                                                           ----
and, collectively, the "Banks"), Credit Suisse First Boston, a bank organized
                        -----
under the laws of Switzerland, acting through its New York Branch ("CSFB"),
                                                                    ----
acting in the manner and to the extent described in Section 9 (in such capacity, together with any successor appointed hereunder, the "Administrative Agent"),
                                                      --------------------
CSFB, acting as collateral agent for the Secured Parties under the Security Documents (in such capacity, together with any successor appointed hereunder, the "Collateral Agent"), Bank One Arizona, N.A., acting as syndication agent for
     ----------------
the Banks hereunder (the "Syndication Agent"), Imperial Bank acting as the
                          -----------------
managing agent for the Banks hereunder (the "Managing Agent"), and Bank of
                                             --------------
America, N.A., acting as documentation agent for the Banks hereunder (the "Documentation Agent").
 -------------------

                            WITNESSETH
                            ----------
          WHEREAS, capitalized terms used herein have the meanings ascribed to those terms in subsection 1.1;

          WHEREAS, Borrower and Imperial Bank as Administrative Agent, Collateral Agent, Documentation Agent and Bank (each as defined in the Original Credit Agreement) entered in a credit agreement dated as of August 18, 1999 (the "Original Credit Agreement").
 -------------------------
          WHEREAS, the Original Credit Agreement was amended as of October 15, 1999, December 22, 1999, May 5, 2000, August 21, 2000, September 15, 2000 and
October 31, 2000 (as so amended and restated being the "Existing Credit
                                                        ---------------
Agreement") as a result of which, inter alia, Bank One Arizona became a Co-Agent
---------
and a Bank (each as defined in the Existing Credit Agreement).

          WHEREAS, the Banks party to the Existing Credit Agreement (the "Existing Banks") have extended certain credit facilities to Borrower the
 --------------
proceeds of which have been used to provide financing for working capital and for other general corporate purposes;

          WHEREAS, the Borrower desires the Existing Banks and New Banks agree to amend and restate the Existing Credit Agreement in its entirety:

          (a) to extend credit facilities to Borrower in an aggregate principal amount of $100,000,000 through a $50,000,000 increase in the Total Commitments, the proceeds of which will be used for working capital and other general corporate purposes;

          (b) to appoint CSFB as Sole Lead Arranger;

          (c) to evidence the resignation of Imperial Bank and the appointment of CSFB as successor Administrative Agent and Collateral Agent;

          (d) to evidence the resignation of Bank One Arizona, N.A. as Co-Agent (as defined in the Existing Credit Agreement) and to appoint Bank One Arizona, N.A. as Syndication Agent;

          (e) to appoint Bank of America, N.A. as Documentation Agent;

          (f) to amend the governing law to that of the State of New York; and


          (g) to make certain other changes as more fully set forth herein.

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the Obligations of Company outstanding thereunder; and

          WHEREAS, it is the intent of Credit Parties to confirm that all Obligations of Credit Parties under the other Credit Documents shall continue in full force and effect and that, from and after the Effective Date, all references to the "Credit Agreement" contained therein shall be deemed to refer to this Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Banks and Agents agree that, on the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

     SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.
                ------------------------------------------

          1.1  Defined Terms. As used in this Agreement, the following terms
               -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accounts" shall mean any right to payment for goods sold, leased or rented, or to be sold, leased or rented, or for services rendered or to be rendered no matter how evidenced, including, without limitation, acceptances, accounts receivable, contract rights, chattel paper, drafts, general intangibles, instruments, notes, purchase orders and other forms of obligations and receivables.

          "Additional Taxes" shall have the meaning provided in Section 3.6.

          "Adjusted LIBOR" shall mean, with respect to each Interest Period for a LIBOR Loan, the rate per annum (rounded upward if necessary to the nearest one-sixteenth of one percent) equal to (i) the LIBOR for such Interest Period divided by (ii) 1.00 minus the Reserve Requirement Rate (expressed as a decimal fraction) for such Interest Period.

          "Adjustment Date" means the date on which the financial statements for the Fiscal Quarter ending June 30, 2001 are delivered pursuant to Section 6.1(a).

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 9.7.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Neither the Administrative Agent nor any Bank shall be deemed Affiliates of the Borrower or any of its Subsidiaries, by virtue of the security interests granted under the Security Documents.

          "Agent" means each of the Sole Lead Arranger, Syndication Agent, Administrative Agent, Documentation Agent, Managing Agent and Collateral Agent.

          "Agreement" shall mean this Amended and Restated Credit Agreement, as further modified, restated, supplemented or amended from time to time.

          "Amended and Restated Security Amendment" means the agreement dated as of February 9, 2001 in the form of Annex B hereto, executed and delivered by the Borrower and each Guarantor which is a Domestic Subsidiary on the Effective Date or executed and delivered by any additional Guarantor from time to time thereafter in accordance with Section 6.12, together with any collateral document executed and delivered from time to time to the extent required by
Section 6.12 by any Material Foreign Subsidiary in form and substance satisfactory to the Collateral Agent reflecting the relevant foreign legal requirements to grant a First Priority security interest in such Material Foreign Subsidiary's assets, in each case as such may be amended, restated, supplemented or otherwise modified from time to time.

          "Applicable Base Rate Margin" (y) prior to the Adjustment Date, 1.25% per annum, and (z) on and after the Adjustment Date, a percentage per annum determined by reference to the Senior Leverage Ratio as set forth below:


       Senior
   Leverage Ratio                                   Applicable
(applicable only after                               Base Rate
 the Adjustment Date)                                 Margin

----------------------------------------------------------------
Greater than 1.75 : 1.00                               1.50%
----------------------------------------------------------------
Greater than 1.50 : 1.00 and less than or equal to     1.25%
             1.75 : 1.00
----------------------------------------------------------------
Greater than 1.25 : 1.00 and less than or equal to     1.00%
             1.50 : 1.00
----------------------------------------------------------------
   Less than 1.25 : 1.00                               0.75%

     After the Adjustment Date, the Applicable Base Rate Margin shall be determined by reference to the Senior Leverage Ratio as of the end of the most recently ended Fiscal Quarter for which the financial statements required by Section 6.1(a) have been delivered in accordance therewith; provided, however, that (x) no change in the Applicable Base Rate Margin
     --------  -------
     shall be effective until the date on which the Administrative Agent and each Bank receives such financial statements and a Compliance Certificate calculating such Senior Leverage Ratio in reasonable detail, and (y) the Applicable Base Rate Margin shall be 1.50% per annum for so long (but only for so long) as the Borrower has not submitted to the Administrative Agent and each Bank the information described in clause (x) of this proviso as and when required under Section 6.1(a).

          "Applicable Lending Office" shall mean, with respect to each Bank, (i) such Bank's Base Rate Lending Office in the case of a Base Rate Loan and (ii) such Bank's LIBOR Lending Office in the case of a LIBOR Loan as set forth on
Schedule 2.

          "Applicable LIBOR Margin" means (y) prior to the Adjustment Date, 2.25% per annum and (z) on and after the Adjustment Date, a percentage per annum determined by reference to the Senior Leverage Ratio as set forth below:


       Senior
   Leverage Ratio                                    Applicable
(applicable only after                                  LIBOR
 the Adjustment Date)                                  Margin

----------------------------------------------------------------
Greater than 1.75 : 1.00                               2.50%
----------------------------------------------------------------
Greater than 1.50 : 1.00 and less than or equal to     2.25%
             1.75 : 1.00
----------------------------------------------------------------
Greater than 1.25 : 1.00 and less than or equal to     2.00%
             1.50 : 1.00
----------------------------------------------------------------
   Less than 1.25 : 1.00                               1.75%

     After the Adjustment Date, the Applicable LIBOR Margin shall be determined by reference to the Senior Leverage Ratio as of the end of the most recently ended Fiscal Quarter for which the financial statements required by Section 6.1(a) have been delivered in accordance therewith; provided,
                                                                    --------
     however, that (x) no change in the Applicable LIBOR Margin shall be
     -------
     effective until the date on which the Administrative Agent and each Bank receives such financial statements and a Compliance Certificate calculating such Senior Leverage Ratio in reasonable detail, and (y) the Applicable LIBOR Margin shall be 2.50% per annum for so long (but only for so long) as the Borrower has not submitted to the Administrative Agent and each Bank the information described in clause (x) of this proviso as and when required under Section 6.1(a).

          "Applicable Commitment Fee Percentage" means 0.25% per annum; provided that, on and after the Adjustment Date, for so long (but only so long) as the Senior Leverage Ratio is greater than 1.75 : 1.00 as determined as of the end of the most recently ended Fiscal Quarter for which financial statements required by Section 6.1(a) have been delivered in accordance therewith, the Applicable Commitment Fee percentage shall mean 0.30% per annum.

          "Approved Fund" means, with respect to any Bank that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

          "Asset Disposition" shall have the meaning set forth in Section
           3.3(b)(i).

          "Assignee" shall have the meaning set forth in Section 10.5(a).

          "Assignment and Acceptance" shall have the meaning set forth in
           Section 10.5(a).

          "Authorized Representative" shall mean Massih Tayebi, Masood Tayebi, Thomas Munro, Terry Ashwill, or any other officer of the Borrower designated to serve as "Authorized Representative" in accordance with Section 1.2(n).

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bankruptcy Code" shall have the meaning provided in Section 8.5.

          "Base Rate" shall mean, as of any date of determination, the rate determined by the Administrative Agent to be the greater of (i) the Prime Rate on that date and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any changes in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Rate, as applicable.

          "Base Rate Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Base Rate Lending Office" opposite its name on Schedule 2 or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Administrative Agent.

          "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto and bearing interest at a rate determined by reference to the Base Rate.

          "Borrowing" shall mean the borrowing of Loans of one Type (and, in the case of LIBOR Loans, at one interest rate) on a given date (or the conversion of a Loan or Loans of a Bank or Banks on a given date).

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be a legal holiday under the laws of the State of New York or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and funding and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause
(i) above and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, the aggregate of all expenditures of any Person during such period that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the statement of cash flows of such Person (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including capitalized lease obligations). Notwithstanding the foregoing, the term "Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of Sale Proceeds or Insurance Proceeds made in accordance with Section 3.3(b)(i).

          "Capital Lease" shall mean a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "Closing Date" shall mean the date on which the initial Loans were made under the Existing Credit Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and filings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real, personal, tangible, intangible, existing or hereafter acquired) of any Credit Party that is pledged to, or over which a security interest is purported to be granted in favor of, the Collateral Agent under the Security Documents to secure the Obligations.

          "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Collateral Agent appointed pursuant to Section 9.7.

          "Commitment" shall mean for each Bank, at any time, the amount set forth opposite such Bank's name in Schedule 1 under the heading "Commitment" or in the applicable Assignment and Acceptance, in each case as such amount may from time to time be adjusted or reduced pursuant to the terms and conditions hereof.

          "Commitment Fee" shall have the meaning provided in Section 3.1.

          "Commitment Obligation" shall mean for each Bank (i) with respect to the period prior to the Effective Date, the commitments of Banks to make Loans or to acquire participations in Letters of Credit as set forth in subsection 2.1 of the Existing Credit Agreement, and (ii) on and after the Effective Date, the commitments of Banks to make Loans as set forth in Section 2.1(b) of this Agreement or to acquire participations in Letters of Credit as set forth in
Section 2.1A.

          "Compliance Certificate" shall have the meaning provided in Section 6.1(e).

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Convertible Subordinated Notes" means the convertible subordinated notes of the Borrower due not more than eight years from the date of issuance with a coupon not to exceed 7%, in an aggregate principal amount not to exceed $250,000,000, subordinated in right of payment to the Obligations pursuant to documentation containing interest rates, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other terms and conditions in form and substance satisfactory to the Administrative Agent.

          "Credit Documents" shall mean this Agreement, each Note, each Notice of Borrowing, each Notice of Continuation, each Notice of Conversion, each Notice of Extension, each Compliance Certificate, each Security Document, Guaranty, the Intercreditor Agreement and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents, or any Bank in connection herewith, in each case as may be amended, restated, supplemented or otherwise modified from time to time.

          "Credit Event" shall mean the execution, delivery and performance by the Borrower of this Agreement, the making of any Loan, the use of proceeds thereof and the issuance of Letters of Credit hereunder.

          "Credit Exposure" shall mean, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank's Loans and its LC Exposure at such time.

          "Credit Party" shall mean the Borrower and each Subsidiary of the Borrower from time to time executing and delivering a Credit Document.

          "CSFB" shall mean Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York Branch.

          "Debt Security" shall mean any Security of a Person other than Capital Stock.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Lending Office" for any Bank shall mean that Office specified opposite its name on Schedule 2.

          "Domestic Subsidiary" shall mean a Subsidiary of Borrower organized under the laws of the United States of America or any state or territory thereof.

          "EBIT" shall mean, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries for such period, before interest expense and provision for taxes (other than sales of Inventory in the ordinary course of business), each as determined in conformity with GAAP.

          "EBITDA" shall mean, for any period, the EBIT of the Borrower and its Consolidated Subsidiaries for such period adjusted by (i) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at such EBIT for such period and (ii) subtracting therefrom the amount of all non-cash gains that were not excluded pursuant to the definition of "Net Income" for such period, each as determined in conformity with GAAP.

          "Effective Date" shall have the meaning provided in Section 10.18.

          "Eligible Assignee" shall mean (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Bank and any Affiliate or Approved Fund of any Bank; provided that no Affiliate of Borrower shall be an Eligible Assignee.

          "Equipment" shall mean, respect to a Person, all things other than Inventory that are movable and tangible and which are used or bought for use primarily in such Person's business.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Code or ERISA

          "Event of Default" shall have the meaning provided in Section 8.

          "Existing Banks" shall have the meaning assigned to that term in the Recitals to this Agreement.

          "Existing Credit Agreement" shall have the meaning assigned to that term in the Recitals to this Agreement.

          "Existing Letters of Credit" shall have the meaning assigned to that term in Section 2.1A.

          "Existing Loans" shall mean, with respect to any Existing Bank, the Loans under, and as defined in, the Existing Credit Agreement held by such Existing Bank immediately prior to the Effective Date and which Loans remain outstanding immediately after the Effective Date.

          "Federal Funds Rate" shall mean, on any day, the rate per annum (rounded upward if necessary to the nearest one-hundredth of one percent) equal to the weighted average of the rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent. Each change in the interest rate on a Base Rate Loan which results from a change in the Federal Funds Rate shall become effective on the day on which the change in the Federal Funds Rate becomes effective.

          "Financial Covenants" shall mean the covenants provided in Sections
7.8 to 7.10, inclusive.

          "Financial Statements" shall have the meaning provided in Section 4.2(f).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

          "Fiscal Quarter" shall mean a fiscal quarter ended on the last day of March, June, September or December.

          "Fiscal Year" shall mean a fiscal year ended on December 31.

          "Foreign Subsidiary" shall mean each Subsidiary of Borrower which is not a Domestic Subsidiary.

          "GAAP" shall mean, subject to the limitations on the application thereof set forth in Section 1.2(c), generally accepted accounting principles as in effect as of the date of determination thereof in the United States.

          "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "Governmental Regulation" shall mean any: (i) United States, state or foreign law, rule or regulation (including, without limitation, Regulation D); and (ii) interpretation, application, directive or request applying to a class of lenders, including any Bank, of or under any United States, state or foreign law, rule or regulation (whether or not having the force of law) by any court or by any governmental, central banking, monetary or taxing authority charged with the interpretation or administration of such law, rule or regulation.

          "Guarantor" shall mean each current and future Subsidiary of the Borrower except that in the case of Foreign Subsidiaries, only Material Foreign Subsidiaries shall be Guarantors and then only if, and to the extent, there are no actual or potential adverse tax consequences under any Government Regulation in effect at the time of determination, it being understood that no Material Foreign Subsidiary will be a Guarantor as of the Effective Date.

          "Guaranty" shall mean each guaranty entered into from time to time by any Guarantor including each of (i) the guarantees entered into by Wireless Facilities, Inc./Entel and WFI Network Management Services Corp. dated August 18, 1999 and August 21, 2000 respectively, as amended, restated, supplemented or otherwise modified from time to time including, without limitation, by each Reaffirmation of Guaranty, (ii) the guarantees entered into by WFI NMC Corp. and WFI NMC LLP of even date herewith, and (iii) each guaranty substantially in the form of Exhibit K or Exhibit

L, as appropriate, entered into from time to time by future Subsidiaries of the Borrower pursuant to Section 6.12.

          "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which my hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money and notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(ii) the deferred purchase price of property or services (other than accrued expenses and current trade accounts payable incurred in the ordinary course of business) which is due more than six months after incurrence of the obligation or is evidenced by a note or other similar written instrument in accordance with GAAP would be shown on the liability side of the balance sheet of such Person,
(iii) the face amount of all letters of credit issued for the account of' such Person and all drafts drawn thereunder, (iv) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person or are non-recourse to the credit of that Person provided that if such liabilities are non-recourse to the credit of that Person, then the amount of Indebtedness with respect to such liability will not exceed the fair market value of the property securing such liability, (vi) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (vii) all indebtedness, obligations or other liabilities of such Person in respect of interest rate and currency protection agreements (e.g., swaps, caps and collars), net of indebtedness, obligations or other liabilities owed to such Person by its counterparties in respect of such agreements (provided such net indebtedness, obligations and liabilities are greater than zero) and (viii) all Contingent Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (i) through
(vii) of this definition. For purposes of calculating indebtedness, obligations and liabilities under interest rate and currency protection agreements such calculation shall be made in accordance with market convention at the time of such calculation or, should an Event of Default have occurred and be continuing, in accordance with the definition of "Market Quotation" set forth in the Interest Rate and Currency Exchange Agreement of the International Swap Dealers Association, Inc. as in effect on the date hereof.

          "Insurance Proceeds" shall have the meaning set forth in
Section 3.3(b)(i).

          "Intercreditor Agreement" shall mean the agreement of even date herewith between the Borrower, the Collateral Agent, Imperial Bank and Bank One Leasing Corporation in form and substance satisfactory to the Administrative Agent.

          "Interest Determination Date" shall mean with respect to any LIBOR Loan the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan.

          "Interest Expense" shall mean with respect to any period, the sum (without duplication) of the following (in each case, eliminating all items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower in accordance with GAAP): (i) all interest in respect of Indebtedness (including subordinated Indebtedness) of the Borrower and its Subsidiaries (including imputed interest on Capital Leases) deducted in determining Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Net Income for such period, and (ii) all debt discount and expense amortized or required to be amortized in the determination of Net Income for such period.

          "Interest Period" shall have the meaning provided in Section 2.9.

          "Inventory" shall mean, with respect to a Person, all of such Person's goods, merchandise and other personal property which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed in such Person's business, and shall include all property rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

          "Issuing Banks" means CSFB and Imperial Bank, in their capacities as the issuers of Letters of Credit as requested hereunder, and their respective successors in such capacity as provided in Section 2.1A(i). A reference to the "Issuing Bank" in respect of a particular Letter of Credit shall be to such of the Issuing Banks which issued, or has been requested by the Borrower pursuant to Section 2.1A(i) to issue, such Letter of Credit. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Collateral Agent on behalf of the Banks in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a title policy with respect to such Mortgage.

          "Landlord Personal Property Collateral Access Agreement" means a Landlord Collateral Access Agreement substantially in the form of Exhibit H or otherwise reasonably acceptable to the Collateral Agent, in either case, with such amendments or modifications as may thereafter be approved by Collateral Agent.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements made by the Issuing Banks that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Bank at any time shall be its pro rata portion of the total LC Exposure at such time.

          "Leasehold Property" means at any time, any leasehold interest owned by Borrower or any of its Subsidiaries as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

          "Letter of Credit" means any standby or documentary letter of credit issued pursuant to this Agreement.

          "LIBOR" shall mean, for any Interest Period, the rate per annum determined by Administrative Agent at approximately 11:00 a.m., London time, on the Interest Rate Determination Date by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBOR" shall be the interest rate per annum determined by Administrative Agent equal to the rate per annum at which deposits in Dollars are offered for such Interest Period by Administrative Agent to leading banks in the London interbank market in London, England at approximately 11:00 a.m., London time, on the Interest Determination Date.

          "LIBOR Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "LIBOR Lending Office" opposite its name on
Schedule 2 or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Administrative Agent.

          "LIBOR Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto and bearing interest at a rate determined by reference to LIBOR.

          "Lien" shall mean (i) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing) and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

          "Loan" and "Loans" mean (i) the Loans made by Banks to Borrower pursuant to Section 2.1 of the Existing Credit Agreement which remain outstanding as of the Effective Date and (ii) any Loans made by Banks to Borrower pursuant to Section 2.1(b) of this Agreement.

          "Loan Maturity Date" shall mean the earlier of (i) February 9, 2004 and (ii) the date that all Loans shall become due and payable in full pursuant to the terms hereof, whether by acceleration or otherwise.

          "Managing Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Margin Stock" shall have the meaning provided in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" shall mean an event or occurrence (i) the effect of which could reasonably be expected to have a material adverse effect on or change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) which adversely affects the ability of any Credit Party to perform its material obligations under the Transaction Documents to which it is a party,
(iii) which materially adversely affects the enforceability of any Transaction Document, (iv) which materially adversely affects the rights and remedies of the Administrative Agent, the Collateral Agent or any Bank under the Transaction Documents or (v) which materially adversely affects the Collateral or the priority of the Collateral Agent's Liens.

          "Material Foreign Subsidiary" means, at any date, each Foreign Subsidiary directly owned by the Borrower or a Domestic Subsidiary which, individually or together with its Subsidiaries, (x) owned at least two and a half percent (2.5%) of the consolidated assets of the Borrower and its Subsidiaries as of the end of the immediately prior Fiscal Quarter or (y) as of the last day of any Fiscal Quarter, generated at least two and a half percent (2.5%) of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal period consisting of the four (4) Fiscal Quarters most recently ended on that date; provided that Foreign Subsidiaries that do not constitute Material
           --------
Foreign Subsidiaries shall not, in the aggregate, either (x) own ten percent (10.0%) or more of the consolidated assets of the Borrower and its Subsidiaries as of the end of the immediately prior Fiscal Quarter or (y) as of the last day of any Fiscal Quarter, have generated ten percent (10.0%) or more of the consolidated revenues consisting of the four (4) Fiscal Quarters most recently ended on that date.

          "Material Real Estate Asset" means (i) any fee-owned Real Estate Asset acquired by Borrower or any of its Subsidiaries after the Effective Date having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof or (ii) any other Real Estate Asset (including Leasehold Property) that the loss of use thereof would reasonably be expected to have a Material Adverse Effect.

                                      15
                                                                       EXECUTION

          "Mortgage" means a mortgage, deed of trust or similar instrument, in form reasonably satisfactory to the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Net Income" shall mean, for any period, the amount set forth on the consolidated statement of operations of the Borrower and its Subsidiaries for such period opposite the line item entitled "Net income (loss)" minus (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (c) any after-tax gains or losses attributable to Asset Dispositions or returned surplus assets of any Plan, and (d) (to the extent not included in clauses (a) through (c) above) any net extraordinary gains or net extraordinary losses".

          "Net Proceeds of Capital Stock" shall mean, for any period, proceeds (net of all customary costs and out-of-pocket expenses in connection therewith, including, without limitation, customary placement, underwriting and brokerage fees and expenses) received by the Borrower or any Subsidiary during such period, from the sale of all Capital Stock.

          "Net Proceeds of Debt Issuances" shall mean, for any period, proceeds (net of all customary costs and out-of-pocket expenses in connection therewith, including, without limitation, customary placement, underwriting and brokerage fees and expenses) received by the Borrower or any Subsidiary during such period from the issuance of Debt Securities other than the proceeds from the issuance of Indebtedness that is permitted to be incurred pursuant to Section 7.4.

          "New Bank" shall mean any Person who becomes a Bank under this Agreement as of the Effective Date.

          "Note" shall have the meaning provided in Section 2.5.

          "Notice of Borrowing" shall have the meaning provided in Section 2.3.

          "Notice of Continuation" shall have the meaning provided in Section 2.6(c).

          "Notice of Conversion" shall have the meaning provided in Section 2.6(c).

          "Notice Office" shall mean the office of the Administrative Agent located at Eleven Madison Avenue, New York, New York, 10010, Attention: Agency Group, telecopier number 212-325-8304, with a copy to Eleven Madison Avenue, New York, New York, 10010, Attention: Andrea Chicas telecopier number 212-325-8304, or such other office or offices as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                                      16
                                                                       EXECUTION

          "Notice to Request Letter of Credit" shall have the meaning provided in Section 2.1A(b)

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Transaction Document or any Hedging Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Bank or an Affiliate of a Bank at the time such Hedge Agreement was entered into by any Credit Party.

          "Originator" shall have the meaning provided in Section 10.5(d).

          "Participant" shall have the meaning provided in Section 10.5(d).

          "Payment Account" shall mean such account as the Administrative Agent may hereafter from time to time designate in writing as such to the Borrower and the Banks.

          "Payment Office" shall mean (i) the office of Administrative Agent located at 11 Madison Avenue, New York, New York 10010 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrower and each Bank.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

          "Permitted Investments" shall mean:

          (i) investments listed in Schedule 4;

          (ii) (a) securities issued directly or unconditionally guaranteed or insured by the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States is pledged in support thereof) having maturities within one year from the date of acquisition thereof; (b) commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-1 (or equivalent) by Standard & Poor's Ratings Service ("S&P") or at least P-1 (or equivalent) by Moody's Investors Service, Inc. ("Moody's"), in each case having maturities within 270 days from the date of acquisition thereof; (c) time deposits and certificates of deposit of any commercial bank incorporated in the United States having capital and surplus in excess of $500,000,000 and having maturing no more than one year from the date of acquisition; (d) repurchase agreements entered into by a Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first-priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; (e) obligations of any state of the United States of America or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code,

                                      17
                                                                       EXECUTION
having a long-term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within one year from the date of acquisition thereof; and (f) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (e);

     (iii) extensions of credit in the nature of Accounts arising from the sale or lease of goods or services in the ordinary course of the Borrower's or its Subsidiaries' business;

     (iv) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of; and other disputes with, customers or suppliers arising in the ordinary course of the Borrower's or its Subsidiaries' business;

     (vi) acquisitions of assets or Capital Stock to the extent permitted under Section 7.2;

     (vii) loans and advances to officers, directors, employees and consultants made in the ordinary course of business, not in excess of $5,000,000 in the aggregate during the term of this Agreement;

     (viii) loans, advances, purchases and acquisitions of Capital Stock or Securities or other interests in or to any Subsidiary which is a Guarantor not in excess of $10,000,000 in the aggregate during the term of this Agreement and which in any event, to the extent constituting Indebtedness, comply with the requirements of Section 7.4(j);

     (ix) loans, advances, purchases and acquisitions of Capital Stock or Securities or other interests in any Subsidiary which is not a Guarantor, not in excess of $2,000,000 in the aggregate during the term of this Agreement and which in any event, to the extent constituting Indebtedness, comply with the requirements of Section 7.4(j), provided that such transaction is in the strategic best interest of the Borrower and its Subsidiaries; and

     (x) intercompany payables which: (a) are owed by any Subsidiary which is not a Guarantor to the Borrower or a Subsidiary which is a Guarantor; (b) arise by the payment of expenses in respect of the secondment of employees and related costs; (c) remain on intercompany account for periods not in excess of 250 days from the date of such payment by Borrower or a Subsidiary which is a Guarantor, as applicable and such that the aggregate outstanding amount of all such intercompany payables shall not at any time exceed $10,000,000; and (d) comply with the requirements of Section 7.4.

                                      18
                                                                       EXECUTION

          "Permitted Liens" shall have the meaning provided in Section 7.1

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), the Borrower, any Subsidiary thereof or any ERISA Affiliate.

          "Pledge Agreement" shall mean each of (i) the stock pledge agreement of even date herewith entered into by the Borrower and certain of its Subsidiaries granting a First Priority security interest to the Collateral Agent in respect of (x) all the Capital Stock of each of their Domestic Subsidiaries and 65% of the Capital Stock of their Material Foreign Subsidiaries (including as of the Effective Date, WFI de Mexico, S. de R. L. de C.V.) and (y) all the Capital Stock of each future Subsidiary to the extent required pursuant to
Section 6.12, (ii) the UK Share Charge and (iii) any additional stock pledge agreement entered into from time to time by Borrower or any Subsidiary of Borrower pursuant to the requirements of Section 6.12 including, without limitation, each collateral document entered into by the Borrower or any Domestic Subsidiary reflecting the relevant foreign legal requirements to grant a First Priority security interest in respect of 65% of the Capital Stock of each Material Foreign Subsidiary, and 65% of the Capital Stock of each future Material Foreign Subsidiary to the extent required pursuant to Section 6.12, in each case, in form and substance satisfactory to the Collateral Agent.

          "Prime Rate" shall mean the rate which CSFB announces from time to time as its prime lending rate in effect at its principal office in New York City, the Prime Rate to change when and as such Prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Pro Forma Basis" means, with respect to compliance with any test or covenant hereunder during any relevant period, compliance with such covenant or test after giving effect to any proposed acquisition or other action which requires compliance on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act and as interpreted by the Staff of the Securities and Exchange Commission which (to the extent consistent therewith) may include cost savings resulting from head count reductions, closure of facilities and similar restructuring charges or integration activities or other adjustments certified by a financial officer of Borrower, together with such other pro forma adjustments as may be reasonably acceptable to the Administrative Agent) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Borrower and its Subsidiaries which shall be reformulated as if such acquisition or

                                      19
                                                                       EXECUTION
other action, and any other acquisitions which have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated at the beginning of such period and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period, and otherwise in conformity with such procedures as may be agreed upon between the Administrative Agent and Borrower, all such calculations to be in form and substance reasonably satisfactory to the Administrative Agent.

          "Purchase Money Indebtedness" shall mean Indebtedness (i) in a maximum aggregate principal amount in any Fiscal Year which when aggregated with: (a) all other Capital Expenditures and (b) the aggregate amount of all Indebtedness with respect to Capital Leases incurred or entered into in such Fiscal Year does not exceed the amounts permitted under section 7.7 of this Agreement for such Fiscal Year, (ii) incurred (or assumed) by the Borrower solely to acquire Equipment or to make software or leasehold improvements for use in the Borrower's business, (iii) the amount of which does not exceed the lesser of the cost or fair market value of the Equipment that is acquired with the proceeds of such Indebtedness and (iv) for which the lender thereof has recourse only to the Equipment that is acquired with the proceeds of such Indebtedness and the proceeds of such Equipment.

          "Purchase Money Liens" shall mean Liens granted by the Borrower (i) securing Purchase Money Indebtedness, (ii) that encumber only the Equipment that is acquired with the proceeds of Purchase Money Indebtedness and the proceeds of such Equipment and (iii) that are created contemporaneously with the purchase of Equipment that is acquired with the proceeds of Purchase Money Indebtedness.

          "Reaffirmation of Guaranty" shall mean each agreement in the form of Annex A entered into by the relevant Guarantor in respect of each Guaranty existing on the Effective Date.

          "Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by Borrower or any of its Subsidiaries in any real property.

          "Record Document" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

                                      20
                                                                       EXECUTION

          "Register" shall have the meaning provided in Section 10.5(c).

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulatory Change" means, with respect to any Bank or any Issuing Bank, as applicable, any change after the date of this Agreement in any Governmental Regulation, including, without limitation, the introduction of a new Governmental Regulation or the rescission of an existing Governmental Regulation.

          "Relevant Documents" means the (i) credit agreement dated as of December 22, 1999 between the Borrower and Imperial Bank and the security agreement between the same parties of even date therewith; and (ii) the lease agreement dated May 24, 2000 between the Borrower and Banc One Capital Leasing Corporation and the security agreement dated May 26, 2000 between the same parties.

          "Replacement Notice" shall have the meaning provided in Section 3.3(b)(i).

          "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Required Banks" shall mean, at any time, Banks holding more than 50% of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, Banks holding more than 50% of the Total Commitment.

          "Reserve Requirement Rate" shall mean, for any Interest Period, the aggregate of the rates, effective as of the Interest Determination Date for such Interest Period, at which:

          (i) reserves (including any marginal, emergency, supplemental, special or other reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System; and

          (ii) any additional reserves are required to be maintained by any Bank by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which LIBOR is to be determined or (y) any category of any of credit or other assets with include LIBOR Loans.

          A LIBOR Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements to the extent reserves are required to be maintained during such Interest Period under Regulation D against "Eurocurrency Liabilities" without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Bank. The rate of interest on LIBOR Loans shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement Rate.

                                      21
                                                                       EXECUTION

          "Sale Proceeds" shall have the meaning provided in Section 3.3(b)(i).

          "Scheduled Indebtedness" shall have the meaning provided in
Section 5.12(a).

          "Secured Parties" shall have the meaning provided in the Amended and Restated Security Agreement.

          "Security" shall have the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.

          "Security Document" shall mean each agreement, instrument, certificate, financing statement or other document described in Schedule 3 hereto (including, without limitation, the Amended and Restated Security Agreement, the Pledge Agreements and the UK Share Charge), and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

          "Senior Debt" shall mean all consolidated Indebtedness of the Borrower and its Subsidiaries for borrowed money, including, without limitation, all off-balance sheet Indebtedness; provided that the term "Senior Debt" shall exclude
                            --------
all Subordinated Debt.

          "Senior Leverage Ratio" shall have the meaning provided in
Section 7.9.

          "Sole Lead Arranger" shall have the meaning provided in the first paragraph of this Agreement.

          "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

                                      22
                                                                       EXECUTION

          "Subordinated Debt" shall mean the Convertible Subordinated Notes or any other Indebtedness of Borrower otherwise permitted under this Agreement and which is subordinated in form and substance acceptable to the Banks, to Indebtedness under this Agreement or the Notes.

          "Subsidiary" shall mean, as to any Person, (1) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Taxes" shall have the meaning provided in Section 3.6.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

          "Total Debt" shall mean, as at any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Subordinated Indebtedness) at such date, determined on a consolidated basis in accordance with GAAP.

          "Transaction Documents" shall mean the Credit Documents.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a LIBOR Loan.
                                    ---

          "UCC" shall mean the Uniform Commercial Code (or any similar or equivalent legislation, if any) as from time to time in effect in the relevant jurisdiction.

          "UK Share Charge" means the English law share charge of even date herewith entered into by the Borrower in respect of its shares in Wireless Facilities International, Ltd.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          "United States" and "U.S." shall each mean the United States of America.

                                      23
                                                                       EXECUTION

          "Unutilized Commitment" shall mean, for any Bank, at any time, the Commitment of such Bank at such time less (i) the aggregate principal amount of all Loans made by such Bank and then outstanding and (ii) the LC Exposure of such Bank at such time.

          "Wholly Owned Subsidiary" shall mean a partnership, limited liability company, joint venture, corporation, association, trust or other enterprise whose ownership and/or management and control is entirely held by another Person.

          1.2  Principles of Construction.
               --------------------------

          (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in effect from time to time; provided, that
                                                               --------
all accounting terms used in the Financial Covenants (and all defined terms used in the Financial Covenants) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the audited financial statements delivered to the Administrative Agent pursuant to Sections 4.2(f) and 6.1(b). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the Financial Covenants based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence on a basis consistent with the determination of the Financial Covenants prior to such change in GAAP; then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust the Financial Covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements after giving effect to such change in GAAP on a basis substantially similar to that in effect prior to such change in GAAP. It is understood that the agreement set forth in the preceding sentence is intended to permit amendments to facilitate the parties' ability to determine compliance with the Financial Covenants and the Banks have no obligation, express or implied, to agree to any amendment that would modify the obligations of the Borrower or adversely affect the rights of the Banks hereunder.

          (d) References in the Transaction Documents to any of the "Borrower", a "Credit Party", the "Collateral Agent", the "Agents" or the "Banks" shall be construed so as to include their respective successors and permitted assigns.

          (e) References in the Transaction Documents to a "law" shall be construed to mean any law, including common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative or regulatory measure, in each case of any jurisdiction.

                                      24
                                                                       EXECUTION

          (f) References in the Transaction Documents to a statute shall be construed as a reference to such statute as amended or reenacted from time to time.

          (g) A time of day is, unless otherwise stated, a reference to New York time.

          (h) Unless otherwise specified, any reference in the Transaction Documents to another agreement shall be construed as a reference to that other agreement as the same may have been, or may from time to time be, amended, restated, supplemented or otherwise modified.

          (i) The headings of the several sections and subsections of the Transaction Documents are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of any Transaction Document.

          (j) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

          (k) Unless otherwise expressly provided, any reference to any action of the Administrative Agent, the Collateral Agent or any other Agent or Bank by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their reasonable discretion".

          (l) This Agreement and the other Transaction Documents are the result of and have been reviewed by counsel to the Administrative Agent, the Collateral Agent, the Banks, each Credit Party and the Borrower, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agents merely because of the Agents or the Banks involvement in their preparation.

          (m) All words importing any gender shall be deemed to include the other genders.

          (n) If the President or the Chief Financial Officer of the Borrower delivers a written notice designating one or more persons to serve as Authorized Representatives, such designation shall become effective, and such persons shall be treated as Authorized Representatives under the Transaction Documents, at the commencement of business on the second Business Day following the day on which such notice is received by the Administrative Agent. The Administrative Agent, the Collateral Agent, the other Agents and the Banks shall be entitled to rely, without investigation, on any action taken under the Transaction Documents by a person who, at the time such action is taken, is an Authorized Representative.

     SECTION 2. AMOUNT AND TERMS OF CREDIT.
                --------------------------

          2.1  The Revolving Credit Advances.
               -----------------------------

          (a) Existing Loans. Borrower acknowledges and confirms that each
              --------------
Existing Bank holds Existing Loans in the respective principal amounts outstanding as of the Effective Date

                                      25                               EXECUTION
before giving effect to the application of Loans made on the Effective Date set forth opposite its name on Schedule 12 annexed hereto.
                           -----------

          (b) Subject to and upon the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein, each Bank severally agrees, at any time and from time to time prior to the Loan Maturity Date, to make revolving credit advances (any such revolving credit advances made by any Bank a "Loan" and Loans made by any Bank or by all the Banks, as the context requires, the "Loans") to the Borrower, which Loans (a) shall, at the
                       -----
option of the Borrower be Base Rate Loans or LIBOR Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type and (b) may be prepaid and reborrowed in accordance with the provisions hereof; provided, however, that (i)
                                                     --------  -------
the Credit Exposure of any Bank shall at no time exceed the Commitment of such Bank at such time and (ii) the sum of the Credit Exposures of all Banks shall at no time exceed the Total Commitment. More than one Borrowing may occur on the same date, but there shall not at any time be more than a total of 7 Borrowings outstanding. Each Bank's Commitment shall expire on the Loan Maturity Date and all Loans and other amounts owed hereunder with respect to Loans and Commitment of such Bank shall be paid in full no later than such date. The proceeds of the Loans requested on the Effective Date shall be applied by the Administrative Agent first to repay in full the Existing Loans and all other amounts owed to the Existing Banks under the Existing Credit Agreement (whether or not presently due and payable, and including all interest and fees accrued to the Effective Dates). After the Effective Date all Loans hereunder shall be held by the Banks as set forth on Schedule 1.

          2.1A Letters of Credit.
               -----------------
          (a) General. Borrower acknowledges and confirms that Schedule 13
              -------                                          -----------
annexed hereto sets forth each letter of credit issued under the Existing Credit Agreement and outstanding as of the Effective Date (collectively, the "Existing
                                                                       --------
Letters of Credit"). Borrower hereby represents, warrants, agrees, covenants and
-----------------
(a) reaffirms that it is not aware of any defense, set off, claim or counterclaim against any Agent or Bank in regard to its Obligations in respect of such Existing Letters of Credit and (b) reaffirms its obligation to reimburse the Issuing Bank for honored drawings under such Existing Letters of Credit in accordance with the terms and conditions of this Agreement and the other Credit Documents applicable to Letters of Credit issued hereunder. Based on the foregoing, Borrower and each Bank agrees that each Existing Letter of Credit shall, as of the Effective Date, be deemed for all purposes of this Agreement to be a Letter of Credit issued hereunder by Imperial Bank as Issuing Bank on the Effective Date. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time prior to the Loan Maturity. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                                      26                               EXECUTION

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
              ----------------------------------------------------------
Conditions. To request the issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to such one of the Issuing Banks as it nominates and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice (a "Notice to Request Letter of Credit") in the Form of
                        ----------------------------------
Exhibit E requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day) whether such Letter of Credit is to be a standby letter of credit or a documentary letter of credit, the date on which such Letter of Credit is to expire (which shall comply with paragraph (b) of this Section 2.1A), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000 and (ii) the sum of the total aggregate principal amount of outstanding Loans plus the LC Exposure shall not exceed the Total Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to
              ---------------
the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Loan Maturity Date; provided, that any
                                                            --------  ----
Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

          (d) Participations. By the issuance of a Letter of Credit (or an
              --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's pro rata portion of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Bank's pro rata portion of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.1A, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit in accordance with this Agreement or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                                      27                               EXECUTION

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement
              -------------
in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that
                                                                 --------
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.1 or 2.3 that such payment be financed with a Base Rate Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan; provided further that if such payment is not
                                 -------- -------
financed with a Base Rate Loan, the Administrative Agent will extend a Base Rate Loan in the amount of such LC Disbursement. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Bank's pro rata portion thereof. Promptly following receipt of such notice, each Bank shall pay to the Administrative Agent its pro rata portion of the payment then due from the Borrower, in the same manner as provided in Section 2.4 with respect to Loans made by such Bank (and Section 2.4 shall apply, mutatis mutandis, to the payment obligations of the Bank), and the
             ------- --------
Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse the relevant Issuing Bank, then to such Banks and the relevant Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the relevant Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  The Borrower's obligation to reimburse
               --------------------
LC Disbursements as provided in paragraph (e) of this Section 2.1A shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Banks nor the Issuing Banks, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment

                                      28                               EXECUTION
thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided
                                                                        --------
that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures. The Issuing Bank shall, promptly
               -----------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                         --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC
              ----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided
                                                                        --------
that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.1A, then Section 2.8(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to paragraph (e) of this Section to reimburse the relevant Issuing Bank shall be for the account of such Bank to the extent of such payment.

          (i) Replacement of the Issuing Bank. Each Issuing Bank may be replaced
              -------------------------------
at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Banks of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 3.1(c). From and after the effective date of any such replacement, (i) the successor Issuing

                                      29                               EXECUTION

Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be
              ----------------------
continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Banks (or, if the maturity of the Loans has been accelerated, Banks with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent for the benefit of the Banks, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash
                         --------
collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in
Section 8.5. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank and pro-rata to any Bank that has funded participations therein for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Banks with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          2.2  Minimum Amount of Each Borrowing. The aggregate principal amount
               --------------------------------
of each Borrowing of Base Rate Loans hereunder shall be not less than $500,000 and integral $100,000 in excess thereof. The aggregate principal amount of each Borrowing of LIBOR Loans hereunder shall be not less than $1,000,000 and integral multiples of $500,000 in excess thereof.

          2.3  Notice of Borrowing. Whenever the Borrower desires to make a
               -------------------
Borrowing of Loans hereunder, it shall give the Administrative Agent at its Notice Office prior written notice by no later than 1:00 p.m. New York time, (a) in the case of a Base Rate Loan, on the Business Day prior to the date such Loan is to be made and (b) in the case of a LIBOR Loan, on the third Business Day prior to the date such Loan is to be made. Each notice requesting a Borrowing (each a "Notice
         ------

                                      30                               EXECUTION
of Borrowing") shall be signed by an Authorized Representative and shall be in
------------
the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be maintained initially as Base Rate Loans or LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto. A Notice of Borrowing shall be deemed to have been given on a certain day only if given before 1:00 p.m. New York time on such day. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required to be specified in the Notice of Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be comprised of Base Rate Loans. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          2.4  Disbursement of Funds. No later than 1:00 p.m. New York time on
               ---------------------
the date specified in each Notice of Borrowing, each Bank will make available, through such Bank's Applicable Lending Office, its pro rata portion of such
                                                   --- ----
Borrowing requested to be made on such date in Dollars and in immediately available funds at the Payment Account of the Administrative Agent, and the Administrative Agent will make available to the Borrower at its Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent has been notified by any Bank on or prior to a date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank the Administrative Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to,
(a) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight Federal funds and (b) if recovered from the Borrower, the then applicable rate for Base Rate Loans or LIBOR Loans, as the case may be. Nothing in this Section 2.4 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          2.5  Notes. The Borrower's obligation to pay the principal of, and
               -----
interest on, all the Loans made by each Bank shall at the request of such Bank (in writing to the Borrower with a copy to the Administrative Agent) be evidenced by a promissory note duly executed and delivered to such Bank by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").
                                          ----                          -----
The Note issued to each Bank shall (a) be payable to the order of such Bank and be dated the Effective Date, (b) be

                                      31                               EXECUTION
in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Loans evidenced thereby, (c) mature, with respect to each Loan evidenced thereby, on the Loan Maturity Date, (d) bear interest as provided in the appropriate clause of Section 2.8 in respect of the Base Rate Loans and LIBOR Loans, as the case may be, evidenced thereby and (e) be entitled to the benefits of the Transaction Documents. Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Note, endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

          2.6  Conversions and Continuations.
               -----------------------------

          (a) The Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of the Loans made pursuant to one or more Borrowings of one or more Types of Loan into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section
                      -------- ----
2.10(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable to the LIBOR Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) Base Rate Loans may only be converted into LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) Base Rate Loans may only be converted into LIBOR Loans in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof and (iv) no conversion pursuant to this Section 2.6 shall result in a greater number of Borrowings than is permitted under Section 2.1.

          (b) The Borrower shall have the option to continue all or a portion (which portion shall not be less than the minimum aggregate principal amount or integral multiple in excess thereof specified in Section 2.2) of the outstanding principal amount of LIBOR Loans made pursuant to one or more Borrowings as LIBOR Loans after the last day of the then current Interest Period, provided that no
                                                              -------- ----
Default or Event of Default exists on the date of continuation.

          (c) Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 1:00 p.m. New York time at least three Business Days' prior notice in the form of Exhibit C (each a "Notice of Conversion") signed by an Authorized Representative specifying the
 --------------------
Loans to be so converted and, if Base Rate Loans are to be converted into LIBOR Loans, the initial Interest Period to be applicable thereto. Each such continuation shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 1:00 p.m. New York time at least three Business Days' prior notice in the form of Exhibit D (each a "Notice of
                                           ---------          ---------
Continuation") signed by an Authorized Representative specifying the LIBOR Loans
------------
(or portions) to be so continued and the subsequent Interest Period applicable thereto. The Administrative Agent shall promptly give each Bank notice of any such proposed conversion or continuation affecting any of its Loans.

                                      32                               EXECUTION

          2.7  Pro Rata Borrowings. All Borrowings of Loans under this Agreement
               -------------------
shall be incurred from the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

          2.8  Interest.
               --------
          (a) Subject to Section 2.8(c), the Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the sum of the Base Rate in effect from time to time plus the Applicable Base Rate
                                                 ----
Margin.

          (b) Subject to Section 2.8(c), the Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be the sum of the Adjusted LIBOR for such Interest Period plus the Applicable LIBOR Margin.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower hereunder shall bear interest at a rate per annum equal to 2.0% per annum in excess of the Base Rate in effect from time to time. During the continuance of an Event of Default (other than an Event of Default arising from the failure of the Borrower to pay the principal of, or interest on, any Loan or any other amount when due), each Loan and other amount payable by the Borrower hereunder shall bear interest at a rate per annum equal to 2.0% per annum in excess of the interest rate in effect therefor immediately prior to the occurrence of such Event of Default.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each Fiscal Quarter, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), on any scheduled payment, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) On each Interest Determination Date, the Administrative Agent shall determine the interest rate for the LIBOR Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                                      33                               EXECUTION

          2.9  Interest Periods. At the time it gives any Notice of Borrowing,
               ----------------
Notice of Conversion or Notice of Continuation in respect of the making of or conversion into, or continuation of any LIBOR Loan (in the case of the initial Interest Period applicable thereto), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such LIBOR Loan, which Interest Period shall,
 ---------------
at the option of the Borrower, in the case of a LIBOR Loan, be a one, two, three or six month period, provided that: (a) all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period except as otherwise required by
Section 2.10(b); (b) the initial Interest Period for any LIBOR Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereof into a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (c) if any Interest Period relating to a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (c) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (d) no Interest Period shall extend beyond the Loan Maturity Date. If upon the expiration of any Interest Period applicable to a LIBOR Loan, the Borrower has failed to deliver to the Administrative Agent a Notice of Continuation in accordance with Section 2.6(c) for such LIBOR Loan, the Borrower shall be deemed to have elected to convert such Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

          2.10 Increased Costs, Illegality, etc.
               ---------------------------------

          (a) In the event that any Bank or any Issuing Bank, as applicable, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

               (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on any basis provided for in the definition of LIBOR; or

               (ii) at any time, that such Bank or the Issuing Bank, as applicable, shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan or Letter of Credit because of (A) the occurrence or existence of any Regulatory Change and/or (B) other circumstances arising after the date of this Agreement affecting such Bank, Issuing Bank or the interbank Eurodollar market or the position of such Bank or Issuing Bank in such market; or

               (iii) at any time, that the making or continuance of any LIBOR Loan or the issuance of a Letter of Credit has been made (A) unlawful by any law or governmental rule,

                                       34                              EXECUTION
regulation or order, (B) impossible by compliance by such Bank or Issuing Bank with any governmental request (whether or not having force of law) or (C) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank or Issuing Bank (or, in the case of clause (i) above, the Administrative Agent) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Notice of Continuation given by the Borrower with respect to LIBOR Loans which have not yet been incurred (including by way of conversion or continuation) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank or Issuing Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank or Issuing Bank in its sole discretion shall determine) as shall be required to compensate such Bank or Issuing Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank or Issuing Bank, showing the basis for the calculation thereof submitted to the Borrower by such Bank or Issuing Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may, and at any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(iii), the Borrower shall, either (i) if the affected LIBOR Loan is then being made initially or pursuant to a conversion, cancel said Borrowing or conversion by giving the Administrative Agent notice by telephone (confirmed in writing) of the cancellation on the same date that the Borrower was notified by the Bank or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii), or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such LIBOR Loan into a Base Rate Loan or Loans, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.10(b).

          (c) If any Bank determines at any time that any Regulatory Change will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's or Issuing Bank's Commitment Obligation hereunder or its obligations hereunder, then the Borrower shall pay to such Bank or Issuing Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or Issuing Bank for the increased cost to such Bank or Issuing Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's or Issuing Bank's determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final

                                       35                         EXECUTION
and conclusive and binding on all the parties hereto. Each Bank and each Issuing Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c).

          2.11 Compensation. The Borrower shall compensate each Bank, upon its
               ------------
written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its LIBOR Loans) which such Bank may sustain: (a) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, or continuation of, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Notice of Continuation (whether or not withdrawn by the Borrower or deemed rescinded pursuant to Section 2.10(a)); (b) if any repayment (including any prepayment made pursuant to Sections 3.2 or 3.3) or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (c) if any prepayment of LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (d) as a consequence of (i) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or the Note of such Bank or (ii) any action taken pursuant to Section 2.10(b) or (iii) the operation of and/or any action taken pursuant to Section 2.1 (including, without limitation, any loss, expense or liability incurred: (x) by any Existing Bank by reason of the liquidation or reemployment of deposits or other funds required by such Existing Bank to fund its Existing LIBOR Loans, and (y) by any New Bank by reason of the employment of deposits or other funds required by such New Bank to fund its New LIBOR Loans deemed made on the Effective Date).

     SECTION 3. FEES AND PAYMENT.
                ----------------

          3.1  Fees.
               ----

          (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank a commitment fee (a "Commitment Fee") for the period
                                               --------------
from the Closing Date until the Loan Maturity Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate equal to the Applicable Commitment Fee Percentage on the daily average Unutilized Commitment of such Bank. Accrued Commitment Fee shallbe due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing with March 2001, and on the Loan Maturity Date or upon such earlier date as the Commitment Obligation for such Bank has been terminated.

          (b) The Borrower shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time in a separate letter agreement between the Borrower and the Administrative Agent.

                                       36                          EXECUTION

          (c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Bank (y) a participation fee with respect to its participations in standby Letters of Credit, which shall accrue at a rate equal to the Applicable LIBOR Margin on the average daily amount of such Bank's LC Exposure in respect of standby Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Bank's Commitment terminates and the date on which such Bank ceases to have any LC Exposure and (z) a participation fee with respect to its participations in documentary Letters of Credit at a rate per annum to be agreed between the Borrower and Required Banks, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of its LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing with March 2001; provided that all such fees shall be
                                      --------
payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          3.2  Reduction of Commitments; Voluntary Prepayments. (a) The Borrower
               -----------------------------------------------
may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that
--------
is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.2(b), the sum of the Credit Exposure would exceed the Total Commitments. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this Section 3.2(a) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Banks of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Banks in accordance with their respective Commitments.

          (b) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at its Notice Office at least three Business Days' prior notice in the case of LIBOR Loans and one Business Day's prior notice in the case of Base Rate Loans of its intent to prepay the applicable Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each

                                       37                         EXECUTION

Bank (b) each prepayment shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000; (c) prepayments of LIBOR Loans made pursuant to this Section 3.2 may only be made on the last day of an Interest Period applicable thereto; and (d) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied among such Loans in order of maturity.

          3.3  Mandatory Prepayments and Reduction of Commitments.
               --------------------------------------------------

          (a) On any day on which the aggregate of the Credit Exposures of all the Banks exceeds the Total Commitments as then in effect, the Borrower shall immediately prepay principal of the Loans in an amount equal to such excess.

          (b)  In the event the Borrower or any of its Subsidiaries:

               (i) (1) sells, leases or subleases, assigns, conveys, transfers or otherwise disposes of any of its assets (an "Asset Disposition") other than
                                                -----------------
(x) inventory or licenses granted in the ordinary course of business or (y) obsolete or worn out property or (z) any such other assets to the extent that the Sale Proceeds (as defined below) in respect of such other assets sold in any single transaction or related series of transactions is equal to $750,000 or less and less than $5,000,000 in aggregate during the term of this Agreement or
(2) receives insurance proceeds as a result of the loss of, or damage to, any of its assets ("Insurance Proceeds") and, in the case of clause (1) or (2), either
             ------------------
(x) the result of which is that Borrower is no longer in compliance with the covenants contained herein or (y) Borrower does not deliver to the Administrative Agent within five Business Days thereof written notice (a "Replacement Notice") signed by an Authorized Representative of its intent to
 ------------------
use a specified portion (which may be 100%) of the proceeds of such Asset Disposition ("Sale Proceeds") or Insurance Proceeds to purchase or otherwise
              -------------
acquire replacement assets or repair assets within (A) 60 days in the case of personal property or (B) 180 days in the case of real property;

               (ii) delivers to the Administrative Agent a Replacement Notice but does not purchase or otherwise acquire replacement assets or repair assets within 60 days or 180 days, as the case may be, of its receipt of Sale Proceeds or Insurance Proceeds;

               (iii) delivers to the Administrative Agent a Replacement Notice but does not use all of the amount specified therein to purchase or otherwise acquire replacement assets or repair assets within said 60-day period or 180-day period, as the case may be;

               (iv)  receives Net Proceeds of Debt Issuance;

          then,

               (i) in the case of clauses (b)(i), (b)(ii) and (b)(v) the Loans shall be prepaid (with the Loans of each Bank repaid on a pro rata basis) by an amount equal to 75% of the (y) Sale Proceeds (net of the reasonable costs of such disposition and the marginal increase in taxes, if any, which may result to the Borrower as a result of the Asset Disposition which gave rise to such

                                       38                          EXECUTION

Sale Proceeds), or (z) the Insurance Proceeds (net of the reasonable costs of the Borrower in collecting such Insurance Proceeds);

               (ii) in the case of clause (b)(iii), the Loans shall be repaid (with the Loans of each Bank repaid on a pro rata basis) by an amount equal to 75% of the unused Sale Proceeds (net of a pro rata portion (based on unused Sale Proceeds over total Sale Proceeds) of the reasonable costs of such Asset Disposition and a pro rata portion (based on unused Sale Proceeds over total Sale Proceeds) of the marginal increase in taxes, if any, which may result to the Borrower as a result of the Asset Disposition which gave rise to such Sale Proceeds) or 75% of the unused Insurance Proceeds (net of a pro rata portion (based on unused Insurance Proceeds over total Insurance Proceeds) of the reasonable costs of collecting such Insurance Proceeds); and

               (iii) in the case of clause (b)(iv), the Loans shall be repaid (with the Loans of each Bank repaid on a pro rata basis) by an amount equal to 100% of the Net Proceeds of Debt Issuance.

          (c) With respect to each prepayment of Loans required by Section 3.3(a), the Borrower may designate the Types of Loans which are to be prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans were made, provided that: (i) if any prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000, such outstanding Loans shall immediately be converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied among such Loans in order of maturity. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          3.4  Principal Repayment. The outstanding principal balance of all
               -------------------
Loans shall be paid on the Loan Maturity Date.



          3.5  Method and Place of Payment. Except as otherwise specifically
               ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks or Issuing Bank entitled thereto not later than 1:00 p.m. New York time on the date when due and shall be made in Dollars in immediately available funds at the Payment Account of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.6  Net Payments. All payments made by the Borrower hereunder or
               ------------
under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in

                                       39                          EXECUTION
which the principal office or Applicable Lending Office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Borrower shall also reimburse each Bank, upon the
                -----
written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located as such Bank shall determine are payable by such Bank in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence (collectively, "Additional Taxes").
                                                             ----------------
If any Taxes or Additional Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and Additional Taxes as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes and Additional Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes or Additional Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes and/or Additional Taxes so levied or imposed and paid by such Bank.

     SECTION 4. CONDITIONS PRECEDENT.
                --------------------

          4.1  Conditions to Existing Loans. The conditions to the making of the
               ----------------------------
Existing Loans have been satisfied.

          4.2  Conditions to Effectiveness of this Agreement. The effectiveness
               ---------------------------------------------
of this Amended and Restated Credit Agreement and the obligation of each Bank to make its initial Loans on or after the Effective Date is subject to the satisfaction of the conditions set forth in Section 4.3 and to the satisfaction of the following conditions:

          (a) To the extent requested by a Bank, there shall have been delivered to the Administrative Agent for the account of such Bank a Note executed by the Borrower in the amount, maturity and as otherwise provided herein;

          (b) The Administrative Agent shall have received a certificate, dated the Effective Date, signed by the President or any Vice President of each Credit Party and attested to by the Secretary or any Assistant Secretary of each Credit Party in the form of Exhibit F or Exhibit G as applicable, with appropriate
                     ---------    ---------
insertions, together with copies of the Articles or Certificate of Incorporation and Bylaws of such Credit Party and the resolutions of such Credit Party referred to in such certificate together with a good standing certificate from the Secretary of State of its jurisdiction of formation or incorporation and each other state in which such Credit Party is qualified as a foreign Person to do business each dated a recent date prior to the Effective Date (authorizing the execution, delivery and performance of the Credit Documents to which it is a party to be executed prior to the Effective Date);

          (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Banks, and the Administrative Agent

                                       40                          EXECUTION
shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities;

          (d) To the extent not otherwise satisfied pursuant to Credit Documents and filings made prior to the Effective Date pursuant to the Existing Credit Agreement, Collateral Agent shall have received evidence satisfactory to it that each Credit Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the reasonable opinion of Collateral Agent, desirable in order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and (upon such filing and recording) perfected First Priority security interest in the Collateral. Such actions shall include the following:

               (i)   Schedules to Security Documents. Delivery to Administrative
                     -------------------------------
Agent of accurate and complete schedules to all of the applicable Security Documents.

               (ii)  Stock Certificates, Instruments and Certificates of Title.
                     ---------------------------------------------------------
Delivery to Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock or other equity interests pledged pursuant to the Security Documents, (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) evidencing any Collateral and (c) except as otherwise set forth in the Security Documents, certificates of title, indicating thereon the Lien created under the Security with respect to any item of equipment covered by a certificate of title issued under a statute of any state requiring such indication of such security interest as a condition of perfection thereof;

               (iii) Lien Searches and UCC Termination Statements.  Delivery to
                     --------------------------------------------
Collateral Agent of (a) the results of a recent search, by a Person reasonably satisfactory to Collateral Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

               (iv)  UCC Financing Statements and Fixture Filings. Delivery to
                     --------------------------------------------
Collateral Agent of UCC-1 and UCC-3 financing statements and, where appropriate, fixture filings, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests created in such Collateral pursuant to the Security Documents;

                                       41                    EXECUTION

               (v)   PTO Cover Sheets, Etc. Delivery to Collateral Agent of all
                     ---------------------
cover sheets or other documents or instruments required to be recorded with the PTO or the United States Copyright Office, as applicable, in order to create or perfect Liens in respect of any U.S. patents, federally registered trademarks or copyrights, or applications for any of the foregoing, included among the Collateral; and

               (vi)  Opinions of Local Counsel. To the extent reasonably
                     -------------------------
requested by Collateral Agent, delivery to Collateral Agent of an opinion of counsel under the laws of each jurisdiction in which any Credit Party or any material personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

          (e) The Administrative Agent shall be satisfied that, after giving effect to the making of the initial Loans on or after the Effective Date and the application of the proceeds thereof by (or on behalf of) the Borrower, the Borrower shall have outstanding no Indebtedness other than the Loans and Scheduled Indebtedness;

          (f) Each Bank shall have received: (i) a copy of the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries, if any, at December 31, 1999, and copies of the related consolidated and consolidating statements of operations and stockholders' equity and related consolidated statement of cash flows of the Borrower and, in the case of the statement of operations and stockholders' equity, its Consolidated Subsidiaries, if any, for the Fiscal Year then ended (together with the financial notes thereto, the "Financial Statements"), together, in the case of the consolidated
              --------------------
financial statements, with an unqualified certification by an independent certified public accountant of recognized national standing and reasonably satisfactory and (ii) a copy of the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries, if any, at September 30, 2000, and copies of the related consolidated statements of operations and stockholders' equity and related consolidated statement of cash flows of the Borrower and, in the case of the statement of operations and stockholders' equity, its Consolidated Subsidiaries, if any, for the nine month period then ended;

          (g) The Administrative Agent shall have received originally executed copies of the favorable written opinions of Cooley Godward LLP, Piper Marbury Rudnick & Wolfe LLP, Skadden, Arps, Slate, Meagher & Flom, Gonzales, Calvillo & Forestieri each in the respective forms set out in Exhibit M and as to such other matters as the Administrative Agent may reasonably request and addressed to the Agents and the Banks and otherwise in form and substance reasonably satisfactory to Administrative Agent and dated the Effective Date;

          (h)  [not used]

          (i) The Borrower shall have paid to the Administrative Agent all fees due on the Effective Date in accordance with Section 3.1(a) and in accordance with the letter agreement

                                       42                         EXECUTION
referenced in Section 3.1(b) and all costs and expenses owing to the Administrative Agent, the Banks and the Administrative Agent's counsel through the Effective Date;

          (j) The Administrative Agent shall have received originals executed by all parties thereto of the Credit Documents not previously executed;

          (k) The organizational structure of Borrower and its Subsidiaries shall be as set forth on Schedule 11 and the capital structure and ownership of Borrower and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent in all respects and as set forth on Schedule 11;

          (l) Each Credit Party shall have obtained all Government Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and the continued operation of the business conducted by Borrower and its Subsidiaries, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

          (m) Borrower shall have delivered to Administrative Agent an Authorized Representative's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that immediately prior to the Effective Date, no event has occurred and is continuing that would constitute a Default or Event of Default under the Existing Credit Agreement;

          (n) On the Effective Date, Administrative Agent shall have received a Certificate dated the Effective Date, in form satisfactory to the Administrative Agent and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Credit Documents, Borrower and its Subsidiaries will be Solvent.

          (o) Administrative Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 6.3 is in full force and effect and that Collateral Agent, on behalf of Secured Parties, and Secured Parties have been named as additional insured and Collateral Agent, on behalf of Secured Parties, as loss payee thereunder to the extent required under Section 6.3.

          All the Notes, certificates and other documents and papers referred to in this Section 4.2, unless otherwise specified, shall be delivered to the Administrative Agent and the Collateral Agent at the Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks, and shall be satisfactory in form and substance to the Banks.

          4.3  All Credit Events. The obligation of each Bank to make any Loan
               -----------------
and of the Issuing Bank to issue any Letter of Credit hereunder is subject, at the time of each Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                                       43                          EXECUTION

          (a) At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent that a representation and warranties speaks specifically of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

          (b) Prior to each Credit Event the Administrative Agent shall have received a Notice of Borrowing with respect thereto meeting the requirements of Sections 2.3 or 2.1A(b) as applicable; and

          (c) The Borrower shall have certified in the Notice of Borrowing or the Notice to Request Letter of Credit, as applicable, that, after giving effect to the proposed Borrowing, no Default or Event of Default shall have occurred and be continuing.

          The Borrower's acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Banks that all the conditions specified in Section 4.3 exist as of that time.

     SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
                ------------------------------------------

          In order to induce the Agents, Banks and Issuing Banks to enter into this Agreement and to make the Loans and issue the Letters of Credit, the Borrower makes the following representations, warranties and agreements as of the date of this Agreement, Effective Date and the date of each Credit Event, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

          5.1  Status.  Each Credit Party (a) is a duly organized and validly
               ------
existing corporation in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority to own its property and assets and to transact the business in which it is engaged and (c) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          5.2  Corporate Power Execution and Delivery; Enforceability. Each
               ------------------------------------------------------
Credit Party has the corporate power to execute, deliver and perform the terms and provisions of each of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Transaction Documents to which it is a party. Each Credit Party has duly executed and delivered each of the Transaction Documents to which it is a party, and each of such Transaction Documents to which it is a party constitutes its legal, valid and binding obligation enforceable in accordance with its terms (except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

                                       44                      EXECUTION

          5.3  No Violation. Neither the execution, delivery or performance by
               ------------
any Credit Party of the Transaction Documents to which such Person is a party nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans, (a) will contravene any material provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding upon such Credit Party, (b) will conflict or be inconsistent with or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which such Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the articles of incorporation or bylaws of any Credit Party.

          5.4  Approvals. To the best of Borrower's knowledge having made due
               ---------
enquiry, no Government Authorization or other order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or provided for prior to the Effective
Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, (a) the execution, delivery and performance by any Credit Party of any Transaction Document or (b) the legality, validity, binding effect or enforceability of any such Transaction Document.

          5.5  Financial Statements; Financial Condition; Undisclosed
               ------------------------------------------------------
               Liabilities; etc.
               ----------------

          (a) The Financial Statements, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, at September 30, 2000, and the related consolidated statements of operations and stockholders' equity and related statement of cash flows of the Borrower and its Consolidated Subsidiaries, for the nine-month period, as the case may be, ended on such date and heretofore furnished to the Banks present fairly (i) the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at December 31, 1999 and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the Fiscal Year ended December 31, 1999,
(ii) the financial condition of each Consolidated Subsidiary of the Borrower at December 31, 1999 and the results of the operations of each Consolidated Subsidiary of the Borrower for the Fiscal Year ended December 31, 1999, in each case determined on a nonconsolidated basis, and (iii) the financial condition of the Borrower and its Subsidiaries at September 30, 2000 and the results of the operations of the Borrower and its Consolidated Subsidiaries for the nine-month period ended September 30, 2000. All such financial statements have been prepared in accordance with GAAP except, in the case of the financial statements for the nine-month period ended on September 30, 2000, for (x) normal year-end audit adjustments and (y) the failure to use consolidation principles and full footnote disclosure.

          (b)  Since December 31, 1999, there has been no Material Adverse
Effect.

          (c) Except as fully reflected in the financial statements described in Section 5.5(a), there are no liabilities or obligations with respect to the Borrower or any of its Subsidiaries

                                       45                       EXECUTION
of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole. The Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in such financial statements which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.6  Litigation. There are no actions, suits or proceedings pending
               ----------
or, to the best knowledge of the Borrower, threatened (a) with respect to any Transaction Document or (b) that could reasonably be expected to have a Material Adverse Effect.

          5.7  True and Complete Disclosure. All factual information (taken as a
               ----------------------------
whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          5.8  Use of Proceeds; Margin Regulations; Letters of Credit. All Loans
               ------------------------------------------------------
shall be applied by the Borrower for working capital requirements and general corporate purposes and acquisitions of assets and capital stock permitted under
Section 7.2. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. Letters of Credit will be issued only to support ordinary course business operations.

          5.9  Tax Returns and Payments. Each Credit Party has filed all tax
               ------------------------
returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with GAAP and those for which the failure to do so would cause a Material Adverse Effect. The Borrower has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal and state income taxes applicable for all prior Fiscal Years and for the current Fiscal Year to the date hereof.

          5.10 Compliance with ERISA. Each Plan is in substantial compliance
               ---------------------
with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; none of the Borrower, any Subsidiary thereof or any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201

                                       46                       EXECUTION
or 4204 of ERISA or expects to incur any liability under any of the foregoing sections with respect to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Borrower, any Subsidiary thereof or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower, any Subsidiary thereof or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any Person interested therein.

          5.11 Capitalization. Aside from those listed in the attached Schedule
               --------------
5, as of the Effective Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relaxing to, its Capital Stock.

          5.12 Scheduled Information.
               ---------------------

          (a) Schedule 6 correctly sets forth, as of the Effective Date all holders of Indebtedness (other than Loans and Letters of Credit) of the Borrower and its Subsidiaries (with the outstanding principal balance of each such Indebtedness where the outstanding principal amount of such item of Indebtedness exceeds $100,000. All such Indebtedness listed in Schedule 6 (other than the first item being Existing Loans) is to remain outstanding after the Effective Date and is referred to herein as "Scheduled Indebtedness".
                                   ----------------------

          (b) Part A of Schedule 7 correctly sets forth, as of the Effective Date, all Liens (other than Liens granted pursuant to the Security Documents) securing any Indebtedness of the Borrower and its Subsidiaries and Part B of
Schedule 7 correctly sets forth as of the Effective Date all other Liens over any property (real, personal, tangible, intangible or existing) of the Borrower and its Subsidiaries.

          (c) Schedule 8 correctly sets forth a listing as of the Effective Date of all insurance maintained by the Borrower and its Subsidiaries.

          (d) Schedule 9 correctly sets forth as of the Effective Date the address and location of each Real Estate Asset owned by the Borrower and its Subsidiaries as of the Effective Date and, if applicable, the name and address of the landlord thereof.

          5.13 Compliance with Statutes, etc. To the best of Borrower's
               -----------------------------
knowledge the Borrower and each Subsidiary is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                       47                    EXECUTION

          5.14 Labor Relations. To the best of Borrower's knowledge, neither the
               ---------------
Borrower nor any Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no significant unfair labor practice complaint pending against the Borrower or any Subsidiary or, to the best knowledge of the Borrower, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any Subsidiary or, to the best knowledge of the Borrower, threatened against it, (b) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any Subsidiary or, to the best knowledge of the Borrower, threatened against it and
(c) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any Subsidiary such questions or activities which and, to the best knowledge of the Borrower, no union organizing activities are taking place, except such questions or activities which (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

          5.15 Patents, Licenses, Franchises and Formulas. The Borrower owns all
               ------------------------------------------
the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other tights of whatever nature, necessary for the present conduct of its and its Subsidiaries' business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

          5.16 Subsidiaries.  Other than those listed in the attached Schedule
               ------------
10, the Borrower does not have any Subsidiaries. Each Foreign Subsidiary which is a Material Foreign Subsidiary is identified as such on Schedule 10 or if not so as of the Effective Date, has been promptly notified to the Administrative Agent.

          5.17 Investment Company Act. No Credit Party is an "investment
               ----------------------
company" within the meaning of the Investment Company Act of 1940, as amended.

          5.18 Public Utility Holding Company Act. No Credit Party is a "holding
               ----------------------------------
company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6. AFFIRMATIVE COVENANTS.
                ---------------------

          The Borrower covenants and agrees that until the Commitment Obligations have terminated and the Loans and all other amounts evidenced by the Notes together with interest, and all other obligations incurred hereunder and thereunder, are paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed:

                                       48                     EXECUTION

          6.1  Information Covenants. The Borrower will furnish to each Bank and
               ---------------------
the Administrative Agent:

          (a)  Quarterly Financial Statements. Within 45 days after the close of
               ------------------------------
each quarter in each Fiscal Year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related consolidated statement of operations and stockholders' equity for such quarter and for the elapsed portion of the Fiscal Year ended with the last day of such quarter, and, in each case, setting forth comparative figures for the related periods in the prior Fiscal Year, all of which shall be in form acceptable to the Administrative Agent and certified by the Borrower's director of finance, subject to normal year-end audit adjustments.

          (b)  Annual Financial Statements. Within 90 days after the close of
               ---------------------------
each Fiscal Year of the Borrower, the audited consolidated and unaudited consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related audited consolidated and unaudited consolidating statements of operations and stockholders' equity and related audited consolidated statements of cash flows for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year, and certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent. No such certification shall be qualified as to (i) going concern, or (ii) any limitation in the scope of the audit.

          (c)  Management Letters. Promptly after the Borrower's receipt
               ------------------
thereof, a copy of any "management letter" received by the Borrower from its certified public accountants.

          (d)  Budgets.  Within 90 days after the first day of each Fiscal Year
               -------
of the Borrower, a budget in form satisfactory to the Administrative Agent (including budgeted statements of income and retained earnings, and sources and uses of cash and balance sheets) prepared by the Borrower for each of the four Fiscal Quarters of such Fiscal Year accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby.

          (e)  Compliance Certificates. At the time of the delivery of the
               -----------------------
financial statements provided for in Section 6.1(a) and (b), a certificate of an Authorized Representative in the form attached hereto as Exhibit I (each, a "Compliance Certificates").
 -----------------------

          (f)  Notice of Default or Litigation. Promptly, and in any event
               -------------------------------
within four Business Days after an officer of the Borrower obtains knowledge thereof notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiary which could reasonably be expected to have a Material Adverse Effect.

          (g)  [Not Used]

                                       49                   EXECUTION

          (h)  Other Reports and Filings. Promptly, copies of (i) all financial
               -------------------------
information and proxy materials, sent by the Borrower to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor.

          (i)  Other Information. From time to time, such other information or
               -----------------
documents (financial or otherwise) as any Bank may reasonably request.

          6.2  Books, Records and Inspections. The Borrower will keep, and will
               ------------------------------
cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of the Borrower and in compliance with Borrower's standard security procedures any of the properties of the Borrower or any Subsidiary and to examine and audit the books of record and account of the Borrower or any Subsidiary and discuss the affairs, finances and accounts of the Borrower or any Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times, and upon 48 hours notice, and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

          6.3  Maintenance of Property, Insurance. The Borrower will, and will
               ----------------------------------
cause each of its Subsidiaries to, (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are maintained by companies similarly situated to the Borrower and its Subsidiaries, but in any event not less than as described in Schedule 8 and (c) furnish to each Bank, upon written request, full information that is responsive to such request as to the insurance carried. The provisions of this Section 6.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the security documents that require the maintenance of insurance. The Borrower shall ensure that each insurance policy maintained by the Borrower and each Subsidiary names the Collateral Agent as lender loss payee and the Administrative Agent, the Collateral Agent and the Banks as additional insureds.

          6.4  Corporate Franchises. The Borrower will do or cause to be done,
               --------------------
all things necessary to preserve and keep in full force and effect its existence and its Subsidiaries' material rights, franchises, licenses and patents; provided, however, that nothing in this Section 6.4 shall prevent the withdrawal
--------  -------
by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

          6.5  Compliance with Statutes, etc. The Borrower will, and will cause
               -----------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and

                                       50                      EXECUTION
restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.6  ERISA. As soon as possible and, in any event, within 10 Business
               -----
Days after the Borrower or any ERISA Affiliate knows or has reason to know any of the following, the Borrower will deliver to each of the Banks a certificate of an Authorized Representative setting forth details as to such occurrence and such action, if any, which the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Borrower, any Subsidiary thereof or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(1) of ERISA.

          6.7  End of Fiscal Years; Fiscal Quarters. The Borrower shall cause
               ------------------------------------
(a) each of its and each of its Subsidiaries' fiscal years to end on December 31 and (b) each of its and each of its Subsidiaries' Fiscal Quarters to end on the last day of March, June, September, and December.

          6.8  Performance of Obligations. The Borrower will, and will cause
               --------------------------
each of its Subsidiaries to, perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.9  Use of Proceeds: Margin Regulations. The proceeds of each Loan
               -----------------------------------
shall be used by the Borrower and any Subsidiary which is a Guarantor for working capital and general corporate purposes and acquisitions of assets and Capital Stock permitted under Section 7.2. Notwithstanding anything to the contrary contained in this Section 6.9, no part of the proceeds of any Loan will be used by the Borrower or any such Guarantor to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          6.10 Control. The management of the Borrower shall at all times be
               -------
reasonably satisfactory to the Administrative Agent, it being acknowledged that management consisting of Masood Tayebi, Massih Tayebi, Thomas Munro and Terry Ashwill is so satisfactory.

                                       51                   EXECUTION

          6.11 Landlord Personal Property Collateral Access Agreement.  To the
               ------------------------------------------------------
extent required by the Collateral Agent, within thirty (30) days of the Effective Date use reasonable efforts to procure the delivery to the Collateral Agent of a Landlord Personal Property Collateral Access Agreement executed and delivered by the landlord of each of the first three properties identified on
Schedule 9. To the extent reasonably required by the Collateral Agent in respect of material Leasehold Property acquired after the date hereof use reasonable efforts to procure the delivery to the Collateral Agent of a Landlord Personal Property Collateral Access Agreement.

          6.12 Subsidiaries. In the event that, after the Effective Date, any
               ------------
Person becomes a Subsidiary of Borrower, Borrower shall promptly (i) deliver to Collateral Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing the Capital Stock of such Subsidiary, which shall be pledged to the Collateral Agent pursuant to a Pledge Agreement and shall deliver to Collateral Agent such other additional agreements or instruments, each in form and substance reasonably satisfactory to the Collateral Agent, as may be necessary or desirable to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority security interest in all of the Capital Stock of such Subsidiary (but limited in the case of all Foreign Subsidiaries to only 65% of each Material Foreign Subsidiary),
(ii) cause such Subsidiary (but limited in the case of all Foreign Subsidiaries to Material Foreign Subsidiaries and then only if, and to the extent there are no actual or potential adverse tax consequences) to become a Guarantor by execution and delivery to the Administrative Agent of a Guaranty in the form of Exhibit K or L as appropriate, and a grantor under the Amended and Restated Security Agreement (except in the case of a Foreign Subsidiary to the extent that there are not actual or potential adverse tax consequences) and (iii) take all such other actions and execute and deliver, or cause to be executed and delivered, all such other documents, instruments, agreements, and certificates reasonably requested by the Collateral Agent (subject to the express limitations set forth in this section 6.12). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Subsidiary (i) the date on which such Subsidiary became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 10 and 11 with respect to all Subsidiaries of Borrower, and such
-------------------
written notice shall be deemed to supplement Schedules 10 and 11 for all
                                             -------------------
purposes hereof.

          6.13 Material Real Estate Assets. In the event that Borrower or any of
               ---------------------------
its Subsidiaries acquires a Material Real Estate Asset, then the Borrower or such Subsidiary, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates as may be reasonably requested by Collateral Agent or Syndication Agent with respect to each such Material Real Estate Asset to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in or lien on such Material Real Estate Asset. Without prejudice to the generality of the foregoing, in order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in Material Real Estate Assets, Collateral Agent shall receive from the Borrower or, as the case may be, the applicable
Subsidiary:

                                       52                      EXECUTION

               (i) a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Estate Asset (each, a "Mortgaged Property");
                                          -----------------

               (ii) in the case of each Mortgaged Property that is a Leasehold Property, a Landlord Consent and Estoppel and, if applicable, evidence that such Leasehold Property is a Recorded Leasehold Interest;

               (iii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which a Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

               (iv) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by a title company with respect to such Mortgaged Property in an amount not less than the fair market value of such Mortgaged Property, together with a title report issued by a title company with respect thereto, and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent, and evidence that all premiums, recording charges and other sums required in connection with the issuance of all such title policies have been paid in full by the Borrower, or as the case may be, the applicable Subsidiary;

               (v) evidence of flood insurance with respect to each flood hazard property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; and

               (vi) ALTA surveys of the Mortgaged Property, to the extent available.

In addition to the foregoing, Borrower shall, at the request of Required Banks, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

     SECTION 7. NEGATIVE COVENANTS.
                ------------------

          The Borrower covenants and agrees that until the Commitment Obligations have terminated and the Loans and all other amounts evidenced by the Notes, together with interest, and all other obligations incurred hereunder and thereunder, are paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed:

          7.1  Liens. The Borrower will not, nor will it permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, provided that
                                                      -------------

                                       53                   EXECUTION
the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of the following (all of which are "Permitted Liens"):
                                                            ---------------

          (a) Liens for taxes, fees, assessments, levies or other governmental charges not yet delinquent, or Liens for taxes, fees, assessments, levies or other governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

          (b) Liens in respect of property or assets imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and (iii) in the case of inchoate and unperfected workers', mechanics' or similar liens, attach only to Equipment, Fixtures and/or real estate; or (iv) in the case of carriers, warehousemen's, suppliers', or other similar possessory liens, secure liabilities in an outstanding aggregate amount not in excess of $100,000.00 at any one time and attach only to Inventory;

          (c)  Liens described in Section 5.12(b);

          (d)  Liens created pursuant to the Security Documents;

          (e) Pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

          (f)  Purchase Money Liens;

          (g) Liens on Equipment, software or leasehold improvements (including proceeds thereof and accessions thereto) leased by the Borrower pursuant to operating leases and Capital Leases entered into in the ordinary course of business incurred solely for the purpose of financing the lease of such Equipment;

          (h) Liens in favor of customs authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution or securities intermediary;

          (j) Liens for taxes or assessments or other government taxes not yet due and payable;

                                       54                 EXECUTION

          (k) Pledges or deposits of money securing bids, tender, contracts, (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business;

          (l)  [not used]

          (m) Deposits securing, or in lieu of surety, appear or customs bonds in proceedings to which Borrower is a party;

          (n) Zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, so long as same do not materially impair the use, value or marketability of such real estate;

          (o) Liens incurred in connection with the extension, renewal, refunding, refinancing, modification, amendment or restatement of the Indebtedness secured by Liens of the type described in clauses (c), (f) and (g) above, provided that any replacement Lien arising as a result of any such extension, renewal, refunding, refinancing, modification, amendment or restatement shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, refunded, refinanced, modified, amended or restated does not increase; and

          (p) Liens granted in favor Imperial Bank pursuant to that security agreement dated December 22, 1999 and Liens granted in favour of Banc One Capital Leasing Corporation pursuant to that security agreement dated May 26, 2000, but only to the extent that they are subject to the Intercreditor Agreement limiting the Indebtedness secured by the respective security agreement on a pari passu basis with the Secured Parties to $1,000,000 in the case of Imperial Bank and $10,000,000 in the case of Banc One Capital Leasing Corporation.

          7.2  Consolidation, Merger, Acquisitions, Sale of Assets, etc. The
               --------------------------------------------------------
Borrower will not, and nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of Inventory, materials and Equipment in the ordinary course of business) of any Person, except that (a) the Borrower may make acquisitions with non-cash consideration or with a cash component of the purchase price of no more than $10,000,000, with respect to any single acquisition or related series of acquisitions and up to $40,000,000 in any single Fiscal Year; (b) the Borrower may grant licenses to others or make sales of Inventory in the ordinary course of its business; (c) subject to Section 3.3(b), the Borrower may, in the ordinary course of business, sell property which is uneconomic or obsolete; (d) Capital Expenditures shall be permitted to the extent not in violation of
Section 7.7; (e) any Subsidiary of the Borrower may merge into the Borrower or another Wholly Owned Subsidiary which is a Guarantor, provided, that Borrower or such Wholly Owned Subsidiary which is a Guarantor, as applicable, shall be the continuing or surviving Person; and (f) Borrower and/or its Subsidiaries may make other acquisitions of property, assets, or stock so long as the conditions set forth below are satisfied.

                                       55                 EXECUTION

          (i) If Borrower or a Subsidiary desires to acquire all or substantially all of the assets or Capital Stock of any Person (the "Target")
                                                                     ------
with a cash component of the purchase price of more than $10,000,000, or if the aggregate cash components of purchase prices would exceed $40,000,000 in any single Fiscal Year, the following conditions must be satisfied and in each case upon written approval of Administrative Agent, (such acquisition, a "Permitted
                                                                     ---------
Acquisition");
-----------

               (A) Agent shall receive at least ten (10) Business Day's prior written notice of the intended closing date of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition and a report setting forth all financial and related information concerning the proposed acquisition as Administrative Agent then may reasonably request in such form, manner and detail as then reasonably requested by Administrative Agent; including updated versions of the most recently delivered projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Borrower's projections (the "Acquisition Projections") and based upon historical financial
                  -----------------------
data of a recent date satisfactory to Administrative Agent, taking into account such Permitted Acquisition;

               (B) such acquisition shall be consensual and shall have been approved by the Target's board of directors (i.e., it is not a "hostile" acquisition);

               (C) such acquisition shall comprise a business, or those assets of a business, of the type engaged in by Borrower and its Subsidiaries as of the Effective Date or a business related or ancillary thereto, and which business would not subject Administrative Agent or any Bank to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Credit Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such proposed Acquisition;

               (D) at the time of such proposed acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

               (E) Administrative Agent shall have received at least three (3) Business Days' prior to the intended closing date of such acquisition or on the date of their intended execution (if required or permitted to be executed prior to such acquisition being consummated whichever is the earlier), copies of all documents, instruments and agreements substantially in the form to be executed by Borrower or any of its Subsidiaries evidencing, governing or relating to such acquisition (the "Acquisition Documents"), and Administrative Agent shall be
                  ---------------------
satisfied therewith and with any change in the organization structure of Borrower and its Subsidiaries resulting therefrom;

               (F) at or prior to the closing of any acquisition, (I) Administrative Agent shall have received such documents and instruments as may be necessary to grant or confirm to Collateral Agent a First Priority perfected Lien (to the extent required under the other provisions of this agreement and subject to Permitted Encumbrances) on or security interest in the Capital

                                       56                EXECUTION

Stock, all assets or the line of business so acquired by, and not merged into, Borrower or a Subsidiary (II) if the Capital Stock of the Target is acquired by, and not merged into, Borrower or any other Subsidiary, Target to the extent required under the other provisions of this agreement and shall have executed a Guaranty of all of the Obligations of Borrower hereunder subject to any appropriate limitations as Administrative Agent shall determine in its discretion, (III) Borrower shall have executed in favor of Administrative Agent an Assignment of Representations, Warranties, Covenants, Indemnities and Rights in respect of Borrower's or any other applicable Subsidiary's rights under the applicable acquisition agreement, and (IV) Borrower or any other applicable Subsidiary and the Target shall have executed such other documents and taken such additional actions as may be reasonably required by Administrative Agent in connection therewith;

               (G) Concurrently with delivery of the notice referred to in clause (A) above, Borrower shall have delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent a pro forma consolidated and consolidating balance sheet, income statement and cash flow statement of Borrower and its Consolidated Subsidiaries (the "Acquisition Pro Forma"), based
                                                 ---------------------
on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, but taking into account such acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that:

                   (I) At the time of the closing of such acquisition, Borrower is in compliance with all financial covenants set forth in this Agreement on a pro forma basis, giving effect to such acquisition as of the then most recently concluded fiscal month end of Borrower for which financial reports are then available (which must be within sixty (60) days prior to the date of consummation of such acquisition), on both a historical and prospective basis, for the respective twelve (12) months periods both preceding and succeeding such fiscal month end, as reflected on the Acquisition Pro Forma for each of such fiscal periods;

                   (II) At the time of the closing of such acquisition, on a pro forma basis, after factoring in the Target's share of historical overhead, debt service and similar costs allocated to Borrower's Subsidiaries over the twelve (12) months ending as of the most recently concluded month of Borrower prior to the acquisition for which financial statements are available (which must be within sixty (60) days' prior to the date of consummation of such Acquisition), the Target on a stand alone basis, has a positive EBITDA; and

                   (III) On a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such acquisition and Borrower would have been in compliance with the financial covenants contained in this Agreement for the Compliance Certificate most recently delivered to Administrative Agent prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

               (H) no additional Indebtedness, Contingent Obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated and consolidating

                                       57               EXECUTION
balance sheet of Borrower and its Consolidated Subsidiaries and Target after giving effect to such acquisition, except (I) Loans made hereunder or other Scheduled Indebtedness or Indebtedness permitted under section 7.4, and (II) ordinary course trade payables, performance bonds, accrued expenses, unsecured Indebtedness and assumed real and personal property leases of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such acquisition and the total amount of any assumed real and personal property leases of the Target when combined with existing real and personal property leases of Borrower and its Subsidiaries shall not exceed the permitted amounts set forth in this Agreement.

          7.3  Dividends. The Borrower will not declare or pay any dividends, or
               ---------
return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes. Notwithstanding the foregoing, the Borrower may declare or pay dividends comprised solely of its Capital Stock to holders of that class of Capital Stock, and the Borrower may repurchase its Capital Stock from directors and officers.

          7.4  Indebtedness.  The Borrower will not, and shall not permit any of
               ------------
its Subsidiaries to, directly or indirectly contract, create, incur, guarantee, assume or suffer to exist any Indebtedness, except (a) Indebtedness of the Borrower or its Subsidiaries incurred under the Transaction Documents, (b) Scheduled Indebtedness, (c) so long as no Default has occurred and is continuing at the time such Indebtedness is incurred or would result from the making thereof, Purchase Money Indebtedness, (d) accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Borrower, (e) obligations under letters of credit in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation, (f) Indebtedness with respect to Capital Leases to the extent permitted by Section 7.7, (g) any other Indebtedness not exceeding $3,000,000 in aggregate principal amount at any one time outstanding, (h) Indebtedness from Imperial Bank not to exceed $1,000,000 pursuant to that Note dated December 22, 1999 executed by Borrower in favor of Imperial Bank, (i) Indebtedness with respect to the Convertible Subordinated Notes, (j) Indebtedness which constitutes a Permitted Investment pursuant to item (viii), (ix) or (x) of the definition of Permitted Investment; provided all such Indebtedness referred to in this clause (j), (i)
            --------
shall be subordinated in right of payment to the payment in full of the obligations pursuant to the terms of the applicable promissory note or an intercompany subordination agreement, that in any such case, is reasonably satisfactory to the Administrative Agent and (ii) shall be evidenced by a promissory note which is subject to a first Priority Lien in favor of the Collateral Agent pursuant to a Collateral Document; and (k) extensions, renewals, refundings, modifications, amendments and restatements of any of the items of Indebtedness described in clauses (a), (b), (c), (e), (f), (g), (h),
(i) and (j) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon the Borrower.

                                       58                     EXECUTION

          7.5  Advances, Investments and Loans. The Borrower will not, and shall
               -------------------------------
not permit any of its Subsidiaries to, directly or indirectly lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or Securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Borrower may make Permitted Investments and Permitted Acquisitions.

          7.6  Transactions with Affiliates. The Borrower will not, and shall
               ----------------------------
not permit any of its Subsidiaries to, directly or indirectly enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower (including, without limitation, any Subsidiary of the Borrower which is not a Guarantor) or any Subsidiary thereof, other than on terms and conditions substantially as favorable to the Borrower or any Subsidiary thereof as would be obtainable by the Borrower or any Subsidiary thereof at the time in a comparable arm's-length transaction with a Person other than an Affiliate, and other than the financing of employee stock options. Notwithstanding the foregoing, the Borrower will not, and shall not permit any of its Subsidiaries to enter into any transaction or transfer any assets to Wireless Facilities, Inc./Entel. Borrower will not permit Wireless Facilities, Inc./Entel to enter into any transactions with any Person or acquire any assets, rights or liabilities or carry on any business, other then, in each case, the continued ownership or the disposal to Borrower or any of its Subsidiaries (on terms complying with the first sentence of this Section 7.6) of certain limited and nonmaterial intellectual property rights owned as of the Effective Date.

          7.7  Capital Expenditures. The Borrower will not, and shall not permit
               --------------------
any of its Subsidiaries to, directly or indirectly make any Capital Expenditure during any Fiscal Year if, as a result thereof, the aggregate amount of such expenditures for such Fiscal Year would exceed $20,000,000 for the Fiscal Year ending December 31, 2000 and $35,000,000 for any other Fiscal Year (excluding Capital Expenditures occurring as a result of a "Permitted Acquisition").
                                                 ---------------------
Further, and as a sublimit in respect of the preceding sentence, the Borrower shall not permit any of its (i) Foreign Subsidiaries in Europe and (ii) Foreign Subsidiaries in Mexico to make any Capital Expenditures during any Fiscal Year if, as a result thereof, the aggregate amount of such expenditures for such Fiscal Year would exceed $5,000,000 in the aggregate for all Foreign Subsidiaries in Europe and $5,000,000 in the aggregate for all Foreign Subsidiaries in Mexico. Provided, in each case above, such amount for any Fiscal
                        --------
Year shall be increased by an amount equal to fifty per cent (50%) of the excess, if any, of such amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Capital Expenditure for such previous Fiscal Year.

          7.8  Quick Ratio. The Borrower will not permit the ratio of (a) the
               -----------
sum of (i) its cash, (ii) its Permitted Investments of the type described in clause (ii) of the definition thereof, (iii) its billed and unbilled Accounts to
(b) the sum of the total current liabilities determined in accordance with GAAP and, to the extent not included therein, the Loans and all amounts owing under the Relevant Documents, at any time to be less than 1.00:1.00.

                                       59                        EXECUTION

          7.9  Maximum Senior Debt to EBITDA. The Borrower will not permit the
               -----------------------------
ratio (the "Senior Leverage Ratio") of Senior Debt as of the last day of any Fiscal Quarter to EBITDA for the four Fiscal Quarter period ending on such date to exceed 2.00:1.00.

          7.10 Minimum Fixed Charge Coverage Ratio. The Borrower will not permit
               -----------------------------------
the ratio, determined as of the last day of each fiscal quarter, of (a) EBITDA, less any dividends or other distributions paid to any shareholder or Affiliate of the Borrower, less any Capital Expenditures made (other than Capital Expenditures funded with the proceeds of Loans), less cash taxes, in each case for the four complete Fiscal Quarters ended on such day, to (b) the sum of (i) the aggregate amount of scheduled principal payments on Total Debt (other than the Loans) and the portion of Capital Lease obligations outstanding on such date which by the terms of any instrument or agreement relating thereto is due on demand or within one year from the time of determination, in each case at the last day of such fiscal quarter, and (ii) the Borrower's and its Subsidiaries, consolidated interest expense, calculated for the four complete fiscal quarters ended on such last day of such fiscal quarter, to be less than 1.50 to 1.00.

          With respect to any period during which any Permitted Acquisition occurs or any business of any other Person is acquired by Borrower or any of its Subsidiaries as permitted pursuant to the terms hereof, for purposes of determining compliance with the financial covenants set forth in sections 7.9 and 7.10, EBITDA shall be calculated with respect to such periods and such Permitted Acquisition or business on a Pro Forma Basis.

          7.11 Limitation on Voluntary Payments and Modifications of
               -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, Bylaws and Certain
-------------------------------------------------------------------------------
Other Agreements; etc. The Borrower will not, and shall not permit any
---------------------
Subsidiary to, without the prior written consent of the Required Banks: (a) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Scheduled Indebtedness or any Subordinated Debt of the Borrower (including, without limitation, the Convertible Subordinated Notes) or
(b) amend or modify, or permit the amendment or modification of, any material provision of any Scheduled Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (c) amend, modify or change its articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or bylaws, or any agreement entered into by it, with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock, in each case, if the effect of such would be adverse to any Credit Party, the Agents or the Banks.

          7.12 Business. The Borrower will not, and shall not permit any of its
               --------
Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the Closing Date or any business related or incidental thereto.

                                       60                      EXECUTION

          7.13 Disposal of Subsidiary Interests.  Except as required under the
               --------------------------------
Security Documents and except for any sale of 100% of the Capital Stock, partnership interests or other equity Securities of any of its Subsidiaries in compliance with the provisions of Section 3.3, Borrower shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock, partnership interests or other equity Securities of any of its directly owned Subsidiaries, except to qualify directors if required by applicable law or to another Subsidiary of Borrower which is a Guarantor; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock, partnership interests or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Borrower, another Subsidiary of Borrower which is a Guarantor (subject to the restrictions on such disposition otherwise imposed herein under), or to qualify directors if required by applicable law.

          7.14 Hedging Agreements. The Borrower will not, and will not permit
               ------------------
any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary which is a Guarantor is exposed in the conduct of its business or the management of its liabilities.

     SECTION 8. EVENTS OF DEFAULT
                -----------------

          Upon the occurrence of any of the following specified events (each an "Event of Default"):
 ----------------

          8.1  Payments. The Borrower shall (a) default in the payment when due
               --------
of any principal of any Loan or any Note or any reimbursement obligation in respect of any LC Disbursement or (b) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or any Note or any fees or any other amounts owing hereunder or under any Transaction Document; or

          8.2  Representations, etc. Any representation, warranty or statement
               --------------------
made by or on behalf of any Credit Party herein or in any other Transaction Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          8.3  Covenants.  The Borrower shall (a) default in the due performance
               ---------
or observance by it of any term, covenant or agreement contained in Section 6.1(f)(i) or Section 7; or (b) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.1(a), (b) and (d) and such default shall continue unremedied for a period of 10 Business Days from the occurrence of such default; or (c) default in the due performance or observance by it of any other term, covenant or agreement (other than those referred to in Sections 8.1 and 8.2 and

                                       61                   EXECUTION
clauses (a) and (b) of this Section 8.3) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the occurrence of such default; or

          8.4  Cross Default; Cross Acceleration. The Borrower or any Subsidiary
               ---------------------------------
shall (a) default in any payment of any Indebtedness (other than the Notes) in an individual or aggregate principal amount of $4,000,000 or more or beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (b) default in the observance or performance of any agreement or condition relating to any Indebtedness in the individual or principal amounts referred to in clause (a) above (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or there shall be a default under the terms of the Relevant Documents; or

          8.5  Bankruptcy, etc. The Borrower or any Subsidiary shall commence a
               ----------------
voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") or an involuntary case is commenced against the Borrower
      ---------------
or any Subsidiary, and the petition is not controverted within 10 Business Days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Subsidiary or the Borrower or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Subsidiary, or there is commenced against the Borrower or any Subsidiary any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Subsidiary for the purpose of effecting any of the foregoing; or the Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower or any Subsidiary and is not released, vacated or fully bonded within 60 days after its issue or levy; or

          8.6  ERISA.  Any Plan shall fail to maintain the minimum funding
               -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is, shall have been or is likely to be terminated or the subject of termination proceeding under ERISA; any Plan shall have an Unfunded Current Liability; or the Borrower or any ERISA Affiliate has incurred or is likely

                                                                       EXECUTION
to incur a material liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section
4971 or 4975 of the Code, or the Borrower has incurred or is likely to incur a material liability pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA); there shall result from any such event or events the imposition of a Lien upon the assets of the Borrower, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability, in the opinion of the Required Banks, will have a Material Adverse Effect; or

          8.7  Security Documents. The Security Documents or any provision
               -------------------
thereof shall cease to be in full force and effect, or shall cease to give the Collateral Agent the First Priority Liens, rights, powers and privileges purported to be created thereby, or the Borrower or any other Person obligated under any Security Document (other than the Collateral Agent) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Security Document beyond the period of grace therein; or

          8.8  Judgments. One or more judgments or decrees shall be entered
               ---------
against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower or any of its Subsidiaries a liability (not paid or fully covered by insurance) of $4,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

          Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 8.5 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (a) and (b) below shall occur automatically without the giving of any such notice): (a) declare the Commitment Obligations terminated, whereupon the Commitment Obligation of each Bank shall forthwith terminate immediately without any other notice of any kind; (b) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (c) exercise any and all of the rights and remedies available to the Administrative Agent, the Collateral Agent and the Banks under the Transaction Documents, at law (including, without limitation, the UCC) or equity.

     SECTION 9. AGENTS.
                ------

          9.1  Appointment of Agents. CSFB is hereby appointed Sole Lead
               ---------------------
Arranger hereunder. Bank One Arizona, N.A. is hereby appointed as Syndication Agent hereunder. Imperial Bank is hereby appointed Managing Agent hereunder. Each Bank and each Issuing Bank hereby authorizes Lead Arranger, Syndication Agent and Managing Agent to act as its agents in accordance with the terms hereof and the other Credit Documents. CSFB is the Administrative Agent (for



                                                                       EXECUTION
purposes of this Section 9, the term "Administrative Agent" shall also include
                                      --------------------
CSFB in its capacity as Collateral Agent pursuant to the Security Documents) hereunder and under the other Credit Documents and each Bank hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Bank of America, N.A. is hereby appointed Documentation Agent hereunder, and each Bank hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Banks and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party, the Borrower or any of its Subsidiaries. Each of Sole Lead Arranger, Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the date of the first Credit Event after the Effective Date, all the respective obligations of (i) CSFB in its capacity as Sole Lead Arranger, (ii) Bank of America, N.A., in its capacity as Documentation Agent, (iii) Bank One Arizona, N.A., in its capacity as Syndication Agent and (iv) Imperial Bank in its capacity as Managing Agent, shall terminate.

          9.2  Powers and Duties. Subject to the final sentence of Section 9.1
               -----------------
hereof, each Bank and each Issuing Bank irrevocably authorizes each Agent to take such action on such Bank's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Bank; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

          9.3  General Immunity.
               ----------------

          (a) No Responsibility for Certain Matters. No Agent shall be
              -------------------------------------
responsible to any Bank or any Issuing Bank for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Banks or by or on behalf of any Credit Party to any Agent or any Bank in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of

                                                                       EXECUTION
the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default.

          (b) Exculpatory Provisions. No Agent nor any of its officers,
              ----------------------
partners, directors, employees or agents shall be liable to Banks or Issuing Banks for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Banks (or such other Banks as may be required to give such instructions under Section 10.13) and, upon receipt of such instructions from Required Banks (or such other Banks, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Bank shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Required Banks (or such other Banks as may be required to give such instructions under Section 10.13).

          9.4  Agents Entitled to Act as Bank. The agency hereby created shall
               ------------------------------
in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Bank hereunder. With respect to its participation in the Loans, each Agent in its individual capacity, shall have the same rights and powers hereunder as any other Bank and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Bank" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent in its individual capacity, and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower or any of its Affiliates for services in connection herewith and otherwise without having to account for the same to Banks.

          9.5  Banks' Representations, Warranties and Acknowledgment. Each Bank
               -----------------------------------------------------
and each Issuing Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making of Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Banks or Issuing Banks or to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time


                                                                       EXECUTION
or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Banks or Issuing Banks.

          9.6  Right to Indemnity. Each Bank, in proportion of its Commitment to
               ------------------
the Total Commitments, severally agrees to indemnify each Agent, to the extent that such Agent is required hereunder to be, and shall not have been, reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Bank shall be liable for any portion of such
           --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided,
                                                                       --------
in no event shall this sentence require any Bank to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Bank's proportionate share thereof; and provided further, this sentence shall not be deemed to require any Bank to
    -------- -------
indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

          9.7  Successor Administrative Agent. Administrative Agent may resign
               ------------------------------
at any time by giving thirty (30) days' prior written notice thereof to Banks, Issuing Banks and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Required Banks. Upon any such notice of resignation or any such removal, Required Banks shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Security Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. For purposes of this Section 9.7, any reference to "Administrative Agent" also shall be deemed to be and include a reference to "Collateral Agent." It


                                                                       EXECUTION
is expressly agreed by the parties hereto the provisions of Section 9 and 10.1 of the Existing Credit Agreement shall inure to the benefit of Imperial Bank as to any actions taken by it while it was Administrative Agent and Collateral Agent thereunder.

          9.8  Collateral Documents and Guaranty.
               ---------------------------------

          (a)  Agent under Security Documents and Guaranties. Each Bank hereby
               ---------------------------------------------
authorizes Collateral Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Banks and all other Secured Parties with respect to the Collateral, the Security Documents and the Intercreditor Agreement and to enter into the Security Documents and the Intercreditor Agreement. Each Bank hereby authorizes Administrative Agent, on behalf of and for the benefit of Banks, to be the agent for and representative of Banks with respect to each Guaranty. Subject to Section 10.13, without further written consent or authorization from Banks, each of Administrative Agent and Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to the release of which Required Banks (or such other Banks as may be required to give such consent under Section 10.13) have otherwise consented or (ii) release a Guarantor from any Guaranty pursuant to the terms of the Guaranty or with respect to the release of which Required Banks (or such other Banks as may be required to give such consent under Section 10.13) have otherwise consented.

          (b) Right to Realize on Collateral and Enforce Guaranty. Anything
              ---------------------------------------------------
contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, Administrative Agent, Collateral Agent and each Bank hereby agree that (i) no Bank shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent or Collateral Agent, as applicable, on behalf of Banks in accordance with the terms hereof, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Bank may be the purchaser of any or all of such Collateral at any such sale and each of Administrative Agent and Collateral Agent, as agent for and representative of Banks (but not any Bank or Banks in its or their respective individual capacities unless Required Banks shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10.  MISCELLANEOUS.
             -------------

          10.1 Payment of Expenses, Indemnification, etc. The Borrower shall:
               -----------------------------------------

          (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (i) of the Administrative Agent and/or Collateral Agent (including, without limitation, reasonable attorney's fees) in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents and the documents and instruments referred to herein and therein, (ii) incurred by the Issuing Bank in connection with

                                                                       EXECUTION
the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) of the Administrative Agent and each Bank incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all attorney costs and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Bank. For the purposes of this
Section 10.1(a) and for Section 10.1(b), "Debtor Relief Laws" means the
                                          ------------------
Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, and "Attorney Costs" means and includes all fees and disbursements of
                --------------
any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel;

          (b) pay all out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent or the Collateral Agent) in connection with (i) any amendment, waiver or consent relating to any Transaction Document and (ii) the enforcement of any Transaction Document and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Collateral Agent);

          (c) (i) pay the audit fees incurred by the Administrative Agent (or any Person retained by the Agent) in connection with periodic examinations of the books and records of the Borrower and its Subsidiaries conducted at the request of the Agent; and (ii) during the continuance of an Event of Default pay the audit fees incurred by the Administrative Agent (or any Person) in connection with periodic examinations of the books and records of the Borrower and its Subsidiaries conducted at the request of the Required Banks;

          (d) pay and hold the Administrative Agent and the Collateral Agent harmless from and against all filing and recording fees required to perfect the Liens granted under the Security Documents;

          (e) pay and hold the Administrative Agent, the Collateral Agent, each Bank and each Issuing Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks and Issuing Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, the Collateral Agent, such Bank or such Issuing Bank ) to pay such taxes;

          (f) indemnify each Agent, each Bank and each Issuing Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way

                                                                       EXECUTION
related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent, any Bank or any Issuing Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Transaction Document or any Loans or Letters of Credit hereunder (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Transaction Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified); and

          (g) whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, save and hold harmless each Agent, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and
                                                         -----------
against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Bank) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Bank) be asserted or imposed against any Indemnitee, arising out of or relating to, the Credit Documents, any predecessor credit or loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Credit Party, the Administrative Agent and the Banks under this Agreement or any other Credit Documents; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (i) or
(ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding; provided that no
                                                              --------
Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

          10.2 Right of Set-off. In addition to any rights now or hereafter
               ----------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent, each Bank and each Issuing Bank are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Bank and such Issuing Bank (including, without limitation, by branches and agencies of the Administrative Agent or such Bank or such Issuing Bank wherever located) to or for the credit or the account of the Borrower


                                                                       EXECUTION
against and on account of the Obligations and liabilities of the Borrower to the Administrative Agent or such Bank or such Issuing Bank under this Agreement or under any of the other Transaction Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 10.7(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Transaction Document, irrespective of whether or not the Administrative Agent or such Bank or such Issuing Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding the foregoing provisions of this Section 10.2, if at any time the Commitment Obligations and Loans are secured by real property, no Bank or Issuing Bank shall exercise a right of setoff, banker's lien or counterclaim or take any court or administrative action to enforce any provision of the Transaction Documents if such action would constitute an "action" within the meaning of Section 726 of the California Code of Civil Procedure without obtaining the prior consent of the Required Banks, and any attempted exercise by any Bank or Issuing Bank of any such action without first obtaining such consent shall be null and void. The provisions of the preceding sentence are solely for the benefit of the Administrative Agent, the Banks and the Issuing Banks and the Borrower shall have no rights therein.

          10.3 Notices. Except as otherwise expressly provided herein, all
               -------
notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered:

          if to the Borrower, to:

          Wireless Facilities, Inc.
          Bridge Pointe Corporate Centre,
          4810 Eastgate Mall, San Diego, CA 92121


          Attention:    Terry Ashwill,
                        Chief Financial Officer
          Telephone:    (858) 228-2236
          Facsimile:    (858) 228-2040


          with a copy to:


          Katherine Wardle
          Treasury
          Telephone:    (858) 228-2392
          Fax:          (858) 228-2040

          if to any Bank or any Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule 2; and

          if to the Administrative Agent, at its Notice Office;


                                                                       EXECUTION
or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier upon receipt of confirmation by the sending party, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

          10.4 Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its rights or obligations hereunder without the prior consent of all of the Banks and the Issuing Banks.

          10.5 Assignments, Participations, Etc.
               --------------------------------

          (a) Any Bank may, with the written consent of the Borrower (at all times other than during the existence of an Event of Default) and the Administrative Agent (and, in the case of an assignment of all or a portion of any Bank's obligations in respect of its LC Exposure, the Issuing Banks), which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Affiliate of such Bank or to another Bank) all, or any ratable part of all, of the Loans, the Commitment Obligations and the other rights and/or obligations of such Bank under the Transaction Documents, in a minimum amount of $5,000,000; provided, however, that the Borrower and the
                                --------  -------
Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Eligible Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information (including, without limitation, such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the Administrative Agent may request) with respect to the Eligible Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Eligible Assignee; (ii) such Bank and its Eligible Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit J ("Assignment and Acceptance")
                                                     -------------------------
and (iii) the Eligible Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance (including the consent of the Borrower pursuant to Section 10.5 (a)) and payment of the above-referenced processing fee, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Transaction Documents have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under this Agreement, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Transaction Documents. The portion of the Commitments allocated to each Eligible Assignee shall reduce such Commitments of the assigning Bank pro tanto.


                                                                       EXECUTION

      (c) The Register. (i) Administrative Agent shall maintain, at its address
          ------------
referred to in Section 10.3, a register for the recordation of the names and addresses of Banks and the Commitments of and Loans and LC Disbursements owing to each Bank from time to time (the "Register"). The Register shall be available
                                     --------
for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Commitments and the Loans from time to time of each Bank and each repayment or prepayment in respect of the principal amount of the Loans of each. Any such recordation shall be prima facie evidence thereof, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Bank's Commitments or the Obligations in respect of any applicable Loans.

          (iii) Each Bank shall record on its internal records (including any Notes held by such Bank) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be prima facie evidence thereof, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Bank's Commitments or Obligations in respect of any applicable Loans; and provided, further, that in the event of any inconsistency between the Register and any Bank's records, the recordations in the Register shall govern.

          (iv) The Borrower, Administrative Agent, Banks and the Issuing Banks shall deem and treat the Persons listed as Banks in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and consented to, if applicable, by the Borrower pursuant to Section 10.5(a) hereof and any assignment fees have been paid as provided in
Section 10.5(a). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) The Borrower hereby designates CSFB to serve as its agent solely for purposes of maintaining the Register as provided in this Section 10.5(c), and the Borrower hereby agrees that, to the extent CSFB serves in such capacity, CSFB and its officers, directors, employees, agents and affiliates shall have the benefit of the indemnity under Section 10.1.

     (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests
                                           -----------
in any Loans made by such Bank, the Commitment Obligations of such Bank and/or the other interests of such Bank (the "Originator") hereunder and under the other Transaction Documents; provided, however, that (i) the Originator's
                             --------  -------
obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Collateral


                                                                       EXECUTION

Agent and the Administrative Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under the Transaction Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in Section 10.13. In the case of any such participation, the Participant shall be entitled to the benefit of Section 2.10, 2.11, 3.6 and 10.1 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law, provided that payment made by a Borrower to or for the account of any Bank in respect of a Loan made by such Bank to such Borrower shall satisfy such Borrower's payment obligation in respect of such Loan to the extent of such payment regardless of any encumbrance created pursuant to this Section 10.5(e).

          10.6 Special Purpose Funding Vehicle. Notwithstanding anything to the
               -------------------------------
contrary contained herein, any Bank (a "Granting Bank") may grant to a special
                                        -------------
purpose funding vehicle (a "SPC"), identified as such in writing from time to
                            ---
time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any
           -------- ----
SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Borrower, Collateral Agent and the Administrative Agent shall continue to deal solely and directly with the Granting Bank, including, without limitation, in connection with amendments, consents or waivers sought hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6 any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the


                                                                       EXECUTION

Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance if Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

          10.7 No Waiver; Remedies Cumulative. No failure or delay on the part
               ------------------------------
of the Administrative Agent, the Collateral Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing between the Borrower, the Collateral Agent, the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Transaction Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          10.8 Payments Pro Rata.
               -----------------

          (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall distribute such payment to the Banks pro rata
                                                                      --- ----
based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Transaction Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or any fee due hereunder, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided,
                                                                 --------
however, that if all or any portion of such excess amount is thereafter
-------
recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.


                                                                       EXECUTION

          10.9 Calculations; Computations.
               --------------------------

          (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, however,
                                                              --------  -------
that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 shall utilize accounting principles and policies in conformity with those used to prepare the Financial Statements.

          (b) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days (except that interest computed by reference to Base Rate when Base Rate is based on Prime Rate, shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

          10.10 Governing Law; Submission to Jurisdiction; Venue; Waiver.
                --------------------------------------------------------

          (a) APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
              --------------
THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

          (b) CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST
              -----------------------
ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND ANY APPELLATE COURTS THEREFROM); (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.3; (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (v) AGREES THAT AGENTS AND BANKS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.


                                                                       EXECUTION

          (c) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES
              --------------------
ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE BANK/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.10(c) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          10.11 Obligation to Make Payments in Dollars. The obligation of the
                --------------------------------------
Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Transaction Document to the Payment Account of the Administrative Agent as provided in
Section 3.5 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Account on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Transaction Document. The obligation of the Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Transaction Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Transaction Document.


                                                                       EXECUTION

          10.12 Counterparts; Faxed Signature. This Agreement may be executed in
                -----------------------------
any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. This Agreement may be executed by facsimile signature and each such signature shall be treated in all respects as having the same effect as an original signature.

          10.13 Amendment or Waiver. Neither this Agreement nor any other
                ------------------
Transaction Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks and the Agent; provided, however, that
                                                       --------  -------
no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend any scheduled payment date or the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment Obligation of any Bank), (ii) release all or substantially all of the Collateral under any Security Document except as shall be otherwise provided in any Transaction Document, (iii) amend, modify or waive any provision of this Section
10.13 or Section 9.6, 10.1, 10.2, 10.4, 10.7 or 10.8(b), (iv) reduce the percentage specified in the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

          10.14 Severability. In case any provision in or obligation under this
                ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          10.15 Survival. All indemnities set forth herein including, without
                -------
limitation, in Sections 2.10, 2.11, 3.6, 9.6 and 10.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

          10.16 Domicile of Loans. Each Bank may transfer and carry its Loans
                -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

          10.17 Usury Savings Clause.  Notwithstanding any other provision
                --------------------
herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder


                                                                       EXECUTION
if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Banks and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Bank contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Bank's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

          10.18 Effectiveness. This Amended and Restated Credit Agreement shall
                -------------
become effective on the date (the "Effective Date") under the Existing Credit
                                   --------------
Agreement are made on or before February 9, 2000 on which the later of the following occurs (i) the Borrower and each of the Agents and Banks and Issuing Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks and Issuing Banks, shall have given to the Administrative Agent telephone (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it, and (ii) the conditions precedent set forth in Section 4.2 shall be satisfied or waived in accordance with the terms hereof and (iii) the initial Loans in an amount sufficient to repay the Existing Loans and all other amounts owing (whether or not presently due and payable, and including all interest and fees accrued to the Effective Date). The Administrative Agent will give the Borrower, each Bank and each Issuing Bank prompt written notice of the occurrence of the Effective Date.


                                                                       EXECUTION

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                          WIRELESS FACILITIES, INC.

                                          By: /s/ Terry Ashwill
                                             ----------------------------------
                                             Name: Terry Ashwill
                                             Title: CFO



                                      S-1                              EXECUTION

                                  CREDIT SUISSE FIRST BOSTON
                                  as Sole Lead Arranger, Administrative Agent,
                                  Collateral Agent, an Issuing Bank and a Bank

                                  By: /s/ Robert Hetu
                                      -------------------------------------
                                      Name: Robert Hetu
                                      Title: Director



                                  By: /s/ Lalita Advani
                                      -------------------------------------
                                      Name: Lalita Advani
                                      Title: Assistant Vice President


                                      S-2                              EXECUTION

                                  BANK OF AMERICA, N.A.
                                  as Documentation Agent and a Bank


                                  By:  /s/ Richard M. Stakke
                                      -------------------------------------
                                      Name: Richard M. Stakke
                                      Title: Managing Director


                                      S-3                              EXECUTION

                                         BANK ONE ARIZONA, N.A.
                                         as Syndication Agent and a Bank


                                         By: /s/ Robert L. Cummings
                                             ---------------------------------
                                             Name:   Robert L. Cummings
                                             Title:  Vice President



                                      S-4                              EXECUTION

                                  IMPERIAL BANK
                                  as Managing Agent, an Issuing Bank and a Bank

                                  By: /s/ Michael Barrier
                                      ---------------------------------------
                                      Name:    Michael Barrier
                                      Title:   Senior VIce President



                                        S-5                            EXECUTION

                                                                      SCHEDULE 1
                                                             TO CREDIT AGREEMENT

      COMMITMENTS/LOANS AS OF EFFECTIVE DATE AFTER MAKING OF INITIAL LOANS

Name of Bank                               Commitment           Loans
------------                               ----------           -----

Credit Suisse First Boston                 $ 25,000,000         $10,000,000

Imperial Bank                              $ 25,000,000         $10,000,000

Bank of America, N.A                       $ 25,000,000         $10,000,000

BankOne, Arizona, N.A                      $ 25,000,000         $10,000,000

       Total                               $100,000,000         $40,000,000


316543-New York Server 5A             Schedule 1                       EXECUTION

                                                                      SCHEDULE 2
                                                             TO CREDIT AGREEMENT

                           APPLICABLE LENDING OFFICES

-------------------------------------------------------------------------------------
Bank                          Base Rate Lending Office     LIBOR Lender Office
----                          ------------------------     -------------------
-------------------------------------------------------------------------------------
Credit Suisse First Boston    Credit Suisse First Boston   Credit Suisse First Boston
                              11 Madison Avenue            11 Madison Avenue
                              New York, NY 10010           New York, NY 10010
                              Attention: Agency Group      Attention: Agency Group
                              Telephone: 212-325-4940      Telephone:  212-325-4940
                              Telecopier: 212-325-8304     Telecopier:  212-325-8304
-------------------------------------------------------------------------------------
Imperial Bank                 Imperial Bank                Imperial Bank
                              701 B Street, Suite 600      701 B Street, Suite 600
                              San Diego, CA 92101          San Diego, CA 92101
                              Attention: Michael Berrier   Attention: Michael Berrier
                              Telephone: (619) 338-1512    Telephone: (619) 338-1512
                              Telecopier: (619) 234-2234   Telecopier: (619) 234-2234
-------------------------------------------------------------------------------------
Bank of America, N.A.         Bank of America              Bank of America
                              101 N. Tryon St.             101 N. Tryon St.
                              NCI - 001 - 15 - 03          NCI - 001 - 15 - 03
                              Charlotte, NC  28255         Charlotte, NC  28255
                              Attn: Carole Greene          Attn: Carole Greene
                              Tel. 704-386-9875            Tel. 704-386-9875
                              Fax. 704-409-0069            Fax. 704-409-0069
-------------------------------------------------------------------------------------
BankOne Arizona, N.A.         BankOne Arizona, N.A.        BankOne, Arizona, N.A.
                              201 North Central Ave.       201 North Central Ave.
                              21st Floor                   21st Floor
                              Phoenix, AZ 85004            Phoenix, AZ 85004
                              Attention: Michael McCann    Attention: Michael McCann
                              Telephone: (602) 221-2830    Telephone: (602) 221-2830
                              Telecopier: (602) 221-1259   Telecopier: (602) 221-1259
-------------------------------------------------------------------------------------


316543-New York Server 5A             Schedule 2                       EXECUTION

                                                                      SCHEDULE 3
                                                             TO CREDIT AGREEMENT

                               SECURITY DOCUMENTS

1. Amended and Restated Security Agreement executed by the Borrower and the Guarantors

2. California UCC-1 Financing Statement executed by the Borrower in respect of the Security Agreement dated August 18, 1999

3. California UCC-3 Financing Statement to be executed by the Borrower and Imperial Bank in respect of the Security Agreement, as amended and restated by the Security Agreement Amendment and the Pledge Agreement.

4. Arizona, California, Delaware, New Jersey and Virginia UCC-1 Financing Statements to be executed by the Borrower in respect of the Amended and Restated Security Agreement and the Pledge Agreement.

5. California, Delaware and Texas UCC-1 Financing Statements to be executed by WFI Network Management Services Corp. in respect of the Amended and Restated Security Agreement Amendment and the Pledge Agreement.

6 California, Delaware and Texas UCC-1 Financing Statements to be executed by WFI NMC Corp. in respect of the Amended and Restated Security Agreement Amendment and the Pledge Agreement.

7 California, Delaware and Texas UCC-1 Financing Statements to be executed by WFI NMC LP in respect of the Amended and Restated Security Agreement Amendment and the Pledge Agreement.

8 California and Delaware UCC-1 Financing Statements to be executed by Wireless Facilities, Inc./Entel in respect of the Amended and Restated Security Agreement Amendment.

9.    Guarantees

10.   Reaffirmations of Guarantees

11.   Pledge Agreements (including the UK Share Charge).


316543-New York Server 5A             Schedule 3                       EXECUTION

                                                                      SCHEDULE 4
                                                             TO CREDIT AGREEMENT

                                   INVESTMENTS
                [Included in Definition of Permitted Investments]

------------------------------------------------------------------------------------------------
Investment                                         Balance at 12/31/00     Percentage Owned
------------------------------------------------------------------------------------------------
Hybrid Path Communications LLC                          $100,459            7.5% at time of
                                                                        investment (251 Shares)
------------------------------------------------------------------------------------------------
Diverse Networks. ("DNT")                              $4,031, 301              16.67%
------------------------------------------------------------------------------------------------
Comm Verge Solutions                                   $5,000,004         1,184,835 shares of
                                                                        Series B (25% of Series
                                                                          B in issue, 6.1% of
                                                                          total common stock,
                                                                         Series A and Series B).
------------------------------------------------------------------------------------------------
American Radio Telecom ("ART")                          $104,776         100% (101,606 shares)
------------------------------------------------------------------------------------------------
Wireless Facilities International ("WFIL"), Ltd.       $32,362,430               100%
------------------------------------------------------------------------------------------------
WFI de Mexico, S. de R.L. de C.V.                      $10,747,008               97.2%
------------------------------------------------------------------------------------------------

316543-New York Server 5A             Schedule 4                       EXECUTION

                                                                      SCHEDULE 5
                                                             TO CREDIT AGREEMENT

                         SECURITIES CONVERTIBLE INTO OR
                         EXCHANGEABLE FOR CAPITAL STOCK
                                 [Section 5.11]

-------------------------------------------------------------------------------------------
Stock Options held by Employees        11,009,624 options to purchase common stock in total
-------------------------------------------------------------------------------------------
Scot Jarvis                                         warrants exercisable for 450,000 Common
-------------------------------------------------------------------------------------------
Scott Anderson                                      warrants exercisable for 450,000 Common
-------------------------------------------------------------------------------------------
Daria Chaisson                                         warrants exercisable for 1020 Common
-------------------------------------------------------------------------------------------
Erroll Chaisson                                         warrants exercisable for 980 Common
-------------------------------------------------------------------------------------------

316543-New York Server 5A             Schedule 5                       EXECUTION

                                                                      SCHEDULE 6
                                                             TO CREDIT AGREEMENT

                                  INDEBTEDNESS
                                [Section 5.12(a)]

(All Indebtedness of the Borrower and its Subsidiaries)

--------------------------------------------------------------------------------
                     Creditor                              12/29/00 Balance
--------------------------------------------------------------------------------
Imperial Bank, outstandings under Existing                    $24,851,545
Credit Agreement (deemed replaced with Loans
hereunder on the Effective Date)
--------------------------------------------------------------------------------
Imperial Bank, Note Payable (remaining                        $   833,333
principal balance of $1 million term loan)
--------------------------------------------------------------------------------
Mike Ralph (Questus, Ltd. Acquisition Note)                   $ 1,500,000
--------------------------------------------------------------------------------
CSI Capital Lease Obligation                                  $ 6,195,196
--------------------------------------------------------------------------------
Enterprise Capital Lease Obligation                           $   173,710
--------------------------------------------------------------------------------
Banc One Capital Lease Obligation                             $ 2,972,859
--------------------------------------------------------------------------------
Lucent Capital Lease Obligation                               $ 1,190,454
--------------------------------------------------------------------------------


316543-New York Server 5A             Schedule 6                       EXECUTION

                                                                      SCHEDULE 7
                                                             TO CREDIT AGREEMENT

                                      LIENS
                                [Section 5.12(b)]

                                [ BEING UPDATED]

                                     PART A

                     1.California UCC Financing Statements.

Identification No.:          Secured Party:                         Date Filed:
-------------------          --------------                         -----------

0006260346                   Imperial Bank                          02/28/00
                             701 B Street, Suite 600
                             San Diego, CA  92101-8120
                             (Blanket Lien)

0020160679                   Banc One Leasing Corporation           07/13/00
                             1111 Polans Pkwy. Suite A-3
                             Columbus, OH  43240
                             (Blanket Lien)

                                     PART B

                                      None

316543-New York Server 5A             Schedule 7                       EXECUTION

                                    SCHEDULE
                               TO CREDIT AGREEMENT

                                    INSURANCE
                                [Section 5.12(c)]

                See Attached Description of Summary of Insurance.


316543-New York Server 5A             Schedule 8                       EXECUTION

                            Wireless Facilities, Inc.

                              Summary of Insurance

                                 March 22, 2001

                                  Presented By

                         Marsh Risk & Insurance Services
                          4445 Eastgate Mall, suite 300
                            San Diego, CA 92121-1979
                               Tel: (858) 552-4200
                               Fax: (858) 552-4299
                                License #0437153
                                www.marshweb.com


316543-New York Server 5A                                              EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                                Table of Contents

                                      Page

                                INamed Insureds1

                                   IIProperty2

                        IIICommercial General Liability5

                             IVBusiness Automobile7

                            VInternational Insurance8

                             VIUmbrella Liability10

                VIIAdmitted Mexico Commercial General Liability12

                                   VIIICrime13

                             IXFiduciary Liability14

                            XWorkers' Compensation15

                        XIErrors & Omissions Liability17

--------------------------------------------------------------------------------
THIS SUMMARY IS INTENDED AS A BRIEF OVERVIEW OF COVERAGES ONLY. PLEASE REFER TO YOUR POLICY FOR SPECIFIC DETAILS, TERMS AND CONDITIONS.
--------------------------------------------------------------------------------


316543-New York Server 5A                                              EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                                 Named Insureds

            .     Wireless Facilities, Inc.
            .     Entel Technologies, Inc.
            .     WFI Network Management Services Corporation (Delaware
                  Corporation)
            .     WFI Network Management Company, LP (Texas Company)
            .     Wireless Facilities Latin America LTDA (Brazilian Corporation)
            .     WFI de Mexico, S.A. de C.V. (Mexico Corporation)
            .     WFI de Mexico, S.R.L. de C.V. (Mexican LLC)
            .     Wireless Facilities International, Ltd. (U.K. Corporation)
            .     WFI UK, Ltd. (U.K. Corporation)
            .     And per Organizational Chart dated 11/15/00

     And All Wholly Owned or Financially Controlled Organizations, Firms or Corporations (including Subsidiaries thereof) and Organizations, Firms or
       Corporations of Which the Named Insured(s) has assumed or exercised management control, all now existing, which may hereafter exist, or have existed.


316543-New York Server 5A                   1                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                               Property Insurance

                                Insurance Company
                    St. Paul Fire & Marine Insurance Company
                              AM Best Rating: A+ XV

                                  Policy Number
                                   TE06101777

                                  Policy Period
                 12:01 am, January 16, 2001 to December 16, 2001

                     Limits of Insurance & Property Covered
                      Blanket Personal Property$10,084,404
                 Blanket Business Income/Extra Expense$5,000,000
                Blanket Computer Equipment, Data & MediaIncluded
                                and Extra Expense
            Earthquake Sprinkler Leakage - California only$5,000,000
                     Property in Transit - Worldwide$500,000

                                   Deductible
                                 Property$5,000
                             Portable Computer$2,500
                       Earthquake Sprinkler Leakage$50,000

                              Annual Premium$28,303

            Coverage Extensions
            .     Special Form Coverage
            .     $2,000,000 Newly Acquired or Constructed Buildings
            .     $1,000,000 Personal Property at Newly Acquired Locations
            .     $500,000 Any Unnamed Location - Including RF Test Equipment,
                  Property on Exhibit, and Salesmen's Samples


316543-New York Server 5A                   2                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                                Property Coverage

                        Coverage Extensions (cont.)
                        .     $100,000 Accounts Receivable
                        .     $100,000 Valuable Papers & Records
                        .     $25,000 Pollution Cleanup
                        .     $1,000,000 Off Premises Utilities Interruption
                        .     $25,000 Fine Arts
                        .     Agreed Amount/Waiver of Coinsurance
                        .     Replacement Cost Coverage
                        .     Selling Price Clause
                        .     Building Ordinance included
                        .     $500,000 Fire Legal Liability
                        .     Boiler and Machinery Included

                        Exclusions
                        .     Per Policy Form
                        .     Y2K


316543-New York Server 5A                   3                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

               Property InformationStatement of Values 2000 - 2001

--------------------------------------------------------------------------------
                                                 Business Personal    Business
                                                  Property & EDP    Income Incl.
                    Location                      (Includes R&D)   Extra Expense
--------------------------------------------------------------------------------
1.    9805 Scranton Road San Diego, CA 92121-1765    $8,000,000       $5,000,000
--------------------------------------------------------------------------------
2.    1840 Michael Faraday Drive, Suite 200          $1,505,000       Included
      Reston, VA 20190
--------------------------------------------------------------------------------
3.    701 Presidential Drive                         $579,404         Included
      Richardson, TX 75081
--------------------------------------------------------------------------------
TOTAL                                                $10,084,404      $5,000,000
--------------------------------------------------------------------------------

                                   SignedDated


316543-New York Server 5A                   4                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                          Commercial General Liability

                                Insurance Company
                    St. Paul Fire & Marine Insurance Company
                              AM Best Rating: A+ XV

                                  Policy Number
                                   TE06101777

                                  Policy Period
                 12:01 am, January 16, 2001 to December 16, 2001

                                   Policy Form
             Occurrence; Defense Costs in Addition to Policy Limits

                               Limits of Insurance
                           General Aggregate$2,000,000
               Products - Completed Operations Aggregate$2,000,000
                     Personal & Advertising Injury$1,000,000
                            Each Occurrence$1,000,000
                     Medical Expense - Any One Person$10,000

                                 Annual Premium
                 Non-Auditable (Estimated Sales $400MM)$119,861

            Coverage Extensions
            .     Automatic Coverage for Newly Acquired Organizations - 90 Days
            .     Blanket Contractual Liability
            .     Broad Form Named Insured
            .     Cancellation Notice - 60 Days (10 Days for Nonpayment)


316543-New York Server 5A                   5                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                          Commercial General Liability

                  Coverage Extensions (cont.)
                  .     Employee Benefit Administration Liability
                  .     Claims Made Form
                  .     $1,000,000 Each Wrongful Act
                  .     $3,000,000 Aggregate Limit
                  .     $1,000 Deductible
                  .     Employees as Additional Insureds
                  .     Fellow Employee Exclusion deleted
                  .     Non-Owned Watercraft Liability - Under 26 feet in length
                  .     Blanket Vendors as Additional Insureds
                  .     Blanket Additional Insureds - Lessors of Premises or
                        Equipment
                  .     Worldwide Liability - Suits Brought in U.S. and Canada

                  Exclusions
                  .     Per Policy Form
                  .     Employment Practices Liability
                  .     Intellectual Property

                            Claims Made Notification

   This policy contains a CLAIMS-MADE provision which applies to claims under the Employee Benefit Liability coverage. Claims under this policy must be submitted by you the insurer during the policy period for coverage to apply. Be aware that late reporting could result in a disclaimer of coverage letter from the insurer.


316543-New York Server 5A                   6                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                               Business Automobile

                                Insurance Company
                    St. Paul Fire & Marine Insurance Company
                              AM Best Rating: A+ XV

                                  Policy Number
                                   TE06101777

                                  Policy Period
                 12:01 am, January 16, 2001 to December 16, 2001

                               Limits of Insurance
                 Liability - Any One Accident or Loss$1,000,000
                   Uninsured/Underinsured Motorists$1,000,000
                             Medical Payments$5,000
                         Comprehensive Deductible$1,000
                           Collision Deductible$1,000

                                 Annual Premium
                           Adjustable at Audit$50,414

                  Coverage Extensions
                  .     Broad Form Named Insured
                  .     Cancellation Notice - 60 Days (10 Days for Nonpayment)
                  .     Employees as Additional Insureds
                  .     Non-Owned and Hired Automobile Liability
                  .     Hired Automobile Physical Damage
                  .     Limit Per VehicleActual Cash Value
                  .     Deductible$1,000Comprehensive $1,000Collision
                  .     Lessors as Additional Insured

                  Exclusions
                  .     Per Policy Form


316543-New York Server 5A                   7                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                            International Insurance

                               Insurance Company
                    St. Paul Fire & Marine Insurance Company
                             AM Best Rating: A+ XV

                                 Policy Number
                                   TE06101957

                                 Policy Period
                12:01 am, January 16, 2001 to December 16, 2001

                                    Coverage
                               General Liability
                          General Aggregate$2,000,000
                    Personal & Advertising Injury$1,000,000
              Products & Completed Operations Aggregate$2,000,000
                            Premises Damage$250,000
                             Medical Expense$10,000
                            Per Occurrence$1,000,000

                          Employee Benefits Liability
                            Per Occurrence$1,000,000
                              Aggregate$3,000,000
                                Deductible$1,000

   Voluntary Workers Compensation/Employers Liability Benefits: State of Hire
                          Employers Liability$1,000,000
                          Repatriation Expense$250,000

                         Contingent Automobile Liability
               Bodily Injury & Property Damage Liability$1,000,000


316543-New York Server 5A                   8                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                             International Insurance

                                    Property
                        Any Unscheduled Location$300,000

                                Deductible$1,000

                              Annual Premium$6,968


316543-New York Server 5A                   9                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                               Umbrella Liability

                                Insurance Company
                   National Union Fire Insurance Company (AIG)
                             AM Best Rating: A++ XV

                                  Policy Number
                                    BE7407927

                                  Policy Period
                 12:01 am, January 16, 2001 to December 16, 2001

                               Limits of Insurance
                          General Aggregate$35,000,000
                           Each Occurrence$35,000,000
                Product/Completed Operations Aggregate$35,000,000

                             Self-Insured Retention
                  Per Occurrence if no Underlying CoverageNone

                                Excess of Primary
                          Commercial General Liability
                          Business Automobile Liability
                              Employer's Liability
                    Employee Benefit Administration Liability
      International General Liability, Auto Liability, Employers Liability

                                 Annual Premium
                            Minimum & Deposit$63,387

                                   Policy Form
        Umbrella Form - Occurrence, Defense in Addition to Policy Limits


316543-New York Server 5A                  10                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                               Umbrella Liability

                  Coverage Extensions
                  .     Broad Form Named Insured
                  .     Cancellation Notice - 60 Days (10 Days for Nonpayment)

                  Exclusions
                  .     Per Policy Form
                  .     Aircraft Products
                  .     Asbestos
                  .     Care, Custody & Control - Real and Personal Property
                  .     Employment Practices Liability
                  .     Pollution - Hostile Fire Exception
                  .     Punitive Damages
                  .     Professional Liability Exclusion


316543-New York Server 5A                  11                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

                  Admitted Mexico Commercial General Liability

                                Insurance Company
                           Seguros Commercial America

                                  Policy Number
                                       TBD

                                  Policy Period
                 12:01 am, January 16, 2001 to December 16, 2001

                                   Policy Form
             Occurrence; Defense Costs in Addition to Policy Limits

                               Limits of Insurance
                           General Aggregate$2,000,000
               Products - Completed Operations Aggregate$2,000,000
                            Each Occurrence$1,000,000

                              Annual Premium$1,500
                           Based on $5,000,000 revenue
                             Revenue to be adjusted


316543-New York Server 5A                  12                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

Crime

                  Insurance Company
                  Gulf Insurance Company
                  AM Best Rating: A+ IX

                  Policy Number
                  GA00716156

                  Policy Period
                  12:01 am, January 16, 2001 to December 16, 2001

                  Limits of Insurance
                  Employee Dishonesty                              $1,000,000
                  Money & Securities -Loss Inside                  $1,000,000
                  Money & Securities -Loss Outside                 $1,000,000
                  Depositor's Forgery                              $1,000,000
                  Computer Fraud                                   $1,000,000

                  Deductible
                  (Does not apply to Employee Benefit Plans)          $15,000

                  Annual Premium                                       $6,735

                  Extensions of Coverage
                  .     ERISA Endorsements
                  .     Worldwide Coverage
                  .     Broad Form Named Insured
                  .     60 Days Notice of Cancellation

                  Covered Plans

                  Any Employee Benefit Plan required By ERISA to be bonded

                  Exclusions
                  .     Per Policy Form


316543-New York Server 5A                  13                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

Fiduciary Liability

                  Insurance Company
                  Gulf Insurance Company
                  AM Best Rating: A+ IX

                  Policy Number
                  GA00716169

                  Policy Period
                  12:01 am, January 16, 2001 to December 16, 2001

                  Policy Form
                  Claims Made

                  Limits of Insurance
                  Aggregate                                          $1,000,000

                  Deductible                                                NIL

                  Retroactive Date                                     12/16/99

                  Benefit Plans Covered
                  All plans on file with the company

                  Coverage Extensions
                  .     Employee Benefit Administration Liability

                  Annual Premium                                         $1,746


316543-New York Server 5A                  14                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

Workers' Compensation and Employer's Liability

                  Insurance Company
                  Safety National
                  AM Best Rating: A VIII

                  Policy Number
                  LDC0000126

                  Policy Period
                  December 16, 2000 to December 16, 2001

                  Coverage and Limits of Insurance
                  Coverage A - Workers' Compensation - Statutory
                  Coverage B - Employer's Liability
                         Bodily Injury by Accident:  Each Accident    $1,000,000
                         Bodily Injury by Disease:   Each Employee    $1,000,000
                         Bodily Injury by Disease:   Policy Limit     $1,000,000

                  Aggregate Limit                                     $5,000,000

                  Deductible                                            $150,000

                  Rates
                  Per $100 Payroll; Standard Rates Filed with Each State

                  Premium (Including State Assessments)
                  Adjustable at Audit                                   $200,579
                  Payment Plan: 20% down plus 9 monthly installments

                  Experience Modifications           2000
                                                     ----
                  California                          TBD
                  NCCI                                .78


316543-New York Server 5A                  15                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

Workers' Compensation and Employer's Liability

                  Coverage Extensions and Conditions
                  .     Cancellation Notice - 30 Days
                  .     Other States Coverage - Excluding ND, OH, WV, WY
                  .     U.S. Longshoreman's and Harbor Workers' Act
                  .     Voluntary Compensation
                  .     Stop Gap

                  Exclusions
                  .     Per Policy Form


316543-New York Server 5A                  16                          EXECUTION

Wireless Facilities, Inc.
--------------------------------------------------------------------------------
                                                            Summary of Insurance

Errors & Omissions Liability

                  Insuring Company
                  Steadfast Insurance Company
                  AM Best Rating: A+ XV

                  Policy Number
                  EOC356521201

                  Policy Period
                  12:01 a.m., September 1, 2000, to September 1, 2001

                  Limits of Insurance
                  Each Claim                                         $5,000,000
                  Aggregate - Each Policy Period                     $5,000,000

                  Deductible
                  Each and Every Claim                                  $50,000

                  Retroactive Date                                      7/13/95

                  Premium                                              $120,484

                  Extended Reporting Period           Twelve (12) months at 100%
                         of the total premium.

                  Endorsements
                  .     Amendment of Exclusion A
                  .     Automatic Acquisition Endorsement - for Entities that do
                        not exceed $32,000,000 in revenue
                  .     Construction Management Exclusion
                  .     Contingent BI/PD Endorsement
                  .     Punitive Damages Endorsement
                  .     Subsidiary Endorsement
                  .     Telecommunication, Information Technology, and
                        Multimedia Endorsement
                  .     Worldwide Endorsement


316543-New York Server 5A                  17                          EXECUTION

                                                                      SCHEDULE 9
                                                             TO CREDIT AGREEMENT

LEASED REAL
PROPERTY

                                 [Section 6.11]

Address                                                  Landlord
-------                                                  --------
Bridge Pointe Corporate Centre                 Franklin Templeton Companies
4810 Eastgate Mall                             2000 Alameda De La Pulgas #200A
San Diego, CA 92121                            San Mateo, CA  94402

1840 Michael Faraday Dr., Suite 101, 240       Chevy Chase Lane Company
Reston, VA 20190                               2 Wisconsin Circle
                                               Chevy Chase, MD   20815

1840 Michael Faraday Dr., Suite 200            General Dynamics
Reston, VA 20190                               100 Ferguson Drive
                                               Moutainview, CA 94039

701 Presidential Drive Area 134                Aetna Life Insurance
Richardson, TX  75081                          820 N. Glenville Road
                                               Richardson, TX 75081

141 South Black Horse Place, Suite 204         Leasing Agent:  Blackwood Medical Center
Blackwood, NJ 08012                            c/o Needleman Management Co.
                                               1060 N. Kings Highway, ,Suite 250
                                               Cherry Hill, NJ 08034
                                               Att:  Howard Needleman

6613 N. Scottsdale Rd. #200                    TTT Rental Properties
Phoenix, AZ 85250                              P.O. Box 1965
                                               Tracy, CA 95378
                                               Expires 2/28/01

8432 Rovana Circle                             Leasing Agent:  DDS Rental Account
Sacramento, CA 95828                           125 Thunderbird Ct.
                                               Novato, CA 94949
                                               Att:  Tom Chaps

Musset No. 10                                  Emilia Diaz Noriega
Reforma Polanco, C.P. 11550                    Renan 18, Dpto 304
Mexico, D.F.                                   Colonia Anzures, C.P. 11590
                                               Mexico, D.F.

Newton 286, Colonia Polanco                    Descartes, S.A. de C.V.
C.P. 11560, Mexico D.F.                        Hamburgo 75, p.c., Colonia Juarez
Mexico                                         C.P. 06600, Mexico D.F.
                                               Contact: Mireya Juarez
                                               Attorney: Alejandro Espinosa Duran

Alameda Santos, 1800, 8o.                      Leasing Agent:
Andar, 8B
Cerqueira Cesar, 01418-200
Sao Paulo, Brazil

74 North Street                                Leasing Agent:
Guildford, Surrey Gu14AW
United Kingdom


316543-New York Server 5A                  Schedule 9                  EXECUTION

                                                                     SCHEDULE 10
                                                             TO CREDIT AGREEMENT

                                  SUBSIDIARIES
                                 [Section 5.16]

The entities named in Schedule 11 other than Wireless Facilities, Inc. constitute all of the Subsidiaries of Wireless Facilities, Inc.

The following is a list of all of the Material Foreign Subsidiaries as of the Effective Date:

      (1)   WFI de Mexico S. de R.L. de C.V.; and
      (2)   Wireless Facilities International Limited

The following constitute all of the direct Subsidiaries of Wireless Facilities, Inc. as of the Effective Date:

      (1)   WFI FSC, Inc.;
      (2)   WFI Network Management Services Corp.;
      (3)   Wireless Facilities, Inc./Entel;
      (4)   Wireless Facilities Latin America LTDA;
      (5)   Wireless Facilities International Limited
      (6)   WFI UK Ltd.
      (7)   WFI de Mexico, S. de R.L. de C.V.; and
      (8)   WFI de Mexico, S.A. de C.V.

The following constitute all of the Subsidiaries of WFI de Mexico, S.A. de C.V. as of the Effective Date:

      (1)   WFI Asesoria En Telecomunicaciones, S.C. de C.V.; and
      (2)   WFI Asesoria En Administracion S.C. de C.V.

The sole Subsidiary of WFI Network Management Services Corp. as of the Effective Date is WFI NMC Corp.

The sole Subsidiary of WFI NMC Corp. as of the Effective Date is WFI NMC LP.

The following constitute all of the Subsidiaries of Wireless Facilities International Limited as of the Effective Date:

      (1)   Wireless Facilities International Germany GmbH;
      (2)   Wireless Facilities Telekomunikasyon Servis Ltd. Sit.; and
      (3)   Questus Limited
      (4)   Wireless Facilities International Spain S.L.

The following constitute all of the Subsidiaries of Questus Limited as of the Effective Date:

      Questus Scandinavia AB; and
      Questus GmbH.

The sole Subsidiary of Questus Scandinavia AB as of the Effective Date is WFI Scandinavia AB.


316543-New York Server 5A                Schedule 10                   EXECUTION

                                                                     SCHEDULE 11
                                                             TO CREDIT AGREEMENT

                   ORGANIZATIONAL/CAPITAL STRUCTURE; OWNERSHIP

Jurisdictions of Organization and Qualification

----------------------------------------------------------------------------------------------------------------------------------
                                  Type        Jurisdiction of   Jurisdiction of        Authorized     Capital Stock
                Name               of          Organization     Qualification           Capital          in Issue         FEIN
                              Organization                                               Stock
Wireless Facilities, Inc.      Corporation       Delaware      Arizona               195,000,000 of    43,337,707 of    13-3818604
                                                                                     Common Stock      Common Stock
                                                               Arkansas

                                                               California

                                                               Connecticut           5,000,000 of      No Preferred
                                                                                     Preferred Stock   Stock

                                                               Colorado
                                                               District of Columbia
                                                               Delaware
                                                               (state of
                                                               incorporation)
                                                               Florida
                                                               Georgia
                                                               Hawaii
                                                               Idaho
                                                               Illinois
                                                               Indiana
                                                               Iowa
                                                               Kentucky
                                                               Louisiana
                                                               Maine
                                                               Maryland
                                                               Massachusetts
                                                               Michigan


316543-New York Server 5A                 Schedule 11 - 1              EXECUTION

----------------------------------------------------------------------------------------------------------
                                                        Type         Jurisdiction of      Jurisdiction of
                Name                                     of            Organization        Qualification
                                                    Organization
                                                                                             Mississippi
                                                                                             Missouri
                                                                                             Nebraska
                                                                                             Nevada
                                                                                             New Hampshire
                                                                                             New Mexico
                                                                                             New York
                                                                                             New Jersey
                                                                                             North Carolina
                                                                                             Oklahoma
                                                                                             Oregon
                                                                                             Pennsylvania
                                                                                             South Carolina
                                                                                             Texas
                                                                                             Utah
                                                                                             Virginia
                                                                                             Washington

WFI Network Management Services Corp.                Corporation          Delaware           Texas

WFI FSC, Inc.                                        Corporation          Barbados           Barbados
Wireless Facilities, Inc./Entel.                     Corporation          Delaware           Inactive
WFI UK Ltd.                                          Corporation          UK                 EU
Wireless Facilities International Limited            Corporation          UK                 EU
WFI NMC LP                                           Limited Partnership  Delaware           Texas
WFI NMC Corp.                                        Corporation          Delaware           Delaware
Wireless Facilities International Spain S.L.         Corporation          Spain              EU
Wireless Facilities International Germany GmbH       Corporation          Germany            EU


------------------------------------------------------------------------------------------------------------------
                                                         Authorized           Capital Stock
                Name                                      Capital                in Issue             FEIN
                                                           Stock


















WFI Network Management Services Corp.                   1,000,000             1000 Common           33-0896808
                                                        Common
WFI FSC, Inc.                                           100 Common            100 Common            98-0231870
Wireless Facilities, Inc./Entel.                        1500 Common           12 Common             52-1924331
WFI UK Ltd.                                             1000 Shares           1000 Shares           3983956
Wireless Facilities International Limited               1000 Shares           900 Shares            3877285
WFI NMC LP                                              1000 Common           1000 Common           33-093-7529
WFI NMC Corp.                                           1000 Common           1000 Common           33-0937682
Wireless Facilities International Spain S.L.            400                   400
Wireless Facilities International Germany GmbH          Share Capital is      Share capital
                                                        in nominal amount     contribution is
                                                        of EUROS 25,000,000   fully paid in cash


316543-New York Server 5A                 Schedule 11 - 2              EXECUTION

------------------------------------------------------------------------------------------------------
                                                         Type        Jurisdiction of   Jurisdiction of
                Name                                      of          Organization     Qualification
                                                     Organization
Wireless Facilities Latin America LTDA               Corporation         Brazil           Brazil

Wireless Facilities Telekomunikasyon Servis Ltd      Corporation         Turkey           Turkey
Sit.

Questus Limited                                      Corporation         UK               EU

Questus Scandinavia AB                               Corporation         Sweden           Sweden

WFI Scandinavia AB                                   Corporation         Sweden           Sweden

WFI de Mexico, S. de R.L. de C.V.                    Limited Liability   Mexico           Mexico
                                                     Company

Questus GmBH                                         Corporation         Austria          Austria

WFI Asesoria En Telecomunicaciones S.C. de C.V.      Corporation         Mexico           Mexico




WFI Asesoria En Administracion S.C. de C.V.          Corporation         Mexico           Mexico



WFI de Mexico, S.A. de C.V.                          Corporation         Mexico           Mexico






-----------------------------------------------------------------------------------------------------------
                                                           Authorized         Capital Stock
                Name                                         Capital             in Issue          FEIN
                                                              Stock
Wireless Facilities Latin America LTDA                    250,000 Quotas      250,000 Quotas

Wireless Facilities Telekomunikasyon Servis Ltd           2,560 Shares        2,560 Shares
Sit.

Questus Limited                                           207,768 Units       207,768 Units        2948181

Questus Scandinavia AB                                    4,000 Shares        1,000 Shares         N/A

WFI Scandinavia AB                                        100,000 SEK         1,000 SEK            N/A

WFI de Mexico, S. de R.L. de C.V.                         2                   2                    N/A


Questus GmBH                                              500                 500                  N/A

WFI Asesoria En Telecomunicaciones S.C. de C.V.           Partner's           Partner's            N/A
                                                          Interests: $10,000  Interest:
                                                          Mex. Pesos          $10,000 Mex.
                                                                              Pesos

WFI Asesoria En Administracion S.C. de C.V.               Partner's           Partner's            N/A
                                                          Interests: $5,000   Interest: $5,000
                                                          Mex. Pesos          Mex. Pesos

WFI de Mexico, S.A. de C.V.                               9,800 Series B      9,050 Series B       N/A
                                                          Common Stock; 200   Common Stock &
                                                          Series A Common     750 Series B
                                                                              Treasury stock;
                                                                              200 Series A
                                                                              Treasury stock


316543-New York Server 5A                 Schedule 11 - 3              EXECUTION

                                                                     SCHEDULE 12
                                                             TO CREDIT AGREEMENT

                       EXISTING COMMITMENTS/EXISTING LOANS

Name of Bank                                Commitment            Existing Loans
------------                                ----------            --------------

Imperial Bank                                $25,000,000          $16,040,636.50

BankOne, Arizona, N.A                        $25,000,000          $16,040,636.50

                                             -----------          --------------

Total                                        $50,000,000          $   38,081,273


316543-New York Server 5A                   Schedule 12                EXECUTION

                                                                     SCHEDULE 13
                                                             TO CREDIT AGREEMENT

                           EXISTING LETTERS OF CREDIT

Issuing  Bank                       Amount ($)       Issue Date        Expiry Date      Beneficiary
-------  ----                       ----------       ----------        -----------      -----------
(and Standby LC Reference No.)
Imperial Bank                       $375,000         8/30/00           8/29/01          Michael E. Ralph
(0SF00001415)

Imperial Bank                       $375,000         8/30/00           8/29/01          Michael E. Ralph
(0SF00001416)

Imperial Bank                       $375,000         8/30/00           8/29/01          Michael E. Ralph
(0SF00001417)

Imperial Bank                       $375,000         8/30/00           8/29/01          Michael E. Ralph
(0SF00001418)


316543-New York Server 5A                   Schedule 13                EXECUTION

                                                                       EXHIBIT A

                               NOTICE OF BORROWING

                                                                          [Date]

Credit Suisse First Boston, as Administrative Agent for the Banks party to the Credit Agreement referred to below

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010
Attention: Agency Group

Ladies and Gentlemen:

            The undersigned, Wireless Facilities, Inc., refers to the Amended and Restated Credit Agreement, dated as of _________, 2001 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among, inter alios, the undersigned, certain Banks parties thereto and you, as Administrative Agent and Collateral Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.3 of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is _____,__.

            (ii) The aggregate principal amount of the Proposed Borrowing is $______.

            (iii) The Proposed Borrowing is to consist of [Base Rate Loans] [LIBOR Loans].

            [(iv) The initial Interest Period for the Proposed Borrowing is ____ months.](1)

            [(iv)] [(v)] Following the Proposed Borrowing, the total number of Borrowings of LIBOR Loans will be_______.

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in Section 5 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date (except to the extent that a representation and warranty speaks specifically of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

----------
(1)   To be included for a Proposed Borrowing of LIBOR Loans


347024-New York Server 4A                  A-1                         EXECUTION

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

            (C) the aggregate of the Credit Exposures of the Banks after giving effect to the Proposed Borrowing will not exceed the Total Commitments.

                                                WIRELESS FACILITIES, INC.


                                                By______________________________
                                                  Name:_________________________
                                                  Title:________________________

cc: [______________]


347024-New York Server 4A                  A-2                         EXECUTION

                                                                       EXHIBIT B

                                      NOTE

$_______                                                     _______, [New York]
                                                                    ______, 20__

            FOR VALUE RECEIVED, WIRELESS FACILITIES, INC., a corporation organized and existing under the laws of Delaware (the "Borrower"), hereby promises to pay to the order of [____] (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), in lawful money of the United States of America in immediately available funds, at the office of Credit Suisse First Boston (the "Agent") located at [______________] on the Loan Maturity Date (as defined in the Credit Agreement) the principal sum of [ ] United States dollars $[____] or, if less, the unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount of each Loan in like money at said office from the date such Loan is made until paid at the rates and at the times provided in the Credit Agreement.

            This Note is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of __________, 2001, among, inter alios, the Borrower, the Bank, the other financial institutions party thereto and the Administrative Agent and the Collateral Agent (as it may be amended, restated, supplemented or otherwise modified through the date hereof and from time to time thereafter, the "Credit Agreement") and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part, and Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

            In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OP THE STATE OF NEW YORK.

                                                WIRELESS FACILITIES, INC.


                                                By______________________________
                                                  Name:_________________________
                                                  Title:________________________


347024-New York Server 4A                      B-1                     EXECUTION

                                                                       EXHIBIT C

                              NOTICE OF CONVERSION

                                                                          [Date]

Credit Suisse First Boston, as Administrative Agent for the Banks parties to the Credit Agreement referred to below

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York  10010
Attention:  Agency Group

Ladies and Gentlemen:

            The undersigned, Wireless Facilities, Inc., refers to the Amended and Restated Credit Agreement, dated as of _________, 2001 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among, inter alios, the undersigned, certain Banks parties thereto and you, as Administrative Agent and Collateral Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.6 of the Credit Agreement, that the undersigned hereby requests a conversion of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such conversion (the "Proposed Conversion") as required by Section 2.6 of the Credit Agreement:

            (i) The Business Day of the Proposed Conversion is __________,
_______________________

            (ii) The aggregate principal amount of the Proposed Conversion is $_________________.

            (iii) The Loans (or portions thereof) to be converted (the "Converted Loans") are [Base Rate [LIBOR] Loans made pursuant to a Borrowing made on ____________, _______.

            (iv) Following the Proposed Conversion, the Converted Loans will be [Base Rate] [LIBOR] Loans(1) [, and, if the Converted Loans are to be LIBOR Loans, the initial Interest Period applicable thereto is _________ months.]

----------
(1) To be included if Base Rate Loans (or portions thereof) are being converted to LIBOR Loans.


347024-New York Server 4A                     C-1                      EXECUTION

            (v) Following the Proposed Conversion, the total number of Borrowings of LIBOR Loans will be ___________ and the aggregate principal amount of each such Borrowing will equal or be greater than $__________.

            The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing, or would result from the Proposed Conversion.

                                                WIRELESS FACILITIES, INC.


                                                By______________________________
                                                  Name:_________________________
                                                  Title:________________________

cc: [__________]



________________________________________________________________________________
      Loans.


347024-New York Server 4A                     C-2                      EXECUTION

                                                                       EXHIBIT D

                             NOTICE OF CONTINUATION

                                                                          [Date]

Credit Suisse First Boston, as Administrative Agent for the Banks parties to the Credit Agreement referred to below

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010
Attention: Agency Group

Ladies and Gentlemen:

            The undersigned, Wireless Facilities, Inc., refers to the Amended and Restated Credit Agreement, dated as of _________, 2001 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among, inter alios, the undersigned, certain Banks parties thereto and you, as Administrative Agent and Collateral Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.6 of the Credit Agreement, that the undersigned hereby requests a continuation of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such continuation (the "Proposed Continuation") as required by
Section 2.6 of the Credit Agreement:

            (i) The Business Day of the Proposed Continuation is _____________,
      ____.


            (ii) The aggregate principal amount of the Proposed Continuation is $_________________.

            (iii) The LIBOR Loans (or portions thereof) to be continued as LIBOR Loans (the "Continued Loans") were made pursuant to a Borrowing made on ___________, _________.

            (iv) The Interest Period for the Continued Loans is _____ months.

            (v) Following the Proposed Continuation, the total number of Borrowings of LIBOR Loans will be _____ and the aggregate principal amount of each such Borrowing will equal or be greater than $___.


347024-New York Server 4A            Exhibit D Page 1                  EXECUTION

            The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing, or would result from the Proposed Continuation.

                                                WIRELESS FACILITIES, INC.


                                                By______________________________
                                                  Name:_________________________
                                                  Title:________________________

cc: [___________]


347024-New York Server 4A            Exhibit D Page 2                  EXECUTION

                                                                       EXHIBIT E

                                                                          [Date]

[____________] as Issuing Bank
[____________]
[____________]
Attention:  [____________]

Credit Suisse First Boston, as Administrative Agent for the Banks party to the Credit Agreement referred to below

Ladies and Gentlemen:

            The undersigned, Wireless Facilities, Inc., refers to the Amended and Restated Credit Agreement, dated as of _________, 2001 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among, inter alios, the undersigned, certain Banks parties thereto and you, as Administrative Agent and Collateral Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.1A of the Credit Agreement, that the undersigned hereby requests the Issuing Bank named above to issue a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (the "Proposed Issuance") as required by Section 2.1A of the Credit Agreement:

            1.    Date of issuance of Letter of Credit: _________________, 200__

            2.    Face amount of Letter of Credit: $___________________

            3.    Expiration date of Letter of Credit: _________________, 200__

            4.    Name and address of beneficiary:

            5.    Account Party: ____________________________________

            6.    Attached hereto is:

                  |_|   a. the verbatim text of such proposed Letter of Credit

                  |_|   b. a description of the proposed terms and conditions of
                           such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Issuance:


347024-New York Server 4A               Exhibit E Page 1               EXECUTION

            (A) the representations and warranties contained in Section 5 of the Credit Agreement are correct, before and after giving effect to the Proposed Issuance and to the application of the proceeds thereof, as though made on and as of such date (except to the extent that a representation and warranty speaks specifically of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Issuance or from the application of the proceeds thereof;

            (C) the LC Exposure after giving effect to the Proposed Issuance will not exceed $10,000,000; and

            (D) the aggregate of the Credit Exposures of the Banks after giving effect to the Proposed Issuance will not exceed the Total Commitments.

                                                WIRELESS FACILITIES, INC.


                                                By______________________________
                                                  Name:_________________________
                                                  Title:________________________

cc: [___________]


347024-New York Server 4A               Exhibit E Page 2               EXECUTION

                                                                       EXHIBIT F

                            WIRELESS FACILITIES, INC.

                              OFFICER'S CERTIFICATE

            I, the undersigned, [President] [Vice President], of WIRELESS FACILITIES, INC. a corporation organized and existing under the laws of Delaware (the "Borrower"), DO HEREBY CERTIFY that:

            1. This Certificate is furnished pursuant to Section 4.2(b) of the Amended and Restated Credit Agreement, dated as of _________, 2001, among, inter alios, the Borrower, the Banks party thereto and Credit Suisse First Boston, as Administrative Agent and Collateral Agent (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified through the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

            2. The persons named below have been duly elected, have duly qualified as and at all times since [please advise of date of Terry Ashwill's employment] (to and including date hereof) have been officers of the Borrower, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

                 Name(1)                 Office                    Signature
                 -------                 ------                    ---------

            3. Attached hereto as Exhibit A is a copy of the Articles of Incorporation of the Borrower as filed in the Office of the Delaware Secretary of State on [________________] together with all amendments thereto adopted through the date hereof.

            4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Borrower as in effect on the date the resolutions described in paragraph 5 below were adopted, together with all amendments thereto adopted through the date hereof.

            5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of any of the Credit Documents.

            6. On the date hereof, the representations and warranties contained in Section 5 of the Credit Agreement are true and correct, both before and after giving effect to each Borrowing to be incurred on the date hereof and the application of the proceeds thereof.

----------
(1) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.


347024-New York Server 4A                Exhibit F Page 1              EXECUTION

            7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowings to be incurred on the date hereof or from the application of the proceeds thereof.

            8. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

            IN WITNESS WHEREOF, I have hereunto set my hand this [_____] day of [_______], 2001.

                                                WIRELESS FACILITIES, INC.


                                                By______________________________
                                                  Name:_________________________
                                                  Title:________________________


347024-New York Server 4A                Exhibit F Page 2              EXECUTION

                            WIRELESS FACILITIES. INC.

                             SECRETARY'S CERTIFICATE

            I, the undersigned, Secretary of WIRELESS FACILITIES, INC., DO HEREBY CERTIFY that:

            1. [Insert name of Person making the above certifications] is the duly elected and qualified [__________________]of the Borrower and the signature on the attached Officer's Certificate is [his][her] genuine signature.

            2. The certifications made by [name] in items 2, 3, 4 and 5 on the attached Officer's Certificate are true and correct.

            3. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

            IN WITNESS WHEREOF, I have hereunto set my hand this [______] day of [__________], 2001.

                                               WIRELESS FACILITIES, INC.


                                              By________________________________
                                                  Name:_________________________
                                                  Title: Secretary


347024-New York Server 4A                Exhibit F Page 3              EXECUTION

                                                                       EXHIBIT G

                                  [SUBSIDIARY]

                              OFFICER'S CERTIFICATE

            I, the undersigned, [President] [Vice President], of [SUBSIDIARY NAME] (the "Subsidiary"), DO HEREBY CERTIFY that:

            1. This Certificate is furnished pursuant to Section 4.2(b) of the Amended and Restated Credit Agreement, dated as of [__________], among, inter alios, WIRELESS FACILITIES, INC. (the "Borrower"), the Banks party thereto and Credit Suisse First Boston, as Agent and Collateral Agent (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified through the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

            2. The persons named below have been duly elected, have duly qualified as and at all times since [please advise of date of Terry Ashwill's employment] (to and including date hereof) have been officers of the Subsidiary, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

                        Name(1)            Office                    Signature
                        -------            ------                    ---------

            3. Attached hereto as Exhibit A is a copy of the [documents establishing] the Subsidiary as filed in the [jurisdiction of its establishment] on [date], together with all amendments thereto adopted through the date hereof.

            4. Attached hereto as Exhibit B is a true and correct copy of the [Bylaws] of the Subsidiary as in effect on the date the resolutions described in paragraph 5 below were adopted, together with all amendments thereto adopted through the date hereof.

            5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Subsidiary, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Subsidiary which deal with the execution, delivery or performance of any of the Credit Documents.

            6. On the date hereof, the representations and warranties contained in Section 5 of the Credit Agreement are true and correct, both before and after giving effect to each Borrowing to be incurred on the date hereof and the application of the proceeds thereof.

----------
(1) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.


347024-New York Server 4A                Exhibit G Page 1              EXECUTION

            7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowings to be incurred on the date hereof or from the application of the proceeds thereof.

            8. I know of no proceeding for the dissolution or liquidation of the Subsidiary or threatening its existence.

            IN WITNESS WHEREOF, I have hereunto set my hand this [______] day of [__________], 2001.

                                                [SUBSIDIARY NAME]


                                                By______________________________
                                                   Name:
                                                   Title:


347024-New York Server 4A              Exhibit G Page 2                EXECUTION

                                [SUBSIDIARY NAME]

                             SECRETARY'S CERTIFICATE

            I, the undersigned, Secretary of [SUBSIDIARY NAME], DO HEREBY CERTIFY that:

            1. [Insert name of Person making the above certifications] is the duly elected and qualified [______________] of the Subsidiary and the signature on the attached Officer's Certificate is [his][her] genuine signature.

            2. The certifications made by [name] in items 2, 3, 4 and 5 on the attached Officer's Certificate are true and correct.

            3. I know of no proceeding for the dissolution or liquidation of the Subsidiary or threatening its existence.

            IN WITNESS WHEREOF, I have hereunto set my hand this [______] day of January, 2001.

                                             [SUBSIDIARY NAME]


                                             By_________________________________
                                                Name:  _________________________
                                                Title: Secretary


347024-New York Server 4A              Exhibit G Page 3                EXECUTION

                                                                       EXHIBIT H

                               LANDLORD'S CONSENT

                                                                          [Date]

[Landlord]

Gentleman/Ladies:

            As you may be aware, Wireless Facilities, Inc. (the "Tenant") under that certain [insert description of the Lease] (as amended, modified or supplemented from time to time, the "Lease") of the premises commonly known as [__________], [________], [_____] [CA] (the "Premises"), has entered into that certain Credit Agreement, dated as of August 18, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Tenant, the banks described therein (the "Banks") and Credit Suisse First Boston in its capacity as administrative agent (in such capacity, together with its successors, the "Agent") and collateral agent (in such capacity, together with its successors, the "Collateral Agent") on behalf the Banks.

To secure its obligations to the Agent, the Collateral Agent and the Banks under the [Credit Agreement] [Guaranty], the Tenant has entered into a Security Agreement, dated as of [_____________], (as amended, modified or supplemented from time to tune, the "Security Agreement"), with the Collateral Agent, pursuant to which the Tenant has granted the Collateral Agent a security interest over certain collateral more particularly described therein, including, without limitation, its contract rights (including its rights under the Lease), its inventory and its equipment (collectively, the "Collateral").

            In order to advance funds to the Tenant under the Credit Agreement, the Collateral Agent needs the following assurances from you:

            (1) You consent to the granting of the security interest in the Lease to the Collateral Agent;

            (2) You will send the Collateral Agent at its office located at [____________________], Attention: [__________] (or such other address as the Collateral Agent provides you in writing) a copy of any notice of default under (or termination of) the Lease (each, a "Default Notice") and allow the Collateral Agent an additional period of time equal to the grace period already permitted under the Lease in order to cure any such default;

            (3) You will permit the Collateral Agent to cure any default under the Lease if the Tenant fails to do so, and, further, you will permit the Collateral Agent to assume all of the Tenant's rights and obligations under the Lease, including, without limitation, the right to enter and possess the leased premises and, subject to the terms of the Lease, assign the Lease or sublet the leased premises at some future date;

            (4) You will apply any sums of money paid to you by the Collateral Agent only to debts owing under the Lease as described in the Default Notice, and not to set off such sums against other debts owed to you by the Tenant; and

            (5) You consent to the granting of a security interest in all of the personal property of the Tenant located now or in the future on the Premises (the "Personal Property"), including any part of the Personal Property that is now or is hereafter located or installed on or affixed to the Premises or that is or may be deemed to be fixtures. You agree that all of the Personal Property, whether or not affixed to or located or installed on the Premises, constitutes and shall remain personal property and shall not become installed or located on or affixed to the Premises or any other real estate. You hereby expressly waive


347024-New York Server 4A               Exhibit H Page 1               EXECUTION
      and disclaim to the fullest extent allowed by applicable law all right, title and interest in or to any and all of the Personal Property. You further agree that the Collateral Agent or its representatives may enter upon the Premises for the purpose of detaching, removing, repossessing and otherwise exercising any or all of its or their rights or remedies with respect to the Personal Property without interference by, or liability, accountability or reimbursement to, you or any other person or entity claiming through or as a successor to or on behalf of you.

                  If you are in agreement with the terms of this letter, we would appreciate your signing the enclosed copies of this letter and returning one to us and one to the Collateral Agent in the enclosed envelopes at your earliest convenience.

Thank you for your assistance in this matter.

                                              CREDIT SUISSE FIRST BOSTON,
                                              Collateral Agent


                                              By________________________________
                                                  Title: _______________________

AGREED TO AND ACCEPTED BY:

[LANDLORD]


                                              By:_
                                              Title: ___________________________

                                                             Date:______________


347024-New York Server 4A               Exhibit H Page 2               EXECUTION

                             COLLATERAL DESCRIPTION

(1) All Contracts of Debtor; (2) all Inventory of Debtor; (3) all Equipment of Debtor; (4) all computer programs of the Debtor and all proprietary information of the Debtor; (5) all other Goods, General Intangibles, Chattel Paper, Documents, Instruments and Investment Property of Debtor; and (6) all Proceeds and products of any and all of the foregoing.

Capitalized terms used in this Collateral Description shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Chattel Paper" shall mean, as of any date of determination, "chattel paper" as such term is defined in the UCC as in effect on such date.

"Contracts" shall mean all contracts and agreements between the Debtor and one or more additional parties.

"Documents" shall mean, as of any date of determination, "documents" as such term is defined in the UCC as in effect on such date.

"Equipment" shall mean, as of any date of determination, "equipment" as such term is defined in the UCC as in effect on such date, now or hereafter owned by Debtor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by the Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

"General Intangibles" shall mean, as of any date of determination, "general intangibles" as such term is defined in the UCC as in effect on such date.

"Goods" shall mean, as of any date of determination, "goods" as such term is defined in the UCC as in effect on such date.

"Instrument" shall mean, as of any date of determination, "instrument" as such term is defined in the UCC as in effect on such date.

"Inventory" shall mean, as of any date of determination, "inventory" as such term is defined in the UCC as in effect on such date, now or hereafter owned by Debtor and, in any event, shall include, but shall not be limited to, all raw materials, work-in-process, and finished inventory of the Debtor of every type or description and all documents of title covering such inventory.

"Investment Property" shall mean, as of any date of determination, "investment property" as such term is defined in the UCC as in effect on such date.

"Proceeds" shall mean, as of any date of determination, "proceeds" as such term is defined in the UCC as in effect on such date.

"UCC" shall mean the Uniform Commercial Code.


347024-New York Server 4A               Exhibit H Page 3               EXECUTION

                                                                       EXHIBIT I

                             COMPLIANCE CERTIFICATE

                                                                          [Date]

Credit Suisse First Boston, as Administrative Agent for the Banks parties to the Credit Agreement referred to below

Credit Suisse First Boston

[__________]

Attention: [__________]

Ladies and Gentlemen:

            I, the undersigned, Authorized Representative of Wireless Facilities, Inc., a Delaware corporation (the "Borrower"), pursuant to Section 6.1(e) of the Amended and Restated Credit Agreement, dated as of [________], 2001 by and among, inter alios, the Borrower, the Banks party thereto and Credit Suisse First Boston as Administrative Agent and Collateral Agent (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified through the date of this Compliance Certificate, being herein called the "Credit Agreement"; unless otherwise defined herein capitalized terms used in this Compliance Certificate have the meanings assigned to those terms in the Credit Agreement), have attached hereto the quarterly financial statements of the Borrower for the Fiscal Quarter ended [___], [_____](the "Test Date"), and DO HEREBY CERTIFY that the Borrower [is] [is not] in compliance with the Financial Covenants according to the following calculations:

(1)[A.]   Capital Expenditures:

          (1)  Capital expenditures made during Fiscal Year        $[_____]

          (2)  Excess (deficit) of $20,000,000 for Fiscal
               Year ending December 31, 2000, and of
               $35,000 for any other Fiscal Year, over (1)         $[_____]

          (3)  50% of excess (deficit) carried forward
               from immediately preceding Fiscal Year

[A.][B.]  Quick Ratio:

          (1)  Cash at Test Date                          $[_____]

          (2)  Permitted Investments of the type
               described in clause (ii) of the
               definition thereof at the Test Date        $[_____]

          (3)  Billed and Unbilled Accounts at Test Date  $[_____]

          (5)  Total of (1) through (3)                            $[_____]

          (6)  Total Current Liabilities at Test Date              $[_____]

          (7)  Actual Ratio ((5) to (6))                           $[_____]:1.00

          (8)  Covenant Ratio                                      1.00:1.00

----------
(1)   To be included if the Test Date is the last day of a Fiscal Year.


347024-New York Server 4A               Exhibit I Page 1               EXECUTION

          (9)  (7) is [less][greater] than (8)

[B.][C.]  Senior Debt to EBITDA:

          (1)  Senior Debt on Test Date                              $[_______]

          (2)  EBITDA for four quarters ending on Test               $[_______]
               Date.

          (3)  Actual Ratio ((1) to (2))                             [_______]:]

          (4)  Covenant Amount                                       2.00:1

          (5)  (3) is [greater] [less] than 4

[C.][D.]  Fixed Charge Coverage:

          (1)  EBITDA for four quarters ending
               on Test Date                               $[_______]

          (2)  Cash Dividends for four quarters
               ending on Test Date                        $[_______]

          (3)  Cash Distributions to
               Shareholders/Affiliates for four quarters
               ending on Test Date                        $[_______]

          (4)  Unfunded Capital Expenditures for
               four quarters ending on Test Date          $[_______]

          (5)  Cash taxes paid for four quarters
               ending on Test date                        $[_______]

          (6)  (1) minus (2), (3), (4), and (5)                       $[_______]

          (7)  Aggregate scheduled principal payments on
               Total Debt in one year period following
               Test Date                                  $[_______]

          (8)  Capital Lease obligations due within one
               year from Test Date                        $[_______]

          (9)  Interest Expense for four quarters ending
               on Test Date                               $[_______]

          (10) Sum of (7), (8), and (9)                               $[_______]

          (11) Actual Ratio (6) to (10)                               [_____]:1

          (12) Covenant Ratio                                         1.50:1

          (13) (11) is [less] [greater] than (12)


347024-New York Server 4A               Exhibit I Page 2               EXECUTION

            IN WITNESS WHEREOF, I have hereunto set my hand this [______] day of [____________], [____].

                                               WIRELESS FACILITIES, INC.


                                               By_______________________________
                                                  Name:_________________________
                                                  Title:________________________

cc: [__________]


347024-New York Server 4A               Exhibit I Page 3               EXECUTION

                                                                       EXHIBIT J

                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Amended and Restated Credit Agreement, dated as of [__________], 2001, by and among, inter alios, Wireless Facilities, Inc. (the "Borrower"), the Banks from time to time party thereto and Credit Suisse First Boston, as Administrative Agent and Collateral Agent for such Banks (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified through the date hereof and as it may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

            [__________________] ("Assignor") and [__________________]
("Assignee") hereby make and enter into this assignment and acceptance agreement (this "Assignment and Acceptance") as of [_______] [_______].

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement which represents the percentage interest specified in
Item 4 of Annex I (the "Assigned Share") of the Commitments and Loans under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the outstanding principal balance of the Loans will be as set forth in Item 4 of Annex I.

            2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Guarantor, the Borrower or any of its Subsidiaries (the "Credit Parties") the performance or observance by any Credit Party of its obligations under the Credit Documents to which it is a party or any other instrument or document furnished pursuant thereto.

            3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (c) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

            4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. Unless a later date is specified in Item 5 of Annex I hereto, this Assignment and Acceptance shall become effective on the first date on which each of the following conditions is satisfied: (a) this Assignment and Acceptance shall have been executed and delivered by the Assignor and Assignee and a fully executed original shall have been delivered to the Administrative Agent, (b) the consents described in 10.5(a) of the Credit Agreement shall have been obtained, and (c) the Agent shall have received the $3,500 processing and recordation fee referred to in
Section 10.5(a) of the Credit Agreement (such effective date or, so long as the conditions described above have been satisfied, such later date as specified in
Item 5 of Annex I hereto (the "Settlement Date").


347024-New York Server 4A               Exhibit J Page 1               EXECUTION

            5. As of the Settlement Date, (a) the Assignee shall become a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance shall have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than any indemnities) and be released from its obligations under the Credit Documents.

            6. It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I which accrue on and after the Settlement Date, such interest to be paid by the Agent directly to the Assignee. It is further agreed that all payments and prepayments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans which are outstanding on the Settlement Date and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

            7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


347024-New York Server 4A               Exhibit J Page 2               EXECUTION

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                [ASSIGNOR], as Assignor

                                                By______________________________
                                                     Name:______________________
                                                     Title:_____________________


                                                [ASSIGNEE], as Assignee

                                                By______________________________
                                                     Name:______________________
                                                     Title:_____________________

Acknowledged and Agreed this
[______] day of [________]


CREDIT SUISSE FIRST BOSTON, as Administrative Agent

By_______________________________
     Name:_______________________
     Title:______________________


*[WIRELESS FACILITIES, INC.]

By_______________________________
     Name:_______________________
     Title:______________________

----------
*     To be included unless an Event of Default has occurred and is continuing.


347024-New York Server 4A               Exhibit J Page 3               EXECUTION

                      ANNEX I TO ASSIGNMENT AND ACCEPTANCE

1     Borrower: Wireless Facilities, Inc.

2.    Name and Date of Credit Agreement:

      Amended and Restated Credit Agreement, dated as of [___________], 2001, by and among, inter alios, Wireless Facilities, Inc., the Banks from time to time party thereto, and Credit Suisse First Boston, as Agent and Collateral for such Banks.

3.    Date of Assignment and Acceptance: [_________], [___].

4.    Amounts (as of date of item #3 above):

      A.   Total Commitment                                       $[______]

      B.   Assigned Share of Total Commitment                      [______]%

      C.   Amount of Assigned Share of Total Commitment           $[______]

      D.   Aggregate Amount of Loans Outstanding                  $[______]

      E.   Assigned Share of Loans                                $[______]

      F.   Amount of Assigned Share of Loans                      $[______]


5.    Settlement Date:   [___________], [___].

6.    Rate(s) of Interest to the Assignee:

      [As set forth in the Credit Agreement]

7.    Assignee Notice Information:

      [____________]
      [____________]
      [____________]

      Attention:       [___________]
      Telephone:       [___________]
      Telecopier:      [___________]
      Reference:       [___________]

8.    Assignee Payment Instructions:

      Base Rate Lending Office:

      [____________________]
      [____________________]
      ABA#:  [___________]
      Account Name:  [___________]
      Account#:      [___________]
      Reference:     [___________]

      LIBOR Lending Office:

      [____________________]
      [____________________]


347024-New York Server 4A               Exhibit J Page 4               EXECUTION

      ABA#:  [___________]
      Account Name:  [___________]
      Account#:      [___________]
      Reference:     [___________]


347024-New York Server 4A               Exhibit J Page 5               EXECUTION

                                                                       EXHIBIT K

                          DOMESTIC SUBSIDIARY GUARANTY

      SUBSIDIARY GUARANTY, dated as of [__________] (as amended, restated, supplemented or otherwise modified from time to time, this "Guaranty"), made by [ ], a [ ] corporation (the "Guarantor"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

                                   WITNESSETH:

      WHEREAS, Wireless Facilities, Inc., a Delaware corporation (the "Borrower"), the Banks and Credit Suisse First Boston, as administrative agent (the "Agent") and collateral agent (the "Collateral Agent"), have entered into an Amended and Restated Credit Agreement, dated as of [__________], 2001 (as amended, restated, supplemented or otherwise modified through the date hereof and from time to time thereafter, the "Credit Agreement"), providing for the making of Loans as contemplated therein;

      WHEREAS, the Guarantor is a Wholly-Owned Subsidiary of the Borrower,

      WHEREAS, it is an ongoing condition to the making of Loans under the Credit Agreement that the Guarantor shall execute and deliver this Guaranty; and

      WHEREAS, the Guarantor will obtain benefits as a result of the Loans made to the Borrower under the Credit Agreement and, accordingly, desires to execute and deliver this Guaranty in order to satisfy the condition described in the preceding paragraph;

      NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Banks and hereby covenants and agrees with the Agent, the Collateral Agent and each Bank as follows:

            7. The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on any Note issued under the Credit Agreement and of all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, obligations and liabilities, collectively, the "Guaranteed Obligations"). All payments by the Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 3.5 and 3.6 of the Credit Agreement.

            8. The Guarantor hereby waives, to the fullest extent permitted by law:

                  (1) notice of acceptance of this Guaranty and notice of any liability to which it may apply;

                  (2) presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Agent, the Collateral Agent or any Bank against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor);

                  (3) all rights and benefits that the Guarantor may have, now or at any time hereafter under, and any defense, right of setoff, claim or counterclaim whatsoever (other than payment and performance in full of all of the Guaranteed Obligations) arising under, California Civil Code Sections 2809, 2810, 2815, 2819, 2820, 2821, 2839, 2845, 2847, 2848, 2849, 2850 and 2855, and
California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and all successor sections; and


347024-New York Server 4A               Exhibit K Page 1               EXECUTION

                  (4) all rights to require the Agent, the Collateral Agent or any Bank to marshal assets or to pursue any other remedy in the Agents, the Collateral Agent's or any Bank's power.

      No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 2. In accordance with subsection 16(a) below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. Subsection 2(c) is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

            9. The Agent, the Collateral Agent and any Bank may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (1) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (3) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (4) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Banks and the Guarantor;

                  (5) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Agent, the Collateral Agent or the Banks regardless of what liabilities or liabilities of the Borrower remain unpaid;

                  (6) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements; and/or

                  (7) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

            10. The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Agent, the Collateral Agent or any Bank as contemplated in Section 3 of this Guaranty; or (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor. This Guaranty is a primary obligation of the Guarantor.

            11. If and to the extent that the Guarantor makes any payment to the Agent, the Collateral Agent, any Bank or to any other Person pursuant to or in respect of this Guaranty, any claim which the Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations.


347024-New York Server 4A               Exhibit K Page 2               EXECUTION

            12. In order to induce the Banks to make the Loans pursuant to the Credit Agreement, the Guarantor makes the following representations, warranties and agreements:

                  (1) The Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Guarantor has no Subsidiaries.

                  (2) The Guarantor has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Guarantor has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms (except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

                  (3) Neither the execution, delivery or performance by the Guarantor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the articles of incorporation or bylaws of the Guarantor.

                  (4) To the best knowledge of Guarantor, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing
Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Credit Document to which the Guarantor is a party or (b) the legality, validity, binding effect or enforceability of any such Credit Document.

                  (5) There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

                  (6) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to any Bank (including, without limitation, all information contained herein) for purposes of or in connection with this Guaranty or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Guarantor in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  (7) The Guarantor has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in


347024-New York Server 4A               Exhibit K Page 3               EXECUTION
accordance with GAAP and those for which the failure to do so would cause a Material Adverse Effect. The Guarantor has paid, or has provided adequate reserves (in the good faith judgment of the management of the Guarantor) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  (8) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; none of the Guarantor or any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections with respect to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Guarantor or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Guarantor or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Guarantor may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

                  (9) As of the date hereof, the authorized Capital Stock of the Guarantor consists of [ ] common shares, with [ ] shares currently issued and outstanding, all of which are registered in the name of the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. The Guarantor does not have outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

                  (10) To the best knowledge of the Guarantor, the Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (11) To the best knowledge of the Guarantor, the Guarantor is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it,
(ii) no significant strike, labor dispute, slowdown or stoppage pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it and (iii) to the best knowledge of the Guarantor, no union representation question existing with respect to the employees of the Guarantor and, to the best knowledge of the Guarantor, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii above, either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                  (12) To the best knowledge of the Guarantor, the Guarantor owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

                  (13) The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


347024-New York Server 4A               Exhibit K Page 4               EXECUTION

                  (14) The Guarantor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            13. The Guarantor covenants and agrees that on and after the date hereof and until the termination of the Commitments and the repayment in full of the Loans and Notes, together with interest, fees and all other Obligations incurred under the Credit Documents:

                  (1) Promptly, and in any event within four Business Days after an officer of the Guarantor obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending against the Guarantor which could reasonably be expected to have a Material Adverse Effect.

                  (2) [not used]

                  (3) Promptly, copies of (i) all financial information and proxy materials, sent by the Guarantor to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements and prospectuses, if any which the Guarantor shall file with the SEC or any governmental agencies substituted therefor.

                  (4) From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

                  (5) The Guarantor will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Guarantor will permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Guarantor, any of the properties of the Guarantor, and to examine the books of record and account of the Guarantor and its Subsidiaries and discuss the affairs, finances and accounts of the Guarantor with, and be advised as to the same by, its officers, all at such reasonable times and Intervals and to such reasonable extent as the Agent or such Bank may request.

                  (6) The Guarantor will (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described in Schedule 8 of the Credit Agreement, and (c) furnish to each Bank, upon written request, full information as to the insurance carried. The provisions of this Subsection shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the security documents that require the maintenance of insurance. The Guarantor shall ensure that each insurance policy maintained by the Guarantor names the Collateral Agent as loss payee and the Agent, the Collateral Agent and the Banks as additional insureds.

                  (7) The Guarantor will do all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Subsection shall prevent the withdrawal by the Guarantor of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

                  (8) The Guarantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (9) As soon as possible and, in any event, within 10 days after the Guarantor or any ERISA Affiliate knows or has reason to know any of the following, the Guarantor will deliver to each of the Banks a certificate of an Authorized Representative setting forth details as to such occurrence and such action, if any, which the Guarantor or such ERISA Affiliate is required


347024-New York Server 4A               Exhibit K Page 5               EXECUTION
or proposes to take, together with any notices required or proposed to be given to or filed with or by the Guarantor, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(1) of ERISA.

                  (10) The Guarantor shall cause (i) each of its fiscal years to end on December 31 and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31.

                  (11) The Guarantor will perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (12) [not used]

                  (13) Except as provided in the Credit Agreement, the Guarantor will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired.

                  (14) Except as provided in the Credit Agreement, the Guarantor will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of Inventory, materials and Equipment in the ordinary course of business) of any Person.

                  (15) The Guarantor will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes, or purchase or otherwise acquire for a consideration any shares of any class of its Capital Stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its Capital Stock), except that the Guarantor may pay dividends or make distributions to the Borrower.

                  (16) Except as provided in the Credit Agreement, the Guarantor will not contract, create, incur, assume or suffer to exist any Indebtedness.

                  (17) Except as provided in the Credit Agreement, the Guarantor will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  (18) The Guarantor will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Guarantor, other than on terms and conditions substantially as favorable to the Guarantor as would be obtainable by the Guarantor at the time in a comparable arm's-length transaction with a Person other than an Affiliate.


347024-New York Server 4A               Exhibit K Page 6               EXECUTION

                  (19) Except as provided in the Credit Agreement, the Guarantor will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including capitalized lease obligations).

                  (20) The Guarantor will not (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Scheduled Indebtedness or any Subordinated Debt or (ii) amend or modify, or permit the amendment or modification of, any material provision of any Scheduled Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change its articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or bylaws, or any agreement entered into by it, with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock in each case, if the effect of such would be adverse to any Credit Party, the Agent or any bank, Collateral Agent.

                  (21) The Guarantor will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on its ability to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower, or pay any Indebtedness owed to the Borrower or another Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reasons of (x) applicable law,
(y) this Guaranty and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor.

                  (22) Except as provided in the Credit Agreement, the Guarantor shall not issue any Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Capital Stock, except for (i) transfers and replacements of then outstanding shares of Capital Stock and (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower in any class of the Capital Stock of the Guarantor.

                  (23) Except as provided in the Credit Agreement, the Guarantor will not engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof or any business related or incidental thereto.

            14. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor, the Agent, the Collateral Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            15. This Guaranty shall be binding upon the Guarantor and its successors and assigns.

            16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except as provided in Section 10.13 of the Credit Agreement.

            17. The Guarantor acknowledges that it has received an executed (or conformed) copy of the Credit Agreement and is familiar with the contents thereof. The Guarantor represents and warrants that it is fully aware of the financial condition of the Borrower, and the Guarantor delivers


347024-New York Server 4A               Exhibit K Page 7               EXECUTION
this Guaranty based solely upon its own independent investigation of the Borrower's financial condition and in no part upon any representation or statement of the Agent, the Collateral Agent or any Bank with respect thereto. The Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the Borrower's financial condition as the Guarantor may deem material to the Guaranteed Obligations, and the Guarantor is not relying upon or expecting the Agent, the Collateral Agent or any Bank to furnish it any information in its possession concerning the Borrower's financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations. The Guarantor hereby waives any duty on the part of each of the Agent, the Collateral Agent or any Bank to disclose to the Guarantor any facts it may now or hereafter know about the Borrower, regardless of whether any such Person has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume, or has reason to believe that such facts are unknown to the Guarantor. The Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of continuing guaranty which includes, without limitation, the possibility that the Borrower will contract for additional indebtedness for which the Guarantor may be liable hereunder after the Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

            18. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest, or other notice of any kind to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) up to, but not exceeding, $[10,000,000] in the aggregate and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor to such Bank under this Guaranty, irrespective of whether or not such Bank shall have made any demand hereunder and although said obligations, or any of them, shall be contingent or unmatured.

            19. All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered:

                  if to the Guarantor, to:

                  [Name of Guarantor]
                  c/o Wireless Facilities, Inc.
                  Bridge Pointe Corporate Centre
                  4810 Eastgate Mall
                  San Diego, CA 92121
                  Attention: Mr. Terry Ashwill
                  Telephone: (858) [228-2236]
                  Facsimile:  (858) [228-2001]

            if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule 2 to the Credit Agreement; and

            if to the Agent, at its Notice Office;

or, as to the Guarantor or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Guarantor and the Agent. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

            20. If claim is ever made upon the Agent, any Bank or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of


347024-New York Server 4A              Exhibit K Page 8                EXECUTION

(a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            21. Any acknowledgment or new promise, whether by payment or principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Agent, the Collateral Agent, any Bank or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

            22. (a) THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                  (1) CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR ARISING OUT O OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, AND THE GUARANTOR, BY EXECUTING AND DELIVERING THIS AGREEMENT, THE GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY: (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND ANY APPELLATE COURTS THEREFROM); (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13; (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN AN SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (v) AGREES THAT AGENTS AND BANKS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BANKS IN THE COURTS OF ANY OTHER JURISDICTION.

                  (2) THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE GUARANTOR, THE AGENT, THE COLLATERAL AGENT AND THE BANKS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, the Collateral Agent, the Banks and the Guarantor each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and the other Credit Documents to which such Person is a party, and that each will continue to rely on the waiver in their related future dealings. The Agent, the Collateral Agent, the Banks and the Guarantor further warrant and represent that each has reviewed this waiver with its legal counsel, and that each, knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT


347024-New York Server 4A              Exhibit K Page 9                EXECUTION

MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR TO ANY OTHER CREDIT DOCUMENT. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

            23. The obligation of the Guarantor to make payment in Dollars of any Guaranteed Obligations due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations. The obligation of the Guarantor to make payment in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations, and shall not be affected by judgment being obtained for any other sums due under this Guaranty.

            24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Agent.

            25. Subject to Section 20, in case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            26. It is the desire and intent of the Guarantor, the Banks, the Agent and the Collateral Agent that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of the Guarantor shall be deemed to be reduced and the Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


347024-New York Server 4A             Exhibit K Page 10                EXECUTION

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                                  "GUARANTOR"
                                                  [INSERT NAME OF SUBSIDIARY]


                                                  By____________________________
Accepted and Agreed to:                           Name:_________________________
                                                  Title:________________________
CREDIT SUISSE FIRST BOSTON
as Agent for the Banks


By:__________________________
Name:
Title:


347024-New York Server 4A             Exhibit K Page 11                EXECUTION

                                                                       EXHIBIT L

                           FOREIGN SUBSIDIARY GUARANTY

            SUBSIDIARY GUARANTY, dated as of [___] (as amended, restated, supplemented or otherwise modified from time to time, this "Guaranty"), made by [ ], a [country domicile] [entity structure] (the "Guarantor"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

                                   WITNESSETH:

            WHEREAS, Wireless Facilities, Inc., a Delaware corporation (the "Borrower"), the Banks and Credit Suisse First Boston, as administrative agent (the "Agent") and collateral agent (the "Collateral Agent"), have entered into an Amended and Restated Credit Agreement, dated as of [_________], 2001 (as amended, restated, supplemented or otherwise modified through the date hereof and from time to time thereafter, the "Credit Agreement"), providing for the making of Loans as contemplated therein,

            WHEREAS, the Guarantor is a Wholly-Owned Subsidiary of the Borrower;

            WHEREAS, it is an ongoing condition to the making of Loans under the Credit Agreement that the Guarantor shall have execute and deliver this Guaranty; and

            WHEREAS, the Guarantor will obtain benefits as a result of the Loans made to the Borrower under the Credit Agreement and, accordingly, desires to execute and deliver this Guaranty in order to satisfy the condition described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Banks and hereby covenants and agrees with the Agent, the Collateral Agent and each Bank as follows:

            1. The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on any Note issued under the Credit Agreement and of all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, obligations and liabilities, collectively, the "Guaranteed Obligations"). All payments by the Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 3.5 and 3.6 of the Credit Agreement.

            27. The Guarantor hereby waives, to the fullest extent permitted by law:

                  (1) notice of acceptance of this Guaranty and notice of any liability to which it may apply;

                  (2) presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Agent, the Collateral Agent or any Bank against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor);

                  (3) all rights and benefits that the Guarantor may have, now or at any time hereafter under, and any defense, right of setoff, claim or counterclaim whatsoever (other than payment and performance in full of all of the (Guaranteed Obligations) arising under, California Civil Code Sections 2809, 2810, 2815, 2819, 2820, 2821, 2839, 2845. 2847, 2848, 2849, 2850 and 2855, and
California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and all successor sections; and


347024-New York Server 4A                Exhibit L Page 1              EXECUTION

                  (4) all rights to require the Agent, the Collateral Agent or any Bank to marshal assets or to pursue any other remedy in the Agent's, the Collateral Agent's or any Bank's power.

            No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 2. In accordance with subsection 16(a) below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. Subsection 2(c) is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

            28. The Agent, the Collateral Agent and any Bank may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (1) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (3) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (4) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Banks and the Guarantor,

                  (5) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Agent, the Collateral Agent or the Banks regardless of what liabilities or liabilities of the Borrower remain unpaid;

                  (6) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements; and/or

                  (7) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

            29. The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Agent, the Collateral Agent or any Bank as contemplated in Section 3 of this Guaranty; or (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor. This Guaranty is a primary obligation of the Guarantor.

            30. If and to the extent that the Guarantor makes any payment to the Agent, the Collateral Agent, any Bank or to any other Person pursuant to or in respect of this Guaranty, any


347024-New York Server 4A                Exhibit L Page 2              EXECUTION
claim which the Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations.

            31. In order to induce the Banks to make the Loans pursuant to the Credit Agreement, the Guarantor makes the following representations, warranties and agreements:

                  (1) The Guarantor (i) is a duly organized and validly existing [entity type] in good standing under the laws of the jurisdiction of its establishment, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Guarantor has no Subsidiaries.

                  (2) The Guarantor has the power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Guarantor has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms (except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

                  (3) Neither the execution, delivery or performance by the Guarantor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the documents establishing the Guarantor.

                  (4) To the best knowledge of the Guarantor, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing
Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Credit Document to which the Guarantor is a party or (b) the legality, validity, binding effect or enforceability of any such Credit Document.

                  (5) There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

                  (6) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to any Bank (including, without limitation, all information contained herein) for purposes of or in connection with this Guaranty or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Guarantor in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  (7) The Guarantor has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other


347024-New York Server 4A              Exhibit L Page 3                EXECUTION
taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting practices in the country in which it is domiciled and those for which the failure to do so would cause a Material Adverse Effect. The Guarantor has paid, or has provided adequate reserves (in the good faith judgment of the management of the Guarantor) for the payment of, all income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  (8) [Include if the Guarantor is a corporation:] As of the date hereof, the authorized Capital Stock of the Guarantor consists [__________] common shares, with [______] shares currently issued and outstanding, all of which are registered in the name of the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. The Guarantor does not have outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

                  (9) [Complete if the Guarantor is not a corporation:] Borrower's ownership of the Guarantor consists of Borrower's ownership of all authorized, duly and validly issued [partnership interests/shares, etc.].

                  (10) To the best knowledge of the Guarantor, the Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in the jurisdictions in which Guarantor operates, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (11) To the best knowledge of the Guarantor, the Guarantor is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no significant strike, labor dispute, slowdown or stoppage pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it and (ii) to the best knowledge of the Guarantor, no union representation question existing with respect to the employees of the Guarantor and, to the best knowledge of the Guarantor, no union organizing activities are taking place, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                  (12) The Guarantor owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

                  (13) The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (14) The Guarantor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            32. The Guarantor covenants and agrees that on and after the date hereof and until the termination of the Commitments and the repayment in full of the Loans and Notes, together with interest, fees and all other Obligations incurred under the Credit Documents:

                  (1) Promptly, and in any event within four Business Days after an officer of the Guarantor obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending against the Guarantor which could reasonably be expected to have a Material Adverse Effect.


347024-New York Server 4A                Exhibit L Page 4              EXECUTION

                  (2) [not used]

                  (3) Promptly, copies of (i) all financial information and proxy materials, sent by the Guarantor to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements and prospectuses, if any which the Guarantor shall file with the SEC or any governmental agencies substituted therefor.

                  (4) From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

                  (5) The Guarantor will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting practices in the country in which it is domiciled and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Guarantor will permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Guarantor, any of the properties of the Guarantor, and to examine the books of record and account of the Guarantor and its Subsidiaries and discuss the affairs, finances and accounts of the Guarantor with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

                  (6) The Guarantor will (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described in Schedule 8 of the Credit Agreement, and (c) furnish to each Bank, upon written request, full information as to the insurance carried. The provisions of this Subsection shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the security documents that require the maintenance of insurance. The Guarantor shall ensure that each insurance policy maintained by the Guarantor names the Collateral Agent as loss payee and the Agent, the Collateral Agent and the Banks as additional insureds.

                  (7) The Guarantor will do all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Subsection shall prevent the withdrawal by the Guarantor of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

                  (8) The Guarantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  The Guarantor shall cause (i) each of its fiscal years to end on December 31 and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31.

                  (9) The Guarantor will perform. all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (10) [not used]

                  (11) Except as provided in the Credit Agreement, the Guarantor will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired.

                  (12) Except as provided in the Credit Agreement, the Guarantor will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or


347024-New York Server 4A                Exhibit L Page 5              EXECUTION
convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of Inventory, materials and Equipment in the ordinary course of business) of any Person.

                  (13) The Guarantor will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes, or purchase or otherwise acquire for a consideration any shares of any class of its Capital Stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its Capital Stock), except that the Guarantor may pay dividends or make distributions to the Borrower.

                  (14) Except as provided in the Credit Agreement, the Guarantor will not contract, create, incur, assume or suffer to exist any Indebtedness.

                  (15) Except as provided in the Credit Agreement, the Guarantor will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  (16) The Guarantor will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Guarantor, other than on terms and conditions substantially as favorable to the Guarantor as would be obtainable by the Guarantor at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  (17) Except as provided in the Credit Agreement, the Guarantor will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including capitalized lease obligations).

                  (18) The Guarantor will not (1) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Scheduled Indebtedness or any Subordinated Debt or (ii) amend or modify, or permit the amendment or modification of, any material provision of any Scheduled Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change its articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or bylaws, or any agreement entered into by it, with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock in each case, if the effect of such would be adverse to any Credit Party, the Collateral Agent, the Agent or any Bank.

                  (19) The Guarantor will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on its ability to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower, or pay any Indebtedness owed to the Borrower or another Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reasons of (x) applicable law,
(y) this Guaranty and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor.

                  (20) Except as provided in the Credit Agreement, the Guarantor shall not decrease the percentage ownership of the Guarantor by the Borrower. The Guarantor shall not issue any Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Capital Stock, except for (i) transfers and replacements of then outstanding shares of Capital Stock and (ii) stock splits, stock dividends and similar issuances


347024-New York Server 4A                Exhibit L Page 6              EXECUTION
which do not decrease the percentage ownership of the Borrower in any class of the Capital Stock of the Guarantor.

                  (21) Except as provided in the Credit Agreement, the Guarantor will not engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof or any business related or incidental thereto.

            33. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor, the Agent, the Collateral Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent or any Bank or the bolder of any Note to any other or further action in any circumstances without notice or demand.

            34. This Guaranty shall be binding upon the Guarantor and its successors and assigns.

            35. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except as provided in Section 10.13 of the Credit Agreement.

            36. The Guarantor acknowledges that it has received an executed (or conformed) copy of the Credit Agreement and is familiar with the contents thereof. The Guarantor represents and warrants that it is fully aware of the financial condition of the Borrower, and the Guarantor delivers this Guaranty based solely upon his own independent investigation of the Borrower's financial condition and in no part upon any representation or statement of the Agent, the Collateral Agent or any Bank with respect thereto. The Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the Borrower's financial condition as the Guarantor may deem material to the Guaranteed Obligations, and the Guarantor is not relying upon or expecting the Agent, the Collateral Agent or any Bank to furnish it any information in its possession concerning the Borrower's financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations. The Guarantor hereby waives any duty on the part of each of the Agent, the Collateral Agent or any Bank to disclose to the Guarantor any facts it may now or hereafter know about the Borrower, regardless of whether any such Person has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume, or has reason to believe that such facts are unknown to the Guarantor. The Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of continuing guaranty which includes, without limitation, the possibility that the Borrower will contract for additional indebtedness for which the Guarantor may be liable hereunder after the Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

            37. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest, or other notice of any kind to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) up to, but not exceeding, $[10,000,000] in the aggregate and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor to such Bank under this Guaranty, irrespective of whether or not such Bank shalt have made any demand hereunder and although said obligations, or any of them, shall be contingent or unmatured.


347024-New York Server 4A              Exhibit L Page 7                EXECUTION

            38. All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered:

                  if to the Guarantor, to:
                  [Guarantor Name]
                  c/o Wireless Facilities, Inc.
                  Bridge Pointe Corporate Centre,
                  4810 Eastgate Mall
                  San Diego, CA 92121

                  Attention Mr. Terry Ashwill
                  Telephone: (858) [228-2236]
                  Facsimile: (858) [228-2001]

            if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule 2 to the Credit Agreement; and

            if to the Agent, at its Notice Office;

or, as to the Guarantor or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Guarantor and the Agent. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

            39. If claim is ever made upon the Agent, any Bank or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            40. Any acknowledgment or new promise, whether by payment or principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Agent, the Collateral Agent, any Bank or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

            41. (a) THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS
LAW), BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                  (1) CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, AND THE GUARNANTOR BY EXECUTING AND DELIVERING THIS AGREEMENT, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY: (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE


347024-New York Server 4A              Exhibit L Page 8                EXECUTION

NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND ANY APPELLATE COURTS THEREFROM); (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13; (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (v) AGREES THAT AGENTS AND BANKS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BANKS IN THE COURTS OF ANY OTHER JURISDICTION. (1)

                  (2) THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE GUARANTOR, THE AGENT, THE COLLATERAL AGENT AND THE BANKS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, the Collateral Agent, the Banks and the Guarantor each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and the other Credit Documents to which such Person is a party, and that each will continue to rely on the waiver in their related future dealings. The Agent, the Collateral Agent, the Banks and the Guarantor further warrant and represent that each has reviewed this waiver with its legal counsel, and that each, knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR TO ANY OTHER CREDIT DOCUMENT. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

            42. The obligation of the Guarantor to make payment in Dollars of any Guaranteed Obligations due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations. The obligation of the Guarantor to make payment in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations, and shall not be affected by judgment being obtained for any other sums due under this Guaranty.

            43. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Agent.

            44. Subject to Section 20, in case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


347024-New York Server 4A                Exhibit L Page 9              EXECUTION

            45. It is the desire and intent of the Guarantor, the Banks, the Agent and the Collateral Agent that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of the Guarantor shalt be deemed to be reduced and the Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


347024-New York Server 4A                Exhibit L Page 10             EXECUTION

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                               "GUARANTOR"

                                               [INSERT NAME OF SUBSIDIARY]


                                               By:  ____________________________
                                                      Name:_____________________
                                                      Title:____________________

Accepted and Agreed to:

CREDIT SUISSE FIRST BOSTON
as Agent for the Banks


By:_________________________
Name:
Title:


347024-New York Server 4A                Exhibit L Page 11             EXECUTION